EXHIBIT 2

EXECUTION COPY

AGREEMENT AND PLAN OF MERGER

BY AND AMONG

ADVANCED BIOENERGY, LLC,

IRF ACQUISITION, LLC

AND

INDIANA RENEWABLE FUELS, LLC

MAY 11, 2006

i

Exhibits
Exhibit A	Form of Voting Agreement
Exhibit B	Form of Unitholder Agreements
Exhibit C	Form of Escrow Agreement
Exhibit D	Form of Non-Competition Agreement
Exhibit E	Form of Legal Opinion of Drewry Simmons Vornehm, LLP
Exhibit F	Form of Board Observation Agreement
Exhibit G	Form of Surviving Company Operating Agreement

Schedules
3.1	IRF Organization
3.2	IRF Capital Structure
3.3(c)	Governmental Approval
3.4(a)	IRF Financial Statements
3.4(c)	IRF Undisclosed Liabilities
3.5(d)	IRF Tax Matters
3.6(m)	Absence of Certain Changes or Events
3.7	Title and Related Matters
3.8	IRF Proprietary Rights
3.9	IRF Employee Benefit Plans
3.10	IRF Bank Accounts
3.11(a)(1)	IRF Signed Contracts
3.11(a)(2)	IRF Unsigned Contracts
3.11(a)(3)	Real Estate Options
3.11(d)	IRF Indemnity Obligations
3.12	IRF Commitments to Purchase Supplies
3.13	IRF Compliance with Law
3.14	IRF Labor Matters
3.17	IRF Employee Agreements
3.18	IRF Insurance
3.19	IRF Accounts Receivable
3.24	IRF Corporate Documents
4.2	ABE Capital Structure
5.1(c)	Parachute Payment Waiver
5.6	IRF Material Consents
7.8	Surviving Company Directors
8.2	IRF Employees

AGREEMENT AND PLAN OF MERGER

THIS AGREEMENT AND PLAN OF MERGER, dated as of May 11, 2006 (this “Agreement”), is entered into by and among Advanced BioEnergy, LLC, a Delaware limited liability company (“ABE”), IRF Acquisition, LLC, an Indiana limited liability company and a wholly owned subsidiary of ABE (“Merger Sub”), and Indiana Renewable Fuels, LLC, an Indiana limited liability company (“IRF”).

RECITALS

A.            The boards of directors of ABE, Merger Sub and IRF deem it advisable and in the best interests of each limited liability company and their respective members that ABE and IRF combine in order to advance the long-term business interests of ABE and IRF.

B.            The combination of ABE and IRF shall be effected by the terms of this Agreement through a transaction in which Merger Sub will merge with and into IRF, IRF will become a wholly owned subsidiary of ABE and substantially all of the members of IRF will become members of ABE (the “Merger”).

C.            As a condition and inducement to ABE’s willingness to enter into this Agreement, certain IRF members have, concurrently with the execution of this Agreement, executed and delivered Voting Agreements in the form attached hereto as Exhibit A (the “Voting Agreements”), pursuant to which such members have, among other things, agreed to vote their IRF units in favor of the Merger and to grant ABE irrevocable proxies to vote such units.

D.            As a further condition and inducement to ABE’s willingness to enter into this Agreement, certain unitholders of IRF will execute and deliver to ABE Unitholder Agreements in the form attached hereto as Exhibit B (the “Unitholder Agreements”) and all unitholders of IRF will execute and deliver to ABE Non-Competition Agreements in the form attached hereto as Exhibit D (the “Non-Competition Agreements”).

In consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth below, the parties agree as follows:

ARTICLE I

THE MERGER

Section 1.1             Effective Time of the Merger.

(a)           Subject to the provisions of this Agreement, a certificate of merger (the “Certificate of Merger”) in such mutually acceptable form as is required by the relevant provisions of the Indiana Business Flexibility Act (“Indiana Law”) shall be duly executed and delivered by the parties hereto and thereafter delivered to the Secretary of State of the State of Indiana for filing on the Closing Date (as defined below).

(b)           The Merger shall become effective upon the due and valid filing of the Certificate of Merger with the Secretary of State of the State of Indiana or at such time thereafter as is provided in the Certificate of Merger (the “Effective Time”).

Section 1.2             Closing. The closing of the Merger (the “Closing”) will take place at 10:00 a.m., Indianapolis time, on a date (the “Closing Date”) to be specified by ABE and IRF, which shall be no later than the second business day after satisfaction or waiver of the latest to occur of the conditions set forth in Article VIII, at the offices of Drewry Simmons Vornehm, LLP, 8888 Keystone Crossing, Suite 1200, Indianapolis, Indiana, unless another date, time or place is agreed to in writing by ABE and IRF. The parties endeavor to complete the Closing on or prior to June 12, 2006.

Section 1.3             Effects of the Merger.

(a)           At the Effective Time (i) the separate existence of Merger Sub shall cease and Merger Sub shall be merged with and into IRF (Merger Sub and IRF are sometimes referred to herein as the “Constituent Companies” and IRF following consummation of the Merger is sometimes referred to herein as the “Surviving Company”), (ii) the Articles of Organization of Merger Sub shall be the Articles of Organization of the Surviving Company and (iii) the Operating Agreement of Merger Sub as in effect immediately prior to the Effective Time shall become the Operating Agreement of the Surviving Company.

(b)           At the Effective Time, the effect of the Merger shall be as provided in the applicable provisions of Indiana Law. Without limiting the generality of the foregoing, at and after the Effective Time, the Surviving Company shall possess all the rights, privileges, powers and franchises, and be subject to all the restrictions, disabilities and duties of each of the Constituent Companies.

Section 1.4             Directors and Officers. The directors of Merger Sub immediately prior to the Effective Time shall become the directors of the Surviving Company, each to hold office in accordance with the Articles of Organization and Operating Agreement of the Surviving Company, and the officers of Merger Sub immediately prior to the Effective Time shall become the officers of the Surviving Company, in each case until their respective successors are duly elected or appointed and qualified.

ARTICLE II

CONVERSION OF SECURITIES

Section 2.1             Conversion of Units. At the Effective Time, by virtue of the Merger and without any action on the part of the holder of any membership unit of IRF (“IRF Units”) or units of Merger Sub:

(a)           Units of Merger Sub. Each issued and outstanding unit of Merger Sub shall be converted into and become one fully paid and nonassessable unit of the Surviving Company.

(b)           Cancellation of ABE-Owned and IRF-Owned Units. Any IRF Units that are owned by ABE, Merger Sub or IRF shall be canceled and retired and shall cease to exist and no unit of ABE or other consideration shall be delivered in exchange.

(c)           Conversion of IRF Units. Subject to Sections 2.2 and 2.5, each issued and outstanding IRF Unit (other than IRF Units to be canceled in accordance with Section 2.1(b) shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into, at the election of each individual holder of IRF Units, the right to receive either: (A) 500 fully paid and nonassessable of ABE Units; or (B) $5,000 in cash; provided, that in the aggregate, IRF’s members must elect to receive at least 250,000 ABE Units. All such IRF Units, when so converted, shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder of a certificate representing any such IRF Units shall cease to have any rights with respect thereto, except the right to receive ABE Units or cash in consideration therefor upon the surrender of such certificate in accordance with Section 2.3. For purposes of this Agreement, “ABE Unit” means one membership unit of ABE.

Section 2.2             Escrow Agreement. At the Effective Time, ABE will, on behalf of the holders of IRF Units, withhold 75,000 ABE Units issuable to such holders pursuant to Section 2.1 of this Agreement (such ABE Units, the “Escrow Amount”). The Escrow Amount shall be held in escrow on behalf of the persons who are the holders of IRF Units immediately prior to the Effective Time (the “Former IRF Unitholders”), in accordance with each Former IRF Unitholder’s Pro Rata Share (as defined below). The Escrow Amount shall be held and applied pursuant to the provisions of this Agreement and an escrow agreement in the form attached hereto as Exhibit C (the “Escrow Agreement”). “Pro Rata Share” means, with respect to any Former IRF Unitholder, the fraction obtained by dividing (A) the number of ABE Units placed in escrow on behalf of the Former IRF Unitholder by (B) the Escrow Amount.

Section 2.3             Exchange of Certificates.

(a)           From and after the Effective Time, each holder of an outstanding certificate or certificates (“Certificates”) that represented IRF Units immediately prior to the Effective Time shall have the right to surrender each Certificate to ABE (or at ABE’s option, an exchange agent to be appointed by ABE) and, in exchange for all Certificates held by such holder, to receive, as soon as reasonably practicable following the surrender of such Certificates, cash or a certificate representing the number of ABE Units into which the IRF Units evidenced by the Certificates so surrendered shall have been converted pursuant to the provisions of Section 2.1 of this Agreement. The surrender of Certificates shall be accompanied by duly completed and executed Letters of Transmittal in such form as may be reasonably specified by ABE. Until surrendered, each outstanding Certificate, which prior to the Effective Time represented IRF Units, shall be deemed for all corporate purposes to evidence ownership of cash or number of ABE Units into which the IRF Units have been converted but shall have no other rights. From and after the Effective Time, the holders of IRF Units shall cease to have any rights in respect of such units and their rights shall be solely in respect of the cash or ABE Units into which such IRF Units have been converted. From and after the Effective Time, there shall be no further registration of transfers on the records of IRF of IRF Units outstanding immediately prior to the Effective Time.

(b)           If any ABE Units are to be issued in the name of a person other than the person in whose name the Certificate(s) surrendered in exchange therefor is registered, it shall be a condition to the issuance of such ABE Units that (i) the Certificate(s) so surrendered shall be transferable, and shall be properly assigned, endorsed or accompanied by appropriate stock powers, (ii) such transfer shall otherwise be proper and (iii) the person requesting such transfer shall pay ABE, or its exchange agent, any transfer or other taxes payable by reason of the foregoing or establish to the satisfaction of ABE that such taxes have been paid or are not required to be paid. Notwithstanding the foregoing, neither ABE nor IRF shall be liable to a holder of IRF Units for ABE Units issuable to such holder pursuant to the provisions of Article II of this Agreement that are delivered to a public official pursuant to applicable abandoned property, escheat or similar laws.

(c)           In the event any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed, ABE shall issue in exchange for such lost, stolen or destroyed Certificate the cash or ABE Units issuable in exchange therefor pursuant to the provisions of Article II of this Agreement. The board of directors of ABE may in its discretion and as a condition precedent to the issuance thereof, require the owner of the lost, stolen or destroyed Certificate to provide to ABE an indemnity agreement or bond against any claim that may be made against ABE with respect to the Certificate alleged to have been lost, stolen or destroyed.

Section 2.4             Distributions with Respect to Unexchanged Units. No dividends or other distributions declared or made after the Effective Time with respect to ABE Units with a record date after the Effective Time shall be paid to the holder of any unsurrendered Certificate with respect to the ABE Units represented thereby until the holder of record of such Certificate shall surrender such Certificate. Subject to the effect of applicable laws, following surrender of any such Certificate, there shall be paid to the record holder of the certificates representing ABE Units issued in exchange therefor, without interest, (i) at the time of such surrender, the amount of any dividends or other distributions with a record date after the Effective Time previously paid with respect to such ABE Units, and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but prior to surrender and a payment date subsequent to surrender payable with respect to such ABE Units.

Section 2.5             No Fractional Units. No certificate or scrip representing fractional ABE Units shall be issued upon the surrender for exchange of Certificates, and such fractional unit interests will not entitle the owner thereof to vote or to any rights of a unitholder of ABE. Notwithstanding any other provision of this Agreement, each holder of IRF Units exchanged pursuant to the Merger who would otherwise have been entitled to receive a fraction of a ABE Unit (after taking into account all Certificates delivered by such holder) shall receive, in lieu thereof, cash (without interest) in an amount equal to such fraction of a ABE Unit multiplied by $10.00.

Section 2.6             Required Withholding. Each of ABE, Merger Sub and any exchange agent that may be appointed by ABE shall be entitled to deduct and withhold from any consideration payable or otherwise deliverable pursuant to this Agreement to any holder or former holder of IRF Units such amounts as may be required to be deducted or withheld therefrom under the Internal Revenue Code of 1986 or under any provision of state, local or foreign Tax law or under any other applicable law. To the extent such amounts are so deducted or withheld, such amount shall be treated for all purposes under this Agreement as having been paid to the person to whom such amounts would otherwise have been paid.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF COMPANY

IRF represents and warrants to ABE and Merger Sub that the statements contained in this Article III are true and correct, except as expressly set forth in the disclosure schedule delivered by IRF to ABE on or before the date of this Agreement (the “IRF Disclosure Schedule”). The IRF Disclosure Schedule shall be arranged in paragraphs corresponding to the numbered and lettered paragraphs contained in this Article III.

Section 3.1             Organization of IRF. IRF is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Indiana, has all requisite corporate power to own, lease and operate its property and to carry on its business as now being conducted, and is duly qualified or licensed to do business and is in good standing as a foreign corporation in each jurisdiction in which the nature of its business or ownership or leasing of properties makes such qualification or licensing necessary and where the failure to be so qualified or licensed could reasonably be expected to result in a material adverse effect on the business, assets (including intangible assets), liabilities, condition (financial or otherwise), property, prospects or results of operations (a “Material Adverse Effect”) of IRF. The IRF Disclosure Schedule contains a true and complete listing of the locations of all offices, manufacturing facilities, and any other offices or facilities of IRF and a true and complete list of all states in which IRF maintains any employees. The IRF Disclosure Schedule contains a true and complete list of all states in which IRF is duly qualified or licensed to transact business as a foreign corporation.

Section 3.2             IRF Capital Structure.

(a)           The authorized IRF Units consists of 726 units. As of the date of this Agreement, there are 726 IRF Units issued and outstanding, all of which are validly issued, fully paid and nonassessable and none of which are subject to repurchase rights. The issued and outstanding IRF Units are held of record by the members of IRF as set forth and identified in Section 3.2(a) of the IRF Disclosure Schedule. All outstanding IRF Units were issued in compliance with applicable federal and state securities laws. Except as set forth in the IRF Disclosure Schedule, there are no obligations, contingent or otherwise, of IRF to repurchase, redeem or otherwise acquire any IRF Units or make any investment (in the form of a loan, capital contribution or otherwise) in any other entity. On the Closing Date, IRF shall deliver to ABE updated Sections 2.1(e), 2.1(f) and 3.2(a) of the IRF Disclosure Schedule setting forth the capitalization of IRF at the Effective Time.

(b)           There are no equity securities of IRF, or any security exchangeable into or exercisable for such equity securities, issued, reserved for issuance or outstanding. There are no options, warrants, equity securities, calls, rights, commitments, understandings or agreements of any character to which IRF is a party or by which it is bound obligating IRF to issue, deliver or sell, or cause to be issued, delivered or sold, additional units or membership interests of IRF or obligating IRF to grant, extend or enter into any such option, warrant, equity security, call, right, commitment or agreement. Except as set forth in the IRF Disclosure Schedule, IRF is not in active discussion, formal or informal, with any person or entity regarding the issuance of any form of additional IRF equity that has not been issued or committed to prior to the date of this Agreement. Except as provided in this Agreement and the other Transaction Documents (as defined in Section 3.3(a)) or any transaction contemplated hereby or thereby, there are no voting trusts, proxies or other agreements or understandings with respect to the voting of the IRF Units. No IRF unitholder had the right, whether pursuant to applicable law, contract or otherwise, to purchase or acquire any portion of a prior issuance of IRF securities that was not satisfied, waived (including, if applicable, through the expiration of a relevant notice period) to the extent not satisfied or validly cancelled.

Section 3.3             Authority; No Conflict; Required Filings and Consents.

(a)           IRF has all requisite corporate power and authority to enter into this Agreement and all Transaction Documents to which it is or will become a party and to consummate the transactions contemplated by this Agreement and such Transaction Documents. The execution and delivery of this Agreement and such Transaction Documents and the consummation of the transactions contemplated by this Agreement and such Transaction Documents have been duly authorized by all necessary corporate action on the part of IRF, subject only to the approval of the Merger by IRF’s members under the provisions of Indiana Law and the Operating Agreement of IRF (the “IRF Operating Agreement”). This Agreement has been and such Transaction Documents have been or, to the extent not executed by IRF as of the date hereof, will be duly executed and delivered by IRF. This Agreement and each of the Transaction Documents to which IRF is a party constitutes, and each of the Transaction Documents to which IRF will become a party, when executed and delivered by IRF, will constitute, assuming the due authorization, execution and delivery by the other parties hereto and thereto, the valid and binding obligation of IRF, enforceable by ABE against IRF in accordance with their respective terms, except to the extent that enforceability may be limited by applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting the enforcement of creditors’ rights generally and by general principles of equity, regardless of whether such enforceability is considered in a proceeding at law or in equity. For purposes of this Agreement, “Transaction Documents” means all documents or agreements required to be delivered by any party under this Agreement including the Certificate of Merger, the Escrow Agreement, the Unitholder Agreements, the Non-Competition Agreements and the Voting Agreements.

(b)           The execution and delivery by IRF of this Agreement and the Transaction Documents to which it is or will become a party does not, and the consummation of the transactions contemplated by this Agreement and the Transaction Documents to which it is or will become a party will not, (i) conflict with, or result in any violation or breach of any provision of IRF’s Articles of Organization or the IRF Operating Agreement, (ii) result in any violation or breach of, or constitute (with or without notice or lapse of time, or both) a default (or give rise to a right of termination, cancellation or acceleration of any obligation or loss of any benefit) under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, contract or other agreement, instrument or obligation to which IRF is a party or by which it or any of its properties or assets may be bound, or (iii) conflict with or violate any foreign, federal, state, local or municipal laws, statutes, ordinances, regulations and rules, and all orders, writs injunctions, awards, judgments and decrees applicable to the assets, properties and business (and any regulations promulgated thereunder).

(c)           None of the execution and delivery by IRF of this Agreement or of any other Transaction Document to which IRF is or will become a party or the consummation of the transactions contemplated by this Agreement or such Transaction Document will require any consent, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other governmental authority or instrumentality (“Governmental Entity”), except for (i) the filing of the Certificate of Merger with the Indiana Secretary of State, (ii) such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable federal and state securities laws, and (iii) such other consents, authorizations, filings, approvals and registrations that are listed on the IRF Disclosure Schedule.

(d)           IRF and its board of directors have taken all actions such that the restrictive provisions of any “fair price,” “moratorium,” “control share acquisition,” “business combination,” “interested member” or other similar anti-takeover statute or regulation, and any anti-takeover provision in the governing documents of IRF will not be applicable to any of IRF, ABE or the Surviving Company, or to the execution, delivery of, or performance of the transactions contemplated by this Agreement or the Voting Agreements, including the consummation of the Merger or any of the other transactions contemplated thereby.

Section 3.4             Financial Statements; Absence of Undisclosed Liabilities.

(a)           IRF has delivered to ABE copies of IRF’s unaudited balance sheet as of December 31, 2005 (the “IRF Balance Sheet”) and the related unaudited statements of operations, members’ equity and cash flow for the year then ended (together with the IRF Balance Sheet, the “IRF Financial Statements”).

(b)           The IRF Financial Statements are in accordance with the books and records of IRF and present fairly in all material respects, subject to adjustments approved by both ABE and IRF, the financial position, results of operations and cash flows of IRF as of their historical dates and for the periods indicated. The IRF Financial Statements have been prepared in accordance with generally accepted accounting principles (“GAAP”) applied on a basis consistent with prior periods.

(c)           IRF has no material debt, liability or obligation of any nature, whether accrued, absolute, contingent or otherwise, and whether due or to become due, that is not reflected or reserved against in the IRF Balance Sheet, except for those that may have been incurred after the date of the IRF Balance Sheet, and except for those not required by generally accepted accounting principles to be reflected on the IRF Balance Sheet. All debts, liabilities, and obligations incurred after the date of the IRF Balance Sheet were incurred in the ordinary course of business.

Section 3.5             Tax Matters.

(a)           For purposes of this Agreement, the following definitions shall apply:

(i)            The term “Taxes” shall mean all taxes, however denominated, including any interest, penalties or other additions to tax that may become payable in respect thereof, (A) imposed by any federal, territorial, state, local or foreign government or any agency or political subdivision of any such government, which taxes shall include, without limiting the generality of the foregoing, all income or profits taxes (including but not limited to, federal income taxes and state income taxes), payroll and employee withholding taxes, unemployment insurance, social security taxes, sales and use taxes, ad valorem taxes, excise taxes, franchise taxes, gross receipts taxes, business license taxes, occupation taxes, real and personal property taxes, stamp taxes, environmental taxes, ozone depleting chemicals taxes, transfer taxes, workers’ compensation, Pension Benefit Guaranty Corporation premiums and other governmental charges, and other obligations of the same or of a similar nature to any of the foregoing, which are required to be paid, withheld or collected, (B) any liability for the payment of amounts referred to in (A) as a result of being a member of any affiliated, consolidated, combined or unitary group, or (C)

any liability for amounts referred to in (A) or (B) as a result of any obligations to indemnify another person.

(ii)           The term “Returns” shall mean all reports, estimates, declarations of estimated tax, information statements and returns relating to, or required to be filed in connection with, any Taxes, including information returns or reports with respect to backup withholding and other payments to third parties.

(b)           All Returns required to be filed prior to the date hereof by or on behalf of IRF have been duly filed on a timely basis, and such Returns are true, complete and correct in all material respects. All Taxes shown to be payable on such Returns or on subsequent assessments with respect thereto, and all payments of estimated Taxes required to be made prior to the date hereof by or on behalf of IRF have been paid in full on a timely basis and no other Taxes are payable by IRF with respect to items or periods covered by such Returns (whether or not shown on or reportable on such Returns). IRF has withheld and paid over all Taxes required to have been withheld and paid over prior to the date hereof, and complied with all information reporting and backup withholding requirements, including maintenance of required records with respect thereto, in connection with amounts paid or owing to any employee, creditor, independent contractor or other third party. To its knowledge, IRF has received, from each employee who holds IRF Units that are subject to a substantial risk of forfeiture as of the date hereof, a copy of the election(s) made under Section 83(b) of the Code with respect to all such IRF Units, and such elections were validly made and filed with the Internal Revenue Service in a timely fashion. There are no liens on any of the assets of IRF with respect to Taxes, other than liens for Taxes not yet due and payable or for Taxes that IRF is contesting in good faith through appropriate proceedings and for which appropriate reserves have been established on the IRF Balance Sheet. IRF has not at any time been (i) a member of an affiliated group of companies filing consolidated, combined or unitary income or franchise tax returns, or (ii) a member of any partnership or joint venture for a period for which the statue of limitations for any Tax potentially applicable as a result of such membership has not expired.

(c)           The amount of IRF’s liability for unpaid Taxes (whether actual or contingent) for all periods through the date of the IRF Balance Sheet does not, in the aggregate, exceed the amount of the current liability accruals for Taxes reflected on the IRF Balance Sheet, and the IRF Balance Sheet reflects proper accrual in accordance with generally accepted accounting principles applied on a basis consistent with prior periods of all liabilities for Taxes payable after the date of the IRF Balance Sheet attributable to transactions and events occurring prior to such date. No material amount of taxable income or liability for Taxes has been realized or incurred (or prior to and including the Effective Time will be realized or incurred) since such date other than in the ordinary course of business.

(d)           ABE has been furnished by IRF with true and complete copies of (i) income tax audit reports, statements of deficiencies, closing or other agreements received by or on behalf of IRF relating to Taxes, and (ii) all federal and state income or franchise tax Returns and state sales and use tax Returns for or including IRF for all periods since the inception of IRF. IRF does not do business in or derive income from any state other than states for which Returns have been duly filed and furnished to ABE.

(e)           The Returns of or including IRF have never been audited by a government or taxing authority, nor is any such audit in process, pending or, to IRF’s knowledge, threatened (either in writing or verbally, formally or informally). No deficiencies exist or have been asserted (either in writing or verbally, formally or informally), and IRF has not received notice (either in writing or verbally, formally or informally) that it has not filed a Return or paid Taxes required to be filed or paid. IRF is neither a party to any action or proceeding for assessment or collection of Taxes, nor has such event been asserted or threatened (either in writing or orally, formally or informally) against IRF or any of its assets. No waiver or extension of any statute of limitations is in effect with respect to Taxes or

Returns of IRF. IRF has disclosed on its federal and state income and franchise tax Returns all positions taken therein that could give rise to a substantial understatement penalty or comparable provisions of applicable state, local, foreign or other tax laws.

(f)            Except as may be required as a result of the Merger, IRF and its subsidiaries have not been and will not be required to include any material adjustment in Taxable income for any Tax period (or portion thereof) or any comparable provision under state or foreign Tax laws as a result of transactions, events or accounting methods employed prior to the Closing.

(g)           IRF is not, nor has it ever been, a party to any tax sharing agreement.

(h)           IRF is not, nor has it been, a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code, and ABE is not required to withhold tax by reason of Section 1445 of the Code. IRF is not a “consenting corporation” under Section 341(f) of the Code. IRF has not entered into any compensatory agreements with respect to the performance of services which payment thereunder would result in a nondeductible expense to IRF pursuant to Section 280G of the Code or an excise tax to the recipient of such payment pursuant to Section 4999 of the Code. IRF has not agreed to, nor is it required to make any adjustment under Code Section 481(a) by reason of, a change in accounting method. IRF is not, nor has it been, a “reporting corporation” subject to the information reporting and record maintenance requirements of Section 6038A and the regulations thereunder. IRF is in compliance with the terms and conditions of any applicable tax exemptions, agreements or orders of any foreign government to which it may be subject or which it may have claimed, and the transactions contemplated by this Agreement will not have any adverse effect on such compliance.

(i)            IRF has not constituted either a “distributing corporation” or a “controlled corporation” in a distribution of IRF Units intended to qualify for tax-free treatment under Section 355 of the Code.

Section 3.6            Absence of Certain Changes or Events. Since December 31, 2005, IRF has operated its business in the ordinary course consistent with its past practices, and since such date there has not been with respect to IRF any:

(a)           Material Adverse Effect on IRF or any change, event, circumstance, condition or effect that would reasonably be expected to result in a Material Adverse Effect on IRF;

(b)           amendment or change in its Articles of Incorporation or IRF Operating Agreement;

(c)           incurrence, creation or assumption of:  (i) any material Encumbrance on any of its assets or properties (other than Permitted Encumbrances), (ii) any material liability for borrowed money or (iii) any material liability as a guarantor or surety with respect to the obligations of others;

(d)           acceleration or release of any right to repurchase IRF Units upon a unitholder’s termination of employment or services with it or pursuant to any right of first refusal;

(e)           payment or discharge of any Encumbrance on any of its assets or properties, or, other than in the ordinary course of business, payment or discharge of any of its liabilities, in each case that was not: (i) shown on the IRF Balance Sheet; or (ii) incurred in the ordinary course of its business consistent with its past practices after the date of the IRF Balance Sheet in an amount not in excess of $10,000 for any single liability to a particular creditor;

(f)            damage, destruction or loss of any material property or material asset, whether or not covered by insurance;

(g)           declaration, setting aside or payment of any dividend on, or the making of any other distribution in respect of, IRF Units or any split, combination or recapitalization of IRF Units or any direct or indirect redemption, purchase or other acquisition of any of IRF Units or any change in any rights, preferences, privileges or restrictions of any of its outstanding securities;

(h)           material change or increase in the compensation payable or to become payable to any of its officers, directors, employees or independent contractors, or in any bonus, pension, severance, retention, insurance or other benefit payment or arrangement (including membership unit awards, option grants or unit appreciation rights) made to or with any of such officers, directors, employees or independent contractors or agents or made any material modification of any “nonqualified deferred compensation plan” as defined in Code Section 409A;

(i)            material change with respect to its management, supervisory or other key personnel, any termination of employment of a material number of employees or independent contractors, or any labor dispute or claim of unfair labor practices;

(j)            liability incurred by it to any of its officers, directors or members, except for normal and customary compensation and expense allowances payable to officers in the ordinary course of its business consistent with its past practices;

(k)           making by it of any loan, advance or capital contribution to, or any investment in, any of its officers, directors or unitholders or any firm or business enterprise in which any such person had a direct or indirect material interest at the time of such loan, advance, capital contribution or investment;

(l)            entering into, amendment of, relinquishment, termination or nonrenewal of any IRF Material Contract (as defined in Section 3.11) other than in the ordinary course of its business consistent with its past practices, any default by IRF under any such Contract, or any written or, to IRF’s knowledge, oral indication or assertion by the other party thereto of any material problems with its services or performance under such Contract or such other party’s desire to so amend in any material respect, relinquish, terminate or not renew any such Contract;

(m)          entering into by it of any Contract that by its terms requires or contemplates a current and/or future financial commitment, expense or obligation on its part that involves in excess of $10,000 per annum;

(n)           making or entering into any Contract with respect to any acquisition, sale or transfer of any material asset of IRF that is not entered into in the ordinary course of its business consistent with past practices;

(o)           any material change in accounting policies, methods or practices (including any change in depreciation or amortization policies or rates or revenue recognition policies), any change in Tax elections or methods or any revaluation of any of its assets;

(p)           any deferral of the payment of any accounts payable, or any discount, accommodation or other concession made in order to accelerate or induce the collection of any receivable, in each case other than in the ordinary course of business consistent with past practice;

(q)           payment, directly or indirectly, of any material liability before the same became due and payable in accordance with its terms or otherwise than in the ordinary course of its business consistent with past practice; or

(r)            announcement of, any negotiation by or any entry into any Contract to do any of the things described in the preceding clauses (a) through (q) (other than negotiations and agreements with ABE and its representatives regarding the transactions contemplated by this Agreement).

Section 3.7             Title and Related Matters. IRF has good and valid title to all its properties, interests in properties and assets, real and personal, free and clear of all Encumbrances, except the lien of current taxes not yet due and payable and minor imperfections of and encumbrances on title, if any, as do not materially detract from the value of or interfere with the present use of the property affected thereby (each, a “Permitted Encumbrance”). The equipment of IRF used in the operation of its business is (i) adequate for the business conducted by IRF and (ii) in good operating condition and repair, ordinary wear and tear excepted. All personal property leases to which IRF is a party are valid, binding, enforceable against the parties thereto and in effect in accordance with their respective terms, except to the extent that enforceability may be limited by applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting the enforcement of creditors’ rights generally and by principles of equity, regardless of whether such enforceability is considered in a proceeding at law or in equity. To the knowledge of IRF, there is not under any of such leases any existing default or event of default or event which, with notice or lapse of time or both, would constitute a default. The IRF Disclosure Schedule contains a description of all real property owned by IRF and all items of personal property with an individual net book value in excess of $5,000 and real property leased by IRF, describing its interest in said property. True and correct copies of IRF’s real property and personal property leases have been provided to ABE or its representatives.

Section 3.8             Proprietary Rights.

(a)           IRF owns all right, title and interest in and to all patents, patent applications, invention disclosures, copyrights, applications to register copyrights, technology, software, software tools, know-how, processes, trade secrets, trademarks, service marks, trade names (and applications to register trademarks, service marks and trade names), Internet domain names, moral rights and all other proprietary rights used in the conduct of IRF’s business as conducted to the date of this Agreement and as proposed to be conducted, free and clear of all liens, claims and encumbrances (including without limitation licensing and distribution rights) (all of which are referred to as “IRF Proprietary Rights”). The IRF Disclosure Schedule contains an accurate and complete (i) description of all patents, trademarks (with separate listings of registered and unregistered trademarks), trade names, Internet domain names and registered copyrights included in the IRF Proprietary Rights and all applications and registration statements therefor, including the jurisdictions in which each such IRF Proprietary Right has been issued or registered or in which any such application of such issuance and registration has been filed, (ii) list of all licenses and other agreements with third parties (the “Third Party Licenses”) relating to any material patents, copyrights, trade secrets, software, inventions, technology, know-how, processes or other proprietary rights that IRF is licensed or otherwise authorized by such third parties to use, market, distribute or incorporate in IRF products (such patents, copyrights, trade secrets, software, inventions, technology, know-how, processes or other proprietary rights are collectively referred to as the “Third Party Technology”) and (iii) list of all licenses and other agreements with third parties relating to any material information, compilations, data lists or databases that IRF is licensed or otherwise authorized by such third parties to use, market, disseminate distribute or incorporate in IRF’s products. All of the IRF Proprietary Rights are, other than with respect to patent applications and other applications for proprietary rights, valid, enforceable and in full force and effect, IRF is the record owner of the IRF Proprietary Rights, and consummation of the transactions contemplated by this Agreement will not alter or impair any such rights. No claims have been asserted or threatened against IRF (and IRF is not aware of any claims which are likely to be asserted or threatened against IRF or which have been asserted or threatened against others relating to IRF Proprietary Rights or IRF’s products) by any person challenging IRF’s use, possession, manufacture, sale or distribution of IRF products under any IRF Proprietary Rights (including, without limitation, the Third Party Technology) or challenging or questioning the validity or effectiveness of any material license or agreement relating thereto (including, without limitation, the Third Party Licenses) or alleging a violation of any person’s or entity’s privacy, personal or confidentiality rights. None of IRF’s products nor the use or exploitation of any IRF Proprietary Rights or the Third Party Technology in IRF’s current business infringes on the rights of or constitutes misappropriation of any proprietary information or intangible property right of any third person or entity, including without limitation any patent, trade secret, copyright, trademark or trade name, and IRF has not been sued or named in any suit, action or proceeding which involves a claim of such infringement, misappropriation or unfair competition.

(b)           To IRF’s knowledge, no employee, contractor or consultant of IRF is in violation in any material respect of any term of any written employment contract, patent disclosure agreement or any other written contract or agreement relating to the relationship of any such employee, consultant or contractor with IRF or, to IRF’s knowledge, any other party because of the nature of the business conducted by IRF or proposed to be conducted by IRF. The IRF Disclosure Schedule lists all employees, contractors and consultants who have participated in any way in the development of any material portion of the IRF Proprietary Rights.

(c)           Each person presently or previously a member of IRF has executed a confidentiality agreement pursuant to the form of agreement previously provided to ABE or its representatives.

(d)           To IRF’s knowledge, no current or former employee, consultant or independent contractor of IRF:  (i) is in material violation of any term or covenant of any employment contract, patent disclosure agreement, invention assignment agreement, nondisclosure agreement, noncompetition agreement or any other contract with any other party by virtue of such employee’s, consultant’s or independent contractor’s being employed by, or performing services for, IRF or using trade secrets or proprietary information of others without permission; or (ii) has developed any technology, software or other copyrightable, patentable or otherwise proprietary work for IRF that is subject to any contract under which such employee, consultant or independent contractor has assigned or otherwise granted to any third party any rights in or to such technology, software or other copyrightable, patentable or otherwise proprietary work.

(e)           To IRF’s knowledge, there is no material unauthorized use, disclosure, infringement or misappropriation of any IRF Proprietary Rights, or any Third Party Technology to the extent licensed by or through IRF, by any third party, including any employee, former employee or independent contractor of IRF. IRF has not entered into any agreement to indemnify any other person against any charge of infringement of any IRF Proprietary Rights.

(f)            IRF has taken all steps customary and reasonable in its industry to protect and preserve the confidentiality and proprietary nature of all IRF Proprietary Rights and other confidential information not otherwise protected by patents, patent applications or copyright (“Confidential Information”). All use, disclosure or appropriation by IRF or, to the best knowledge of IRF, by another party pursuant to rights granted to it by IRF, of Confidential Information owned by IRF to a third party has been pursuant to the terms of a written agreement between IRF and such third party. All use, disclosure or appropriation by IRF of Confidential Information not owned by IRF has been pursuant to the terms of a written agreement between IRF and the owner of such Confidential Information, or is otherwise lawful.

Section 3.9             Employee Benefit Plans.

(a)           The IRF Disclosure Schedule lists, with respect to IRF and any trade or business (whether or not incorporated) that is treated as a single employer with IRF (an “ERISA Affiliate”) within the meaning of Section 414(b), (c), (m) or (o) of the Code, (i) all employee benefit plans (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), (ii) each loan to a non-officer employee, loans to officers and directors and any unit option, unit purchase, phantom unit, unit appreciation right, supplemental retirement, severance, sabbatical, medical, dental, vision care, disability, employee relocation, cafeteria benefit (Code Section 125) or dependent care (Code Section 129), life insurance or accident insurance plans, programs or arrangements, (iii) all bonus, pension, profit sharing, savings, deferred compensation or incentive plans, programs or arrangements, (iv) other fringe or employee benefit plans, programs or arrangements that apply to senior management of IRF and that do not generally apply to all employees, and (v) any current or former employment or executive compensation or severance agreements, written or otherwise, for the benefit of, or relating to, any present or former employee, consultant or director of IRF as to which (with respect to any of items (i) through (v) above) any potential liability is borne by IRF (together, the “IRF Employee Plans”).

(b)           IRF has delivered to ABE or its representatives a copy of each of the IRF Employee Plans and related plan documents (including trust documents, insurance policies or contracts, employee booklets, summary plan descriptions and other authorizing documents, and, to the extent still in its possession, any material employee communications relating thereto) and has, with respect to each IRF Employee Plan that is subject to ERISA reporting requirements, provided copies of any Form 5500 reports filed. Any IRF Employee Plan intended to be qualified under Section 401(a) of the Code has either obtained from the Internal Revenue Service a favorable determination, notification or opinion letter as to its qualified status under the Code, including all amendments to the Code effected by the Tax Reform Act of 1986 and subsequent legislation, or has applied to the Internal Revenue Service for such a determination, notification or opinion letter prior to the expiration of the requisite period under applicable Treasury Regulations or Internal Revenue Service pronouncements in which to apply for such letter and to make any amendments necessary to obtain a favorable determination as to its qualified status from the date of adoption. IRF has also furnished ABE with the most recent Internal Revenue Service letter issued with respect to each such IRF Employee Plan, and nothing has occurred since the issuance of each such letter which could reasonably be expected to cause the loss of the tax-qualified status of any IRF Employee Plan subject to Code Section 401(a).

(c)           (i) None of the IRF Employee Plans promises or provides retiree medical or other retiree welfare benefits to any person (other than as required under applicable statutory law or regulation); (ii) there has been no “prohibited transaction,” as such term is defined in Section 406 of ERISA and Section 4975 of the Code, with respect to any IRF Employee Plan; (iii) each IRF Employee Plan has been administered in accordance with its terms and in compliance with the requirements prescribed by any and all statutes, rules and regulations (including ERISA and the Code), and IRF and each subsidiary or ERISA Affiliate have performed all material obligations required to be performed by them under, are not in any material respect in default, under or violation of, and have no knowledge of any material default or violation by any other party to, any of the IRF Employee Plans; (iv) neither IRF nor any subsidiary or ERISA Affiliate is subject to any liability or penalty under Sections 4976 through 4980 of the Code or Title I of ERISA with respect to any of the IRF Employee Plans; (v) all contributions required to be made by IRF or any subsidiary or ERISA Affiliate to any IRF Employee Plan have been made on or before their due dates and a reasonable amount has been accrued for contributions to each IRF Employee Plan for the current plan years; (vi) with respect to each IRF Employee Plan, no “reportable event” within the meaning of Section 4043 of ERISA (excluding any such event for which the 30 day notice requirement has been waived under the regulations to Section 4043 of ERISA) nor any event described in Section 4062, 4063 or 4041 of ERISA has occurred; and (vii) no IRF Employee Plan is covered by, and neither IRF nor any subsidiary or ERISA Affiliate has incurred or expects to incur any material liability under Title IV of ERISA or Section 412 of the Code. With respect to each IRF Employee Plan subject to ERISA as either an employee pension plan within the meaning of Section 3(2) of ERISA or an employee welfare benefit plan within the meaning of Section 3(1) of ERISA, IRF has prepared in good faith and timely filed all requisite governmental reports (which were true and correct as of the date filed) and has properly and timely filed and distributed or posted all notices and reports to participants required to be filed, distributed or posted with respect to each such IRF Employee Plan. No suit, administrative proceeding, action or other litigation has been brought, or to the knowledge of IRF is threatened, against or with respect to any such IRF Employee Plan, including any audit or inquiry by the IRS or United States Department of Labor. Neither IRF nor any ERISA Affiliate is a party to, or has made any contribution to or otherwise incurred any obligation under, any “multi-employer plan” as defined in Section 3(37) of ERISA or any plan maintained by more than one unrelated employer (a “multiple employer plan”).

(d)           With respect to each IRF Employee Plan, IRF has complied with (i) the applicable health care continuation and notice provisions of the Consolidated Omnibus Budget Reconciliation Act of 1985 (“COBRA”) and the regulations (including proposed regulations) thereunder, (ii) the applicable requirements of the Family Medical Leave Act of 1993 (“FMLA”) and the regulations (including proposed regulations) thereunder and any similar law, (iii) the applicable requirements of the Health Insurance Portability and Accountability Act of 1996 (“HIPAA”) and the regulations (including proposed regulations) thereunder; (iv) the applicable requirements of the Americans with Disabilities Act of 1990, as amended (“ADA”), and the regulations (including proposed regulations) thereunder; (v) the Age Discrimination in Employment Act of 1967, as amended (“ADEA”), and (vi) the applicable requirement of the Women’s Health and Cancer Rights Act of 1998 (“WHCRA”) and the regulations (including proposed regulations) thereunder.

(e)           The consummation of the transactions contemplated by this Agreement will not (i) entitle any current or former employee or other service provider of IRF or any other ERISA Affiliate to severance benefits or any other payment (including, without limitation, unemployment compensation, golden parachute or bonus), except as expressly provided in this Agreement, or (ii) accelerate the time of payment or vesting of any such benefits, or (iii) increase or accelerate any benefits or the amount of compensation due any such employee or service provider.

(f)            There has been no amendment to, written interpretation or announcement (whether or not written) by IRF or other ERISA Affiliate relating to, or change in participation or coverage under, any IRF Employee Plan which would materially increase the expense of maintaining such Plan above the level of expense incurred with respect to that Plan for the most recent fiscal year included in the IRF Financial Statements. No IRF Employee Plan will be subject to any surrender fees or services fees upon termination other than the normal and reasonable administrative fees associated with the termination of benefit plans.

(g)           The IRF Disclosure Schedule lists all “nonqualified deferred compensation plans” (within the meaning of Section 409A of the Code) to which IRF is a party. Each such nonqualified deferred compensation plan to which IRF is a party complies with the requirements of paragraphs (2), (3) and (4) of Section 409A(a) by its terms and has been operated in accordance with such requirements. No event has occurred that would be treated by Section 409A(b) as a transfer of property for purposes of Section 83 of the Code.

Section 3.10           Bank Accounts. The IRF Disclosure Schedule sets forth the names and locations of all banks, trust companies, savings and loan associations, and other financial institutions at which IRF maintains accounts of any nature and the names of all persons authorized to draw thereon or make withdrawals therefrom.

Section 3.11           Contracts.

(a)           Except as identified in Section 3.11(a) of the IRF Disclosure Schedule:

(i)            IRF has no agreements, contracts or commitments that provide for the sale, licensing or distribution by IRF of any IRF products or IRF Proprietary Rights.

(ii)           IRF has no Third Party Licenses.

(iii)          IRF has no agreements, contracts or commitments that call for fixed and/or contingent payments or expenditures by or to IRF (including, without limitation, any advertising or revenue sharing arrangement).

(iv)          IRF has no outstanding sales contract, commitment or proposal.

(v)           IRF has no outstanding agreements, contracts or commitments with officers, employees, agents, consultants, advisors, salesmen, sales representatives, distributors or dealers other than confidentiality/invention assignment agreements in the form provided to ABE or its counsel and entered into in the ordinary course of business.

(vi)          IRF has no employment agreements other than those that are on an “at will” basis and that conform in all material respects to the form of employment offer letter provided to ABE or its counsel. IRF also has no independent contractor or similar agreement, contract or commitment that is not terminable on 30 days’ notice or less without penalty, liability or premium of any type, including, without limitation, severance or termination pay.

(vii)         IRF has no currently effective collective bargaining or union agreements, contracts or commitments.

(viii)        IRF is not restricted by agreement from competing with any person or from carrying on its business anywhere in the world.

(ix)           IRF has not guaranteed any obligations of other persons or made any agreements to acquire or guarantee any obligations of other persons.

(x)            IRF has no outstanding loan or advance to any person; nor is it party to any line of credit, standby financing, revolving credit or other similar financing arrangement of any sort which would permit the borrowing by IRF of any sum.

(xi)           IRF has no agreements pursuant to which IRF has agreed to manufacture for, supply to or distribute to any third party any IRF Products or IRF Components.

(xii)          IRF has no agreements providing for the lease or license of real property.

The agreements, documents and instruments set forth on the IRF Disclosure Schedule are referred to herein as “IRF Material Contracts”. True, correct and complete copies of each document or instrument listed on the IRF Disclosure Schedule pursuant to this Section 3.11(a) have been provided to ABE or its representatives.

(b)           All of the IRF Material Contracts listed on the IRF Disclosure Schedule are valid, binding, in full force and effect, and enforceable by IRF in accordance with their respective terms, except to the extent that enforceability may be limited by applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting the enforcement of creditors’ rights generally and by general principles of equity, regardless of whether such enforceability is considered in a proceeding at law or in equity. No IRF Material Contract contains any liquidated damages, penalty or similar provision. To the knowledge of IRF, no party to any such IRF Material Contract intends to cancel, withdraw, modify or amend such contract, agreement or arrangement.

(c)           IRF is not in default under or in breach or violation of, nor, to IRF’s knowledge, is there any valid basis for any claim of default by IRF under, or breach or violation by IRF of, any material provision of any IRF Material Contract. No other party is in default under or in breach or violation of, nor is there any valid basis for any claim of default by any other party under or any breach or violation by any other party of, any IRF Material Contract.

(d)           Except as indicated on the IRF Disclosure Schedule, none of the IRF Material Contracts provides for indemnification by IRF of any third party. No claims have been made or threatened that could require indemnification by IRF, and IRF has not paid any amounts to indemnify any third party as a result of indemnification requirements of any kind.

Section 3.12           Orders, Commitments and Returns. All agreements, contracts, or commitments for the purchase of supplies by IRF were made in the ordinary course of business. There are no oral contracts or arrangements for the sale of any other product or service by IRF.

Section 3.13           Compliance With Law. IRF and the operation of its business are in compliance in all material respects with all applicable laws and regulations material to the operation of its business. Neither IRF nor, to IRF’s knowledge, any of its employees has directly or indirectly paid or delivered any fee, commission or other sum of money or item of property, however characterized, to any finder, agent, government official or other party in the United States or any other country, that was or is in violation of any federal, state, or local statute or law or of any statute or law of any other country having jurisdiction. IRF has complied in all material respects at all times with any and all applicable federal, state and foreign securities laws. IRF does not currently have a class of equity security (as contemplated by Section 12(g) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) held of record by 500 or more persons and IRF has never been subject to the filing requirements set forth in Section 12(g)(1) of the Exchange Act.

Section 3.14           Labor Matters; No Discrimination.

(a)           IRF is not engaged in any unfair labor practice and is not in material violation of any applicable laws respecting employment and employment practices, terms and conditions of employment, and wages and hours. There is no unfair labor practice complaint against IRF actually pending or, to the knowledge of IRF, threatened before the National Labor Relations Board. There is no strike, labor dispute, slowdown, or stoppage actually pending or, to the knowledge of IRF, threatened against IRF. To the knowledge of IRF, no union organizing activities are taking place with respect to the business of IRF as currently conducted and as currently proposed to be conducted (the “IRF Business”). No grievance, nor any arbitration proceeding arising out of or under any collective bargaining agreement is pending and, to the knowledge of IRF, no claims therefor exist. No collective bargaining agreement that is binding on IRF restricts it from relocating or closing any of its operations. IRF has not experienced any material work stoppage or other material labor difficulty.

(b)           There is and has not been any claim against IRF or its officers or employees, or to IRF’s knowledge, threatened against IRF or its officers or employees, based on actual or alleged race, age, sex, disability or other harassment or discrimination, or similar tortious conduct, or based on actual or alleged breach of contract with respect to any person’s employment by IRF, nor, to the knowledge of IRF, is there any basis for any such claim.

(c)           There are no pending claims against IRF under any workers compensation plan or policy or for long term disability. IRF has no material obligations under COBRA with respect to any former employees or qualifying beneficiaries thereunder. There are no proceedings pending or, to the knowledge of IRF, threatened, between IRF and any of its employees, which proceedings have or could reasonably be expected to have a Material Adverse Effect on IRF. The IRF Disclosure Schedule lists each IRF employee who is currently on leave from active employment, the reason for such leave, and the expected date of return to active employment, each person who is on a reduced schedule as an accommodation for a disability or under FMLA or any other similar state law. There are no performance improvement or disciplinary actions contemplated or pending against any of IRF’s current employees. No employee of IRF has been involuntarily terminated.

(d)           No employee of IRF is in violation of any term of any employment agreement, patent disclosure agreement, non-competition agreement, or any restrictive covenant to a former employer relating to the right of any such employee to be employed by IRF because of the nature of the business conducted or presently proposed to be conducted by IRF or to the use of trade secrets or proprietary information of others. Except as set forth on the IRF Disclosure Schedule, no employee of IRF has given notice to IRF, nor does IRF otherwise have knowledge, that any such employee intends to terminate his or her employment with IRF. The employment of each of the employees of IRF is “at will” (except for non-U.S. employees of IRF located in a jurisdiction that does not recognize the “at will” employment concept) and IRF does not have any obligation to provide any particular form or period of notice prior to terminating the employment of any of their respective employees, except as set forth on the IRF Disclosure Schedule. As of the date hereof, IRF has not, and to the knowledge of IRF, no other Person has, (i) entered into any Contract that obligates or purports to obligate ABE to make an offer of employment to any present or former employee or consultant of IRF and/or (ii) promised or otherwise provided any assurances (contingent or otherwise) to any present or former employee or consultant of IRF of any terms or conditions of employment with ABE following the Effective Time.

(e)           IRF is in compliance in all material respects with the Worker Adjustment Retraining Notification Act of 1988, as amended (“WARN Act”), or any similar state or local law. (i) IRF has not effectuated a “plant closing” (as defined in the WARN Act) affecting any site of employment or one or more facilities or operating units within any site of employment or facility of its business; (ii) there has not occurred a “mass layoff” (as defined in the WARN Act) affecting any site of employment or facility of IRF and (iii) IRF has not been affected by any transaction or engaged in layoffs or employment terminations sufficient in number to trigger application of any similar state, local or foreign law or regulation. IRF has not caused any of its employees to suffer an “employment loss” (as defined in the WARN Act) during the 90 day period prior to the date of this Agreement.

Section 3.15           Trade Regulation. No claims have been communicated or threatened in writing against IRF with respect to wrongful termination of any dealer, distributor or any other marketing entity, discriminatory pricing, price fixing, unfair competition, false advertising, or any other violation of any laws or regulations relating to anti-competitive practices or unfair trade practices of any kind, and to IRF’s knowledge, no specific situation, set of facts, or occurrence provides any basis for any such claim against IRF.

Section 3.16           Insider Transactions. No affiliate (“Affiliate”), as defined in Rule 12b-2 under the Exchange Act, of IRF has any interest in any equipment or other property, real or personal, tangible or intangible of IRF, including, without limitation, any IRF Proprietary Rights or, to the knowledge of IRF, any creditor, supplier, customer, manufacturer, agent, representative, or distributor of IRF’s products; provided, however, that no such Affiliate or other person shall be deemed to have such an interest solely by virtue of the ownership of less than 1% of the outstanding stock or debt securities of any publicly-held company, the stock or debt securities of which are traded on a recognized stock exchange or quoted on the Nasdaq Stock Market.

Section 3.17           Employees, Independent Contractors and Consultants. The IRF Disclosure Schedule lists all currently effective written or oral consulting, independent contractor and/or employment agreements and other material agreements entered into with individual employees, independent contractors or consultants to which IRF is a party. True and correct copies of all such written agreements have been provided to ABE or its representatives. All independent contractors have been properly classified as independent contractors for the purposes of federal and applicable state tax laws, laws applicable to employee benefits and other applicable law. All salaries and wages paid by IRF are in compliance in all material respects with applicable federal, state and local laws. Also shown on the IRF Disclosure Schedule are the names, positions and salaries or rates of pay, including bonuses, of all persons presently employed by, or performing contract services for, IRF. No bonus or other payment will become due to IRF employees or contractors as a result of the Merger.

Section 3.18           Insurance. IRF has insurance policies in effect covering the risks associated with its business and properties which are of such character and are in such amounts as are customarily maintained by entities engaged in the same or similar business similarly situated. The IRF Disclosure Schedule contains a list of the principal policies of fire, liability and other forms of insurance currently or previously held by IRF, and all claims made by IRF under such policies. To the knowledge of IRF, IRF has not done anything, either by way of action or inaction, that might invalidate such policies in whole or in part. There is no claim pending under any of such policies or bonds as to which coverage has been questioned, denied or disputed by the underwriters of such policies or bonds. All premiums due and payable under all such policies and bonds have been paid and IRF is otherwise in compliance with the terms of such policies and bonds in all material respects. IRF has no knowledge of any threatened termination of, or material premium increase with respect to, any of such policies.

Section 3.19           Accounts Receivable. Subject to any reserves set forth in the IRF Balance Sheet, the accounts receivable shown on the IRF Balance Sheet represent and will represent bona fide claims against debtors for sales and other charges, and are not subject to discount except for normal cash and immaterial trade discounts.

Section 3.20           Litigation.

(a)           There is no private or governmental action, suit, proceeding, claim, arbitration or investigation pending before any agency, court or tribunal, foreign or domestic, or, to the knowledge of IRF, threatened against IRF or any of its properties or any of its employees, officers or directors (in their capacities as such). There is no judgment, decree or order against IRF, or, to the knowledge of IRF, any of its directors or officers (in their capacities as such). To IRF’s knowledge, no circumstances exist that could reasonably be expected to result in a claim against IRF as a result of the conduct of IRF’s business (including, without limitation, any claim of infringement of any intellectual property right).

(b)           No claim for indemnification has been made by any officers, directors, employees or agents of IRF or any of their respective Affiliates and no basis exists for any claim for indemnification by such persons against IRF.

Section 3.21           Governmental Authorizations and Regulations. IRF has obtained each federal, state, county, local or foreign governmental consent, license, permit, grant, or other authorization of a Governmental Entity (i) pursuant to which IRF currently operates or holds any interest in any of its properties and (ii) that is required for the operation of IRF’s business or the holding of any such interest, and all of such authorizations are in full force and effect.

Section 3.22           Subsidiaries. IRF has no subsidiaries. IRF does not own or control (directly or indirectly) any capital stock, bonds or other securities of, and does not have any proprietary interest in, any other corporation, limited liability company, general or limited partnership, firm, association or business organization, entity or enterprise, and IRF does not control (directly or indirectly) the management or policies of any other corporation, limited liability company, partnership, firm, association or business organization, entity or enterprise.

Section 3.23           Compliance with Environmental Requirements. IRF has obtained all permits, licenses and other authorizations which are required under federal, state and local laws applicable to IRF and relating to pollution or protection of the environment, including laws or provisions relating to emissions, discharges, releases or threatened releases of pollutants, contaminants, or hazardous or toxic materials, substances, or wastes into air, surface water, groundwater, or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of pollutants, contaminants or hazardous or toxic materials, substances, or wastes or which are intended to assure the safety of employees, workers or other persons. IRF is in compliance in all material respects with all terms and conditions of all such permits, licenses and authorizations. There are no conditions, circumstances, activities, practices, incidents, or actions known to IRF which could reasonably be expected to form the basis of any claim, action, suit, proceeding, hearing, or investigation of, by, against or relating to IRF, based on or related to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling, or the emission, discharge, release or threatened release into the environment, of any pollutant, contaminant, or hazardous or toxic substance, material or waste, or relating to the safety of employees, workers or other persons.

Section 3.24           Corporate Documents. IRF has furnished to ABE or its representatives:  (a) copies of its Articles of Organization and the IRF Operating Agreement, as amended to date; (b) its minute book containing consents, actions, and meetings of the members, the board of directors and any committees thereof; (c) all material permits, orders, and consents issued by any regulatory agency with respect to IRF, or any securities of IRF, and all applications for such permits, orders, and consents; and (d) the unit transfer books of IRF setting forth all transfers of any units. The corporate minute books provided hereunder, unit certificate books, unit registers and other corporate records of IRF are complete and accurate, and the signatures appearing on all documents contained therein are the true or facsimile signatures of the persons purporting to have signed the same.

Section 3.25           No Brokers. Neither IRF nor, to IRF’s knowledge, any IRF member is obligated for the payment of fees or expenses of any broker or finder in connection with the origin, negotiation or execution of this Agreement or the other Transaction Documents or in connection with any transaction contemplated hereby or thereby.

Section 3.26           IRF Action. The board of directors of IRF, by unanimous written consent or at a meeting duly called and held, has (i) determined that the Merger is fair and in the best interests of IRF and its members, (ii) approved the Merger and this Agreement in accordance with the provisions of Indiana Law, and (iii) directed that this Agreement be submitted to IRF members for adoption and resolved to recommend that IRF members vote in favor of the adoption of this Agreement.

Section 3.27           Offers. IRF has suspended or terminated, and has the legal right to terminate or suspend, all negotiations and discussions of Acquisition Transactions (as defined in Section 5.9) with parties other than ABE.

Section 3.28           Disclosure. No statements by IRF contained in this Agreement, its exhibits and schedules or in any of the certificates or documents, including any of the Transaction Documents, delivered or required to be delivered by IRF to ABE or Merger Sub under this Agreement contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein or therein, when taken as a whole, not misleading in light of the circumstances under which they were made. IRF has disclosed to ABE all material information relating to the IRF Business as of the date of this Agreement or the transactions contemplated by this Agreement.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF ABE AND MERGER SUB

ABE and Merger Sub jointly and severally represent and warrant to IRF that the statements contained in this Article IV are true and correct, except as expressly set forth in the disclosure schedule delivered by ABE to IRF on or before the date of this Agreement (the “ABE Disclosure Schedule”). The ABE Disclosure Schedule shall be arranged in paragraphs corresponding to the numbered and lettered paragraphs contained in this Article IV.

Section 4.1             Organization of ABE and Merger Sub. ABE is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware, has all requisite corporate power to own, lease and operate its property and to carry on its business as now being conducted, and is duly qualified or licensed to do business and is in good standing as a foreign corporation in each jurisdiction in which the nature of its business or ownership or leasing of properties makes such qualification or licensing necessary and where the failure to be so qualified or licensed could reasonably be expected to result in a Material Adverse Effect with respect to ABE. Merger Sub is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Indiana, has all requisite corporate power to own, lease and operate its property and to carry on its business as now being conducted, and is duly qualified or licensed to do business and is in good standing as a foreign corporation in each jurisdiction in which the nature of its business or ownership or leasing of properties makes such qualification or licensing necessary and where the failure to be so qualified or licensed could reasonably be expected to result in a Material Adverse Effect with respect to ABE.

Section 4.2             Capital Structure.

(a)           All outstanding ABE Units were issued in compliance with applicable federal and state securities laws. Except as set forth in the ABE Operating Agreement, there are no obligations, contingent or otherwise, of ABE to repurchase, redeem or otherwise acquire any ABE Units or make any investment (in the form of a loan, capital contribution or otherwise) in any other entity.

(b)           Except as set forth in this the ABE Disclosure Schedule, there are no equity securities of any class or series of ABE, or any security exchangeable into or exercisable for such equity securities, issued, reserved for issuance or outstanding. There are no options, warrants, equity securities, calls, rights, commitments, understandings or agreements of any character to which ABE is a party or by which it is bound obligating ABE to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock of ABE or obligating ABE to grant, extend or enter into any such option, warrant, equity security, call, right, commitment or agreement. Except as provided in this Agreement, ABE’s operating agreement and the other Transaction Documents or any transaction contemplated hereby or thereby, there are no voting trusts, proxies or other agreements or understandings with respect to the voting of the ABE Units. No ABE securityholder had the right, whether pursuant to applicable law, contract or otherwise, to purchase or acquire any portion of a prior issuance of ABE securities that was not satisfied, waived (including, if applicable, through the expiration of a relevant notice period) to the extent not satisfied, or validly cancelled.

Section 4.3             Authority; No Conflict; Required Filings and Consents.

(a)           ABE has all requisite corporate power and authority to enter into this Agreement and all Transaction Documents to which it is or will become a party and to consummate the transactions contemplated by this Agreement and such Transaction Documents. The execution and delivery of this Agreement and such Transaction Documents and the consummation of the transactions contemplated by this Agreement and such Transaction Documents have been duly authorized by all necessary corporate action on the part of ABE. This Agreement has been and such Transaction Documents have been or, to the extent not executed by ABE as of the date hereof, will be duly executed and delivered by ABE. This Agreement and each of the Transaction Documents to which ABE is a party constitutes, and each of the Transaction Documents to which ABE will become a party, when executed and delivered by ABE, will constitute, assuming the due authorization, execution and delivery by the other parties hereto and thereto, the valid and binding obligation of ABE, enforceable by IRF against ABE in accordance with their respective terms, except to the extent that enforceability may be limited by applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting the enforcement of creditors’ rights generally and by general principles of equity, regardless of whether such enforceability is considered in a proceeding at law or in equity.

(b)           The execution and delivery by ABE of this Agreement and the Transaction Documents to which it is or will become a party does not, and the consummation of the transactions contemplated by this Agreement and the Transaction Documents to which it is or will become a party will not, (i) conflict with, or result in any violation or breach of any provision of the Articles of Organization or operating agreement of ABE, (ii) conflict with or violate any foreign, federal, state, local or municipal laws, statutes, ordinances, regulations and rules, and all orders, writs injunctions, awards, judgments and decrees applicable to the assets, properties and business (and any regulations promulgated thereunder.

(c)           None of the execution and delivery by ABE of this Agreement or of any other Transaction Document to which ABE is or will become a party or the consummation of the transactions contemplated by this Agreement or such Transaction Document will require any consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity, except for (i) the filing of the Certificate of Merger with the Indiana Secretary of State, (ii) such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable federal and state securities laws (including the filing of a Form D with the Securities and Exchange Commission (the “SEC”), and (iii) such other consents, authorizations, filings, approvals and registrations that are listed on the ABE Disclosure Schedule.

Section 4.4            SEC Filings. The consolidated financial statements contained in each report, registration statement and definitive proxy statement filed by ABE with the Securities and Exchange Commission (the documents, the “ABE SEC Documents”):  (i) complied as to form in all material respects with the published rules and regulations of the SEC applicable thereto and were timely filed; (ii) the information contained therein as of the respective dates thereof did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein in light of the circumstances under which they were made not misleading; (iii) were prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods covered, except as may be indicated in the notes to such financial statements and (in the case of unaudited statements) as permitted by Form 10-Q of the SEC, and except that unaudited financial statements may not contain footnotes and are subject to year-end audit adjustments; and (iv) fairly present the consolidated financial position of ABE and its subsidiaries as of the respective dates thereof and the consolidated results of operations cash flows and the changes in members’ equity of ABE and its subsidiaries for the periods covered thereby. Except as set forth in the financial statements included in the ABE SEC Documents, neither ABE nor its subsidiaries has any liabilities, contingent or otherwise, other than liabilities incurred in the ordinary course of business subsequent to December 31, 2005, and liabilities of the type not required under generally accepted accounting principles to be reflected in such financial statements. Such liabilities incurred subsequent to December 31, 2005, are not, in the aggregate, material to the financial condition or operating results of ABE and its subsidiaries, taken as a whole.

Section 4.5             Corporate Documents. ABE has furnished or made available to IRF or its representatives:  (a) copies of its Articles of Organization and operating agreement, as amended to date; and (b) its minute book containing consents, actions, and meetings of the unitholders, the board of directors and any committees thereof. The corporate minute books and other corporate records of ABE provided hereunder are complete and accurate, and the signatures appearing on all documents contained therein are the true or facsimile signatures of the persons purporting to have signed the same.

Section 4.6             No Brokers. Neither ABE nor, to ABE’s knowledge, any ABE unitholder is obligated for the payment of fees or expenses of any broker or finder in connection with the origin, negotiation or execution of this Agreement or the other Transaction Documents or in connection with any transaction contemplated hereby or thereby.

Section 4.7             ABE Action. The board of directors of ABE, by unanimous written consent or at a meeting duly called and held, has (i) determined that the Merger is fair and in the best interests of ABE and its unitholders and (ii) approved the Merger and this Agreement in accordance with the provisions of Delaware Law.

Section 4.8             Disclosure. No statements by ABE contained in this Agreement, its exhibits and schedules or in any of the certificates or documents, including any of the Transaction Documents, delivered or required to be delivered by ABE to IRF or Merger Sub under this Agreement contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein or therein, when taken as a whole, not misleading in light of the circumstances under which they were made. ABE has disclosed to IRF all material information relating to the business of ABE as of the date of this Agreement or the transactions contemplated by this Agreement.

Section 4.9             Interim Operations of Merger Sub. Merger Sub was formed by ABE solely for the purposes of engaging in the transactions contemplated by this Agreement, has engaged in no other business activities and has conducted its operations only as contemplated by this Agreement. Merger Sub has no liabilities and, except for a subscription agreement pursuant to which all of its authorized membership interests was issued to ABE, is not a party to any agreement other than this Agreement and the Transaction Documents to which it is or may become a party with respect to the appointment of registered agents and similar matters.

Section 4.10           Valid Issuance of ABE Units. The ABE membership units to be issued pursuant to the terms of this Agreement, when issued in accordance with the terms of this Agreement, will be duly authorized, validly issued, fully-paid, and non-assessable, will not be subject to any preemptive rights created by statute, the Articles of Organization of ABE or any contract to which ABE is a party of by which it is bound, other than those existing under the Operating Agreement and the Voting Agreements.

ARTICLE V

PRECLOSING COVENANTS OF COMPANY

Section 5.1             Approvals of IRF Members.

(a)           As promptly as practicable after the preparation of the Offering Memorandum, IRF shall submit this Agreement and the transactions contemplated hereby to its members for approval and adoption either by written consent or a special meeting as provided by Indiana Law and the IRF Operating Agreement (the “IRF Consent Solicitation”). IRF shall use commercially reasonable efforts to solicit and obtain the consent of its members sufficient to adopt this Agreement to enable the Closing to occur as promptly as practicable; provided, however, that if IRF’s board of directors determines, in accordance with the procedures and subject to the limitations set forth in Section 5.9, to recommend a Superior Proposal (as defined below), IRF shall continue to be obligated to conduct the IRF Consent Solicitation but may also submit the Superior Proposal to IRF members for their consideration as part of the IRF Consent Solicitation. The IRF Consent Solicitation materials submitted to IRF members shall be subject to review and approval by ABE and include information regarding ABE, IRF and the terms of the Merger and this Agreement.

(b)           IRF shall include in the Consent Solicitation a proposal to be voted on by IRF members (other than “disqualified individuals” within the meaning of Section 280G of the Code and the regulations promulgated thereunder) in accordance with the terms of Section 280G(b)(5)(B) of the Code (the “280G Proposal”) so as to render the parachute payment provisions of Section 280G of the Code inapplicable to any and all payments and/or benefits provided pursuant to contracts or other arrangements that, in the absence of the executed Parachute Payment Waivers by the affected persons under Section 5.1(c), might otherwise result, separately or in the aggregate, in the payment of any amount and/or the provision of any benefit that would not be deductible by reason of Section 280G of the Code, with such member approval to be obtained in a manner that satisfies all applicable requirements of such Section 280G(b)(5)(B) of the Code and the Treasury Regulations thereunder, including Q-7 of Section 1.280G-1 of such Treasury Regulations.

(c)           IRF shall obtain and deliver to ABE, prior to the mailing or delivery to IRF members of the IRF Consent Solicitation, a parachute payment waiver in a form to be provided by ABE (“Parachute Payment Waiver”) from each person who IRF and ABE reasonably agree is, with respect to IRF and/or any ERISA Affiliate, a “disqualified individual” (within the meaning of Section 280G of the Code and the regulations promulgated thereunder), as determined immediately prior to the initiation of the requisite member approval procedure with respect to the 280G Proposal, and who IRF and ABE reasonably agree might otherwise receive, have received, or have the right or entitlement to receive a parachute payment under Section 280G of the Code (such persons being set forth on Schedule 5.1(c) of the IRF Disclosure Schedule).

Section 5.2             Advice of Changes. IRF will promptly advise ABE in writing of any event known to IRF occurring subsequent to the date of this Agreement that would, or would be reasonably likely to, render any representation or warranty of IRF contained in this Agreement, if made on or as of the date of such event or the Closing Date, untrue or inaccurate in any material respect.

Section 5.3             Operation of Business. During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Effective Time, IRF agrees (except to the extent that ABE shall otherwise consent in writing), to carry on its business in the usual, regular and ordinary course in substantially the same manner as previously conducted, to pay its debts and taxes when due, subject to good faith disputes over such debts or taxes, to pay or perform other obligations when due, and, to the extent consistent with such business, use all reasonable efforts consistent with past practices and policies to preserve intact its present business organization, keep available the services of its present officers and key employees and preserve its relationships with customers, suppliers, distributors, licensors, licensees and others having business dealings with it, to the end that its goodwill and ongoing businesses would be unimpaired at the Effective Time. IRF shall promptly notify ABE of any event or occurrence not in the ordinary course of business. Except as expressly contemplated by this Agreement, IRF shall not, without the prior written consent of ABE:

(a)           incur any indebtedness for borrowed money or guarantee any such indebtedness of another person or issue or sell any debt securities or guarantee any debt securities of another person;

(b)           (i) lend any money, other than reasonable and normal advances to employees for bona fide expenses that are incurred in the ordinary course of business consistent with its past practices, (ii) make any investments in or capital contributions to, any person, (iii) forgive or discharge in whole or in part any material outstanding loans or advances, or (iv) prepay any indebtedness;

(c)           enter into any IRF Material Contract, violate, terminate, amend or otherwise modify or waive any of the material terms of any IRF Material Contract;

(d)           place or allow the creation of any Encumbrance (other than a Permitted Encumbrance) on any of its assets or properties;

(e)           except in the ordinary course of business consistent with past practices, sell, lease, license, transfer or dispose of any assets material to the IRF Business;

(f)            (i) pay, or commit to pay, any bonus, increased salary, severance or special remuneration to any officer, director, employee or independent contractor, (ii) amend, enter into or extend the term of any employment or consulting contract with any such person, (iii) adopt or amend any employee or compensation benefit plan, including any unit purchase, unit issuance or unit option plan, or amend any compensation, benefit, entitlement, grant or award provided or made under any such plan (except in each case as required under ERISA or as necessary to maintain the qualified status of such plan under the Code) or (iv) materially modify any deferred compensation arrangement or plan;

(g)           (i) hire any additional officers or other employees, or any consultants or independent contractors (except, in the case of employees other than officers of IRF, in the ordinary course of business consistent with past practice, including the hiring of employees to fill open positions), (ii) terminate the employment, change the title, office or position, or materially reduce the responsibilities of any officer or other employee, or any consultants or independent contractors, or (iii) enter into any contract with a labor union or collective bargaining agreement (unless required by Applicable Law);

(h)           change any of its material accounting policies or methods, except for such changes as may be required by changes in GAAP or Applicable Law, as concurred with IRF’s independent accountants and after notice to ABE;

(i)            declare, set aside or pay any cash or stock dividend or other distribution (whether in cash, units or property) in respect of its capital units, or redeem, repurchase or otherwise acquire any of its units or other securities, or pay or distribute any cash or property to any of its unitholders or make any other cash payment to any of its unitholders;

(j)            terminate, waive or release any material right or claim;

(k)           issue, sell, create or authorize any IRF Units or any other securities, or issue, grant or create any warrants, obligations, subscriptions, options, convertible securities, or other commitments to issue units or any securities that are potentially exchangeable for, or convertible into, IRF Units;

(l)            subdivide, split, combine or reverse split the outstanding IRF Units or enter into any recapitalization affecting the number of outstanding;

(m)          merge, consolidate or reorganize with, acquire, or enter into any other business combination with any corporation, partnership, limited liability company or any other entity (other than ABE or Merger Sub), acquire a substantial portion of the assets of any such entity, or enter into any negotiations, discussions or agreement for such purpose;

(n)           amend its Articles of Organization or IRF Operating Agreement;

(o)           license any of its products or IRF Proprietary Rights;

(p)           materially change any insurance coverage;

(q)           (i) agree to any audit assessment by any taxing authority, (ii) file any Return or amendment to any Return unless copies of such Return or amendment have first been delivered to ABE for its review at a reasonable time prior to filing), (iii) except as required by applicable law, make or change any material election in respect of Taxes or adopt or change any material accounting method in respect of Taxes, or (iv) enter into any closing agreement, settle any claim or assessment in respect of Taxes, or consent to any extension or waiver of the limitation period applicable to any claim or assessment in respect of Taxes;

(r)            modify or change the exercise or conversion rights or exercise or purchase prices of any IRF Units or other securities;

(s)           (i) initiate any material litigation, action, suit, proceeding, claim or arbitration or (ii) settle or agree to settle any litigation, action, suit, proceeding, claim or arbitration;

(t)            (i) pay, discharge or satisfy, in an amount in excess of $5,000 in any one case or $10,000 in the aggregate, any liability arising otherwise than in the ordinary course of business;

(u)           materially change the manner in which it extends warranties, discounts or credits to customers;

(v)           defer the payment of any accounts payable, or accelerate the collection of or discount, accommodate or otherwise make any concession or take any other action made or taken in order to accelerate or induce the collection of any accounts receivable;

(w)          incur (i) any material monetary obligations under any leasing or similar arrangement which, in accordance with GAAP, are or would be classified as capitalized leases; (ii) whether or not so included as liabilities in accordance with GAAP: (A) any obligations to pay the deferred purchase price of property or services and debt secured by a lien on property owned or being purchased by IRF (including debt arising under conditional sales or other title retention agreements), whether or not such debt shall have been assumed by IRF or is limited in recourse; and (B) obligations in respect of, and obligations (contingent or otherwise) to purchase or otherwise acquire, or otherwise assure a creditor against loss in respect of, debt of another person of the type described in (i) or (ii)(A) above, or clause (iii) below; or (iii) any obligations to redeem, purchase or otherwise retire or extinguish any of its units at a fixed or determinable date (whether by operation of a sinking fund or otherwise), at another’s option or upon the occurrence of a condition not solely within the control of IRF (for example, redemption from future earnings); or

(x)            (i) agree to do any of the things described in the preceding clauses (a)-(w), (ii) take or agree to take any action that would reasonably be expected to make any of IRF’s representations or warranties contained in this Agreement materially untrue or incorrect, or (iii) take or agree to take any action that would reasonably be expected to prevent IRF from performing or cause IRF not to perform one or more covenants required hereunder to be performed by IRF.

For purposes of this Section 5.3, “IRF Material Contract” includes any contract arising subsequent to the date of this Agreement that would have been required to be listed on the IRF Disclosure Schedule pursuant to Section 3.11 had such contract been in effect on the date of this Agreement.

Section 5.4             Access to IRF Information. Until the Closing, IRF shall allow ABE and its agents and representatives reasonable free access during normal business hours upon reasonable notice to its files, books, records, representatives, employees, agents and offices, including, without limitation, any and all information relating to taxes, commitments, contracts, leases, licenses, and personal property and financial condition. Until the Closing, IRF shall cause its accountants to cooperate with ABE and its agents in making available all financial information requested, including without limitation the right to examine all working papers pertaining to all financial statements prepared or audited by such accountants. No information or knowledge obtained in any investigation pursuant to this Section shall affect or be deemed to modify any representation or warranty contained in this Agreement or its exhibits and schedules. All such access shall be subject to the terms of the Confidentiality Agreements (as defined in Section 7.1).

Section 5.5             Satisfaction of Conditions Precedent. IRF will use commercially reasonable efforts to satisfy or cause to be satisfied all the conditions precedent that are set forth in Sections 8.1 and 8.2, and IRF will use commercially reasonable efforts to cause the transactions contemplated by this Agreement to be consummated in accordance with the terms of this Agreement.

Section 5.6             Novations, Terminations, Amendments, Consents, Authorizations and Notices. IRF shall use its commercially reasonable efforts to obtained, prior to Closing, such written novations, terminations, amendments, consents and authorizations of third parties, give notices to third parties and take such other actions as may be necessary or appropriate in order to effect the consummation of the

Merger and the other transactions contemplated by this Agreement, to enable the Surviving Company (or ABE) to carry on the IRF Business immediately after the Effective Time and to keep in effect and avoid the breach, violation or, termination of, or adverse change to, any contract. IRF shall use its best efforts to obtain those novations, termination, amendments, consents and authorizations of third parties, and give notices to third parties, set forth on Schedule 5.6 hereto (“IRF Material Consents”)

Section 5.7             Litigation. IRF shall notify ABE in writing promptly after receiving notice of any material claim, action, suit, arbitration, mediation, proceeding or investigation by or before any court, arbitrator or arbitration panel, board or governmental agency, initiated by or against it, or, to the knowledge of IRF, threatened against IRF or any if its officer, directors, employees or members in their capacity as such.

Section 5.8             Spreadsheet. IRF shall prepare and deliver to ABE a spreadsheet (the “Spreadsheet”) which spreadsheet shall be dated as of the Closing Date and shall set forth, as of the Closing Date and immediately prior to the Effective Time, the following factual information relating to holders of IRF Units:  (i) (A) the names of all the holders of IRF Units, (B) their respective last known addresses and (where available) taxpayer identification number, (C) the number of IRF Units held by such persons and (D) the respective certificate numbers for IRF Units, (ii) IRF’s calculation of the amount of cash to be paid to, and the number of ABE Units to be issued to, each IRF unitholder upon the consummation of the Merger, (iii) the Pro Rata Share (expressed both as a percentage and as a dollar amount) of each IRF Unitholder with respect to the Escrow Amount and (iv) any additional information that may be required in order for ABE to satisfy its information reporting obligations under Section 6043A of the Code. IRF shall prepare and deliver to ABE a draft of the Spreadsheet not later than five business days prior to the Closing Date.

Section 5.9             Other Negotiations.

(a)           Following the date hereof and until termination of this Agreement pursuant to Section 9.1, IRF will not, and will not permit any of its officers, directors, members, employees, representatives (including, without limitation, accountants, attorneys, investment bankers or investors), agents, advisors and Affiliates (on its behalf directly or indirectly through another person to) take any action to solicit, initiate, seek, encourage or support or take any other action designed to facilitate any inquiry, proposal or offer from, furnish any information (including this Agreement) (each, an “IRF Representative”) to, participate in any negotiations with, or afford access to the properties, books or records of IRF to any corporation, partnership, person or other entity or group (other than ABE) regarding any acquisition of IRF, any merger or consolidation with or involving IRF, or any acquisition of any material portion of the IRF Units or assets of IRF or any material license of IRF Proprietary Rights (any of the foregoing being referred to in this Agreement as an “Acquisition Transaction”) or enter into an agreement concerning any Acquisition Transaction with any party other than ABE. IRF will, and will cause each IRF Representative to, immediately cease and cause to be terminated all discussions and negotiations, if any, that have taken place prior to the date hereof with any parties with respect to any proposed Acquisition Transaction other than the Merger. Notwithstanding the foregoing, nothing contained in this Section 5.9 shall prevent IRF from furnishing information to, affording access to its properties, books and records to or entering into discussions or negotiations with, any person that makes an unsolicited and bona fide proposal with respect to an Acquisition Transaction after the date hereof if, and only to the extent that, IRF’s board of directors, after consulting with its financial advisor, if any, and legal counsel, determines in good faith that (i) such proposal constitutes a Superior Proposal (as defined in subsection (d) below) and (ii) such action is necessary for IRF’s board of directors to comply with its fiduciary duties under applicable law; provided, that, prior to furnishing information to, affording access to its properties, books and records to, or entering into discussions or negotiations with such person, IRF receives from such person an executed confidentiality agreement with terms no less favorable to IRF than those contained in the Confidentiality Agreements and IRF provides ABE with any such information that has not previously been provided to ABE.

(b)           If between the date of this Agreement and the termination of this Agreement pursuant to Section 9.1, IRF (or, to the knowledge of IRF, an IRF Representative) receives from a third party any offer, modification of a prior offer or indication of interest regarding any Acquisition Transaction, or any request for information regarding any Acquisition Transaction, IRF shall (i) notify ABE immediately of such offer, indication of interest or request (which notice shall be provided orally and in writing, shall include the identity of such third party and the proposed terms of the Acquisition Transaction and shall include a copy of any written document setting forth the proposed terms of such Acquisition Transaction or any modification to a prior proposal regarding an Acquisition Transaction provided to IRF by such third party), and (ii) notify such third party of IRF’s obligations under this Agreement. Subject to compliance with their fiduciary duties under applicable law, as determined in good faith by IRF’s board of directors based on the advice of outside counsel, and subject to the exceptions set forth in this Section 5.9, IRF’s board of directors shall not authorize IRF to waive any confidentiality provisions contained in agreements to which IRF is a party or to which IRF is subject. If IRF’s board of directors shall determine that the proposed terms of an Acquisition Transaction constitute a Superior Proposal, IRF shall notify ABE in writing of such determination prior to any communication of such fact to the person making such proposal. IRF shall provide ABE with at least three full business days’ prior written notice of a meeting of IRF’s board of directors at which such board is reasonably expected to consider a Superior Proposal and together with such notice a copy of the documentation relating to such Superior Proposal that is to be presented to IRF’s board of directors at such meeting.

(c)           Nothing in this Section 5.9 shall limit IRF’s obligation under Section 5.1 to conduct the IRF Consent Solicitation.

(d)           For purposes of this Agreement, “Superior Proposal” means any bona fide proposal regarding an Acquisition Transaction on terms that IRF’s board of directors determines in its good faith judgment (based on the advice of IRF’s financial advisor, if any, and legal counsel, taking into account all the terms and conditions of the proposed Acquisition Transaction, including any break-up fees, expense reimbursement provisions and conditions to consummation) are more favorable to IRF’s members than this Agreement and the Merger taken as a whole, and for which financing, to the extent required, is then fully committed.

ARTICLE VI

PRECLOSING AND OTHER COVENANTS OF ABE AND MERGER SUB

Section 6.1             Advice of Changes. ABE will promptly advise IRF in writing of any event known to ABE occurring subsequent to the date of this Agreement that would, or would be reasonably likely to, render any representation or warranty of ABE contained in this Agreement, if made on or as of the date of such event or the Closing Date, untrue or inaccurate in any material respect.

Section 6.2             Satisfaction of Conditions Precedent. ABE will use commercially reasonable efforts to satisfy or cause to be satisfied all the conditions precedent which are set forth in Sections 8.1 and 8.3, and ABE will use commercially reasonable efforts to cause the transactions contemplated by this Agreement to be consummated in accordance with the terms of this Agreement.

Section 6.3             Litigation. ABE shall notify IRF in writing promptly after receiving notice of any material claim, action, suit, arbitration, mediation, proceeding or investigation by or before any court, arbitrator or arbitration panel, board or governmental agency, initiated by or against it, or, to the knowledge of the ABE, threatened against the ABE or any if its officer, directors, employees or members in their capacity as such.

ARTICLE VII

OTHER AGREEMENTS

Section 7.1             Confidentiality. Each party acknowledges that ABE (through its representative Revis Stephenson) and IRF (through its representative Glen Bode) have previously executed Confidentiality Agreements dated November 16, 2005 (the “Confidentiality Agreements”), which agreement shall continue in full force and effect in accordance with its terms.

Section 7.2             No Public Announcement. Neither of the parties to this Agreement shall make any public announcement concerning this Agreement, their discussions or any other memoranda, letters or agreements between the parties relating to the Merger without the other party’s prior written consent (which shall not be unreasonably withheld); provided, however, that either of the parties, but only after reasonable consultation with the other, may make disclosure if required under applicable law or the rules and regulations of the SEC; and provided further, however, that following execution of this Agreement or consummation of the Merger, ABE may, in its sole discretion, make a public announcement regarding the Merger, this Agreement and the integration of the IRF Business into that of ABE.

Section 7.3             Consents; Reasonable Efforts. Subject to the terms and conditions of this Agreement, IRF and ABE shall use their respective reasonable good faith efforts to (i) obtain all consents, waivers, approvals, authorizations and orders required under applicable law in connection with the authorization, execution and delivery of this Agreement and the consummation of the Merger and (ii) take, or cause to be taken, all appropriate action, and do, or cause to be done, all things necessary, proper or advisable to consummate and make effective the transactions contemplated by this Agreement as promptly as practicable.

Section 7.4             Further Assurances. Prior to and following the Closing, each party agrees to cooperate fully with the other parties and to execute such further instruments, documents and agreements and to give such further written assurances, as may be reasonably requested by any other party to better evidence and reflect the transactions described herein and contemplated hereby and to carry into effect the intents and purposes of this Agreement.

Section 7.5             FIRPTA. IRF shall, prior to the Closing Date, provide ABE with a properly executed Foreign Investment and Real Property Tax Act of 1980 FIRPTA Notification Letter (“FIRPTA Notification Letter”) which states that IRF Units do not constitute “United States real property interests” under Section 897(c) of the Code, for purposes of satisfying ABE’s obligations under Treasury Regulation Section 1.1445-2(c)(3). In addition, simultaneously with delivery of such FIRPTA Notification Letter, IRF shall provide to ABE, as agent for IRF, a form of notice to the Internal Revenue Service in accordance with the requirements of Treasury Regulation Section 1.897-2(h)(2), along with written authorization for ABE to deliver such notice form to the Internal Revenue Service on behalf of IRF upon the Closing of the Merger (together with the FIRPTA Notification Letter, the “FIRPTA Documents”).

Section 7.6             Blue Sky Laws. ABE shall take such steps as may be necessary to comply with the securities and blue sky laws of all jurisdictions that are applicable to the issuance of the ABE Units in connection with the Merger. IRF shall use its reasonable good faith efforts to assist ABE as may be necessary to comply with the securities and blue sky laws of all jurisdictions that are applicable in connection with the issuance of ABE Units in connection with the Merger.

Section 7.7             Offering Memorandum. As soon as reasonably practicable after the execution of this Agreement, ABE shall prepare an offering memorandum (the “Offering Memorandum”) for distribution to IRF members. IRF shall promptly mail the Offering Memorandum to all members of IRF.

Section 7.8             Post-Closing Board of Directors. Effective immediately following the Closing, the board of directors of the Surviving IRF shall consist of nine members, who shall be the persons set forth on Schedule 7.8.

Section 7.9             Qualification of Merger as a Reorganization. It is intended by the parties hereto that the Merger shall constitute a “reorganization” within the meaning of Section 368(a) of the Code. The parties hereto adopt this Agreement as a “plan of reorganization” within the meaning of Sections 1.368-2(g) and 1.368-3(a) of the United States Income Tax Regulations. Notwithstanding the foregoing, none of ABE, Merger Sub or IRF makes any representation or warranty with respect to any tax consequences to ABE, Merger Sub, IRF or any IRF members arising under this Agreement or the transactions contemplated hereby and IRF hereby represents that its members are relying on independent advice regarding the tax consequences to them of such transactions.

Section 7.10           Indiana Plant Financing. The parties contemplate that an additional equity financing by ABE or Surviving Company will need to be completed in order to provide sufficient funds necessary to fund construction of a 100 million gallon per year ethanol plant to be located near Rochester, Indiana (the “Indiana Plant”). The terms and conditions of this financing, including but not limited to the total amount raised and the per unit price (if Surviving Company units are sold in the offering), will be determined by ABE’s board of directors in good faith and in compliance with their fiduciary duties, and will take into account the value of Surviving Company and its planned ethanol facility. In connection with this determination, ABE’s board of directors will obtain in advance and consider the input of Surviving Company’s board of directors. In addition, Former IRF Unitholders agree to cooperate and assist ABE, without additional consideration, in meeting with potential investors in the State of Indiana. ABE agrees that it will not develop an ethanol plant in the State of Indiana other than the Indiana Plant without the consent of Surviving Company’s board of directors until the financing described in this section is completed.

ARTICLE VIII

CONDITIONS TO MERGER

Section 8.1             Conditions to Each Party’s Obligation to Effect the Merger. The respective obligations of each party to this Agreement to effect the Merger shall be subject to the satisfaction prior to the Closing Date of the following conditions:

(a)           IRF Member Approvals. The members of IRF entitled to vote on or consent to this Agreement in accordance with Indiana Law and the IRF Operating Agreement shall have adopted this Agreement.

(b)           Approvals. Other than the filing provided for by Section 1.1(a) and (b), all authorizations, consents, orders or approvals of, or declarations or filings with, or expirations of waiting periods imposed by, any Governmental Entity shall have been filed, occurred or been obtained.

(c)           No Injunctions or Restraints; Illegality. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal or regulatory restraint or prohibition preventing the consummation of the Merger or limiting or restricting the conduct or operation of the IRF Business by ABE after the Merger shall have been issued, nor shall any proceeding brought by a domestic administrative agency or commission or other domestic Governmental Entity or other third party, seeking any of the foregoing be pending; nor shall there be any action taken, or any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the Merger that makes the consummation of the Merger illegal.

Section 8.2             Additional Conditions to Obligations of ABE and Merger Sub. The obligations of ABE and Merger Sub to effect the Merger are subject to the satisfaction of each of the following conditions, any of which may be waived in writing exclusively by ABE and Merger Sub:

(a)           Representations and Warranties. The representations and warranties of IRF set forth in this Agreement and qualified by materiality or Material Adverse Effect shall be true and correct in all respects as of the date of this Agreement and (except to the extent such representations and warranties speak as of an earlier date) as of the Closing Date as though made on and as of the Closing Date, and the representations and warranties of IRF set forth in this agreement that are not so qualified shall be true and correct in all material respects as of the date of this Agreement and (except to the extent that such representations and warranties speak as of an earlier date) as of the Closing Date as though made on and as of the Closing Date except for changes contemplated by this Agreement. ABE shall have received a certificate signed on behalf of IRF by the chief executive officer and the chief financial officer of IRF to such effect.

(b)           Performance of Obligations of IRF. IRF shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date. ABE shall have received a certificate signed on behalf of IRF by the chief executive officer of IRF to such effect.

(c)           Blue Sky Laws. ABE shall have received all state securities or “Blue Sky” permits and other authorizations necessary to issue ABE Units pursuant to the Merger.

(d)           Non-Competition and Non-Solicitation Agreements. IRF shall deliver a Non-Competition Agreement signed by each IRF unitholder.

(e)           Escrow Agreement. ABE shall have received the Escrow Agreement duly executed and delivered by the Securityholders’ Representative.

(f)            ABE Operating Agreement and Unitholder Agreements. Each holder of IRF Units receiving ABE Units pursuant to the Merger shall have executed and delivered to ABE a counterpart signature page to the ABE Operating Agreement and Unitholder Agreement.

(g)           Opinion of IRF’s Counsel. ABE shall have received an opinion dated the Closing Date of Drewry Simmons Vornehm, LLP, counsel to IRF, as to the matters in the form attached hereto as Exhibit E.

(h)           Approvals. All IRF Material Consents shall have been obtained.

(i)            Employees. Each of the employees of IRF listed on Schedule 8.2(i) shall have accepted, contingent only upon the closing of the Merger, ABE’s offer for continued employment by IRF, as a wholly owned subsidiary of ABE following the Merger.

(j)            Resignations of Directors and Officers. IRF shall have received written letters of resignation from each of the current members of IRF’s board of directors and each officer of IRF, in each case effective at the Effective Time.

(k)           Option to Purchase Real Property. IRF shall, prior to the Closing Date, transfer all of its rights to acquire real property located in the State of Indiana to ABE, and will obtain and deliver to ABE at or prior to Closing, all consents and approvals necessary to complete this transfer.

(l)            Release of Liens and Security Interests. All liens against, and all security interests in, IRF or any of its assets or properties shall have been released.

(m)          No Litigation. There shall be no private or governmental action, suit, proceeding, claim, arbitration or investigation of any nature pending before any agency, court or tribunal,

foreign or domestic, and there shall be no judgment, decree or order against IRF or any of its directors or officers (in their capacities as such).

(n)           Section 280G Approval. The 280G Proposal shall have been subject to a vote by IRF members as required by Section 5.1(b), and each “disqualified individual” set forth on Schedule 5.1(c) of the IRF Disclosure Schedule shall have agreed pursuant to the terms of the Parachute Payment Waiver, to, and shall, forfeit any payments that would be non-deductible if the member approval described in Section 5.1(b) is not obtained.

(o)           Good Standing Certificates. ABE shall have received a certificate from the Office of the Secretary of State of Indiana and each other State in which IRF is qualified to do business as a foreign corporation certifying that IRF is in good standing and has paid all Taxes then due.

(p)           FIRPTA. ABE shall have received the FIRPTA Documents, duly executed on behalf of IRF by the chief executive officer of IRF.

(q)           IRF Transaction Expenses:  IRF shall have paid all IRF Transaction Expenses in accordance with the provisions of Section 9.3(b) and ABE shall have received an acknowledgment and release, in form reasonably satisfactory to ABE, from each lawyer, accountant, investment bank, broker or finder acknowledging the payment in full of such IRF Transaction Expenses and releasing ABE, Merger Sub, IRF and their successors and assigns from any further obligations with respect to payment of IRF Transaction Expenses.

(r)            Spreadsheet; Capitalization Certificate. IRF shall have delivered to ABE (i) the Spreadsheet and (ii) an updated Sections 2.1(e), 2.1(f) and 3.2(a) of the IRF Disclosure Schedule reflecting changes permitted by this Agreement in the capitalization of IRF between the date hereof and the Effective Time (the “IRF Capitalization Certificate”).

Section 8.3             Additional Conditions to Obligations of IRF. The obligation of IRF to effect the Merger is subject to the satisfaction of each of the following conditions, any of which may be waived, in writing, exclusively by IRF:

(a)           Representations and Warranties. The representations and warranties of ABE and Merger Sub set forth in this Agreement and qualified by materiality or Material Adverse Effect shall be true and correct in all respects as of the date of this Agreement and (except to the extent such representations speak as of an earlier date) as of the Closing Date as though made on and as of the Closing Date, and the representations and warranties of ABE and Merger Sub set forth in this agreement that are not so qualified shall be true and correct in all material respects as of the date of this Agreement and (except to the extent that such representations and warranties speak as of an earlier date) as of the Closing Date as though made on and as of the Closing Date. IRF shall have received a certificate signed on behalf of ABE by the chief financial officer of ABE to such effect.

(b)           Performance of Obligations of ABE and Merger Sub. ABE and Merger Sub shall have performed in all material respects all obligations required to be performed by them under this Agreement at or prior to the Closing Date. IRF shall have received a certificate signed on behalf of ABE by the chief financial officer of ABE to such effect.

(c)           Escrow Agreement. IRF shall have received the Escrow Agreement duly executed and delivered by ABE and the Escrow Agent.

(d)           Surviving Company Board of Directors. The Board of Directors of Merger Sub shall have appointed the persons set forth on Schedule 7.8 to serve as directors of the Surviving Company, effective as of the Effective Time. ABE shall enter into board observer agreements in the form attached as Exhibit F with two persons to be appointed by the Board of Directors of

Surviving Company. The operating agreement of Surviving Company shall be in the form attached as Exhibit G.

ARTICLE IX

TERMINATION AND AMENDMENT

Section 9.1             Termination. This Agreement may be terminated at any time prior to the Effective Time:

(a)           by mutual written consent of ABE and IRF;

(b)           by either ABE or IRF, by giving written notice to the other party, if a court of competent jurisdiction or other Governmental Entity shall have issued a nonappealable final order, decree or ruling or taken any other action, in each case having the effect of permanently restraining, enjoining or otherwise prohibiting the Merger.

(c)           by ABE, by giving written notice to IRF, if the Closing shall not have occurred on or before June 30, 2006 by reason of the failure of any condition precedent under Section 8.1 or 8.2 (unless the failure results primarily from a breach by ABE of any representation, warranty, or covenant of ABE contained in this Agreement or ABE’s failure to fulfill a condition precedent to closing or other default);

(d)           by IRF, by giving written notice to ABE, if the Closing shall not have occurred on or before June 30, 2006 by reason of the failure of any condition precedent under Section 8.1 or 8.3 (unless the failure results primarily from a breach by IRF of any representation, warranty, or covenant of IRF contained in this Agreement or IRF’s failure to fulfill a condition precedent to closing or other default);

(e)           by ABE, if:

(i)            the board of directors of IRF shall have withdrawn or modified its recommendation of this Agreement or the Merger in a manner adverse to ABE (or resolved to do so);

(ii)           the board of directors of IRF shall have recommended to the IRF member any Acquisition Transaction other than the Merger;

(iii)          the board of directors of IRF shall not have for any reason conducted the IRF Consent Solicitation or called and held a meeting of IRF members to consider the Merger within 15 days following the date of this Agreement; or

(iv)          IRF or any of its officers, directors, members, employees, representatives (including, without limitation, accountants, attorneys, investment bankers or investors), agents or Affiliates shall have breached the terms of Section 5.9 in any respect.

(f)            by ABE, if IRF shall breach any representation, warranty, obligation or agreement hereunder such that the condition set forth in Section 8.2(a) and (b) would not be satisfied as of the time of such breach and such breach shall not have been cured within ten business days of receipt by IRF of written notice of such breach; provided, that the right to terminate this Agreement by ABE Under this Section 9.1(f) shall not be available to ABE where ABE is at that time in material breach of this Agreement;

(g)           by IRF, if ABE shall breach any representation, warranty, obligation or agreement hereunder such that the condition set forth in Section 8.3(a) and (b) would not be satisfied as of the time of such breach and such breach shall not have been cured within ten business days following receipt by ABE of written notice of such breach; provided, that the right to terminate this Agreement by

IRF under this Section 9.1(g) shall not be available to IRF where IRF is at that time in material breach of this Agreement; or

(h)           by ABE, by giving written notice to IRF, if the required approval of the members of IRF contemplated by this Agreement shall not have been obtained by reason of the failure to obtain the required consents or votes upon a vote taken by written consent or at a duly held meeting of members or at any adjournment thereof.

Section 9.2             Effect of Termination. In the event of termination of this Agreement as provided in Section 9.1, this Agreement shall immediately become void and there shall be no liability or obligation under this Agreement on the part of ABE, IRF, Merger Sub or their respective officers, directors, members or Affiliates, except as set forth in Section 9.3 and further except that (i) the provisions of this Section 9.2, Section 9.3 and Article XI shall remain in full force and effect and survive any termination of this Agreement and (ii) nothing herein shall relieve any party hereto from any liability in connection with any breach of any of such party’s representations, warranties or covenants contained herein or its obligations under the Confidentiality Agreements.

Section 9.3             Fees and Expenses.

(a)           Except as set forth in this Section 9.3, all fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses, whether or not the Merger is consummated.

(b)           If the Merger is consummated, all legal, accounting, investment banking, broker’s and finder’s fees and expenses incurred by IRF or its members in connection with the Merger (the “IRF Transaction Expenses”) shall be deemed expenses of the members of IRF, and shall be borne by the members of IRF. The legal fees of counsel for IRF incurred prior to the Closing Date shall be paid by IRF on a weekly basis at the same time as IRF funds its payroll obligations and any such fees that remain unpaid on the Closing Date shall be paid by wire transfer at the Closing. Any IRF Transaction Expenses not paid by IRF at or prior to the Closing Date in accordance with the provisions of this Section 9.3(b) (“Indemnifiable IRF Transaction Expenses”) shall be recoverable from the Escrow Fund (as defined below) as Damages (as defined below).

(c)           In the event that this Agreement is terminated pursuant to Section 9.1(c) due to the failure of any condition precedent under Section 8.2, 9.1(e) or 9.1(h), then IRF shall pay to ABE at the time of such termination the aggregate legal, accounting, investment banking, broker’s and finder’s fees and expenses incurred by ABE or its members in connection with the Merger, it being understood that such payments shall not in any way limit ABE’s right to pursue other remedies, whether in law or in equity, as a result of any breach of this Agreement by IRF.

ARTICLE X

ESCROW AND INDEMNIFICATION

Section 10.1           Indemnification of the ABE Indemnified Persons.

(a)           If the Merger is consummated, each Former IRF Unitholder shall severally (based on each such holder’s Pro Rata Share), and not jointly, indemnify and hold harmless ABE and its officers, directors, agents, representatives, members and employees, and each person, if any, who controls or may control ABE within the meaning of the Securities Act or the Exchange Act (each hereinafter referred to individually as an “ABE Indemnified Person” and collectively as “ABE Indemnified Persons”) from and against any and all losses, costs, claims, damages, liabilities and expenses, (including reasonable attorneys’ fees, other professionals’ and experts’ fees, costs of investigation and court costs (collectively, “Damages”), directly or indirectly arising out of or resulting from:

(i)            any failure of any representation or warranty made by IRF in this Agreement or the IRF Disclosure Schedule to be true and correct as of the date of this Agreement and as of the Closing Date (as though such representation or warranty were made as of the Closing Date rather than the date of this Agreement, except in the case of any individual representation and warranty which by its terms speaks only as of a specific date or dates);

(ii)           any failure of any certification, representation or warranty made by IRF pursuant to Section 8.2 to be true and correct as of the date such certificate is delivered to ABE;

(iii)          any breach of any of the covenants or agreements made by IRF in this Agreement;

(iv)          any Indemnifiable IRF Transaction Expenses; or

(v)           any inaccuracies in the Spreadsheet or the IRF Capitalization Certificate.

(b)           In determining the amount of any Damages in respect of the failure of any representation or warranty to be true and correct for purposes of this Article X only, any materiality standard or materiality qualification (including a Material Adverse Effect standard or qualification) contained in such representation or warranty shall be disregarded.

Section 10.2           Indemnification of the Member Indemnified Persons. If the Merger is consummated, ABE shall indemnify and hold harmless the Former IRF Unitholders from and against any Damages, directly or indirectly arising out of or resulting from:

(a)           any failure of any representation or warranty made by ABE or Merger Sub in this Agreement to be true and correct as of the date of this Agreement and as of the Closing Date (as though such representation or warranty were made as of the Closing Date rather than the date of this Agreement, except in the case of any individual representation and warranty which by its terms speaks only as of a specific date or dates);

(b)           any failure of any certification, representation or warranty made by ABE or Merger Sub pursuant to Section 8.3 to be true and correct as of the date such certificate is delivered to IRF; or

(c)           any breach of any of the covenants or agreements made by ABE or Merger Sub in this Agreement.

Section 10.3           Escrow Fund; Limitations on Liability.

(a)           As soon as practicable after the Effective Time, ABE Units constituting the Escrow Amount shall be deposited by ABE with Wells Fargo Bank, National Association (or such other institution selected by ABE with the reasonable consent of IRF) as escrow agent (the “Escrow Agent”). The deposit of the Escrow Amount with the Escrow Agent constitutes the Escrow Fund (the “Escrow Fund”), which shall be governed by the terms set forth in this Article X and in the Escrow Agreement.

(b)           The Escrow Fund shall be the sole and exclusive recourse of the ABE Indemnified Parties against the Former IRF Unitholders for Damages pursuant to Section 10.1; provided, however, that this limitation shall not apply to any claim for Damages (i) involving fraud, criminal conduct or intentional misconduct; or (ii) made pursuant to Sections 10.1(a)(iv)-(vi). Notwithstanding the foregoing, nothing in this Agreement shall limit: (i) the liability of IRF for any breach of any representation, warranty or covenant in this Agreement if the Closing does not occur; (ii) the liability of any party in connection with any breach of such party of one of the other agreements referred to herein; (iii) the liability of any officer, director, member or employee of IRF for such person’s or entity’s fraud or intentional misrepresentation; or (iv) the rights of ABE at law or in equity to seek non-cash remedies, including specific performance, if such rights would otherwise be available to ABE.

(c)           Notwithstanding the foregoing, none of the Former IRF Unitholders shall have any liability under Section 10.1 and ABE may not receive any ABE Units from the Escrow Fund unless and until an Officer’s Certificate or Certificates (as defined below) for an aggregate amount of ABE’s Damages in excess of $20,000 (the “Threshold Amount”) has been delivered to the Securityholders’ Representatives and to the Escrow Agent; provided, however, that after an Officer’s Certificate or Certificates for an aggregate of Damages in excess of the Threshold Amount has been delivered, ABE shall be entitled to receive the full amount of Damages identified in such Officer’s Certificate or Certificates; and provided further, however, that the Threshold Amount contemplated by this Section 10.3 shall not be applicable to claims made against the Escrow Fund pursuant to Section 10.1(a)(iv)-(vi) above, which claims shall be subject to indemnification and reimbursement on a first dollar basis.

(d)           In no event shall the total recovery of the Former IRF Unitholders for Damages pursuant to Section 10.2 exceed the Purchase Price (which shall be calculated as the sum of (i) all cash paid by ABE to the Former IRF Unitholders pursuant to Article II plus (ii) the product of the number of ABE Units issued to the Former IRF Unitholders multiplied by $10.00); provided, however, that this limitation shall not apply to any claim for Damages involving fraud, criminal conduct or intentional misconduct. Notwithstanding the foregoing, ABE shall not have any liability under Section 10.2 unless and until a Representative Certificate or Certificates (as defined below) setting forth claims for Damages in an aggregate amount in excess of the Threshold Amount has been delivered to ABE; provided, however, that after a Representative Certificate or Certificates for an aggregate in excess of the Threshold Amount have been delivered to ABE, the Former IRF Unitholders shall be entitled to receive the full amount of Damages identified in such Representative Certificate or Certificates.

(e)           Each ABE Unit shall be valued at $10.00 for purposes of any claims relating to the Escrow Fund.

Section 10.4           Escrow Period. The Escrow Fund shall terminate on successful completion of the following:  (a) IRF’s or ABE’s successful completion of the equity financings raising either (i) $35,000,000 to fund construction of the Indiana Plant or (ii) adequate capital to fund construction of the Indiana Plant, (b) execution of a written agreement by ABE in form and substance reasonably satisfactory to IRF providing for the purchase and delivery of methane to the Indiana Plant from the landfill site located near the Indiana Plant in Fulton County, Indiana, and (c) receipt by ABE of reasonably satisfactory written documentation establishing reliable and commercially reasonable terms on which rail transportation will be provided to the Indiana Plant (the “Escrow Period”), provided, however, that the Escrow Agent shall retain that portion of the Escrow Fund, which, in the reasonable judgment of ABE, subject to the objection of the Securityholders’ Representative and the subsequent resolution of the matter in the manner provided in Section 10.7, are necessary to satisfy any unsatisfied claims specified in any Officer’s Certificate theretofore delivered to the Escrow Agent and the Securityholders’ Representative prior to termination of the Escrow Period with respect to Damages arising or litigation pending prior to expiration of the Escrow Period, shall remain in the Escrow Fund until such claims have been finally resolved.

Section 10.5           Claims for Damages.

(a)           Upon receipt by the Escrow Agent on or before the last day of the Escrow Period of a certificate signed by any appropriately authorized officer of ABE (an “Officer’s Certificate”):

(i)            Stating the aggregate amount of ABE’s Damages or an estimate thereof, in each case to the extent known or determinable at such time; and

(ii)           Specifying in reasonable detail the individual items of such Damages included in the amount so stated, the date each such item was paid or properly accrued or arose, and the nature of the misrepresentation, breach or claim to which such item is related;

the Escrow Agent shall, subject to the provisions of Sections 10.2(c), Section 10.6 and Section and 10.7 hereof and of the Escrow Agreement, deliver to ABE out of the Escrow Fund, as promptly as practicable, ABE Units having a value equal to such Damages all in accordance with the Escrow Agreement and Section 10.5. Amounts paid or distributed from the Escrow Fund shall be allocated among the Former IRF Unitholders in accordance with their Pro Rata Share.

(b)           Upon receipt by ABE on or before the last day of the Escrow Period of a certificate signed by the Securityholders’ Representative (the “Representative Certificate”):

(i)            Stating the aggregate amount of Damages incurred by the Indemnified Securityholder Parties or an estimate thereof, in each case to the extent know or determinable at such time; and

(ii)           Specifying in reasonable detail the individual items of such Damages included in the amount so stated, the date each such item was paid or arose, and the nature of the misrepresentation, breach of claim to which such item is related;

ABE shall, subject to the provisions of Section 10.2(d) and Section 10.7, deliver to the Securityholders’ Representative, within 30 days after the delivery of such Representative Certificate, ABE Units in the amount of such Damages, and Securityholders’ Representative shall pay such amounts to the Former IRF Unitholders in accordance with their Pro Rate Share; provided; that ABE shall not deliver such amount to the Securityholders’ Representative if ABE shall object in a written statement to the claim made in the Representative Certificate, and such statement shall have been delivered to the Securityholders’ Representative prior to the expiration of such 30 day period.

Section 10.6           Objections to Claims. At the time of delivery of any Officer’s Certificate to the Escrow Agent, a duplicate copy of such Officer’s Certificate shall be delivered to the Securityholders’ Representative and for a period of thirty 30 days after such delivery, the Escrow Agent shall not deliver any portion of the Escrow Fund pursuant to Section 10.5 unless the Escrow Agent shall have received written authorization from the Securityholders’ Representative to make such delivery. After the expiration of such 30 day period, the Escrow Agent shall make delivery of any remaining ABE Units from the Escrow Fund in accordance with Section 10.5, provided, that no such delivery may be made if the Securityholders’ Representative shall object in a written statement to the claim made in the Officer’s Certificate, and such statement shall have been delivered to the Escrow Agent and to ABE prior to the expiration of such 30 day period.

Section 10.7           Resolution of Conflicts.

(a)           If the Securityholders’ Representatives shall object in writing to any claim or claims by ABE made in any Officer’s Certificate, then ABE shall have 30 days to respond in a written statement to the objection of the Securityholders’ Representatives. If ABE shall object in writing to any claim or claims on behalf of the Securityholder Indemnified Parties made in any Representative Certificate, then the Securityholders’ Representative shall have 30 days to respond in a written statement to the objection of ABE. If after such applicable 30 day period there remains a dispute as to any claims, the Securityholders’ Representative and ABE shall attempt in good faith for 30 days to agree upon the rights of the respective parties with respect to each of such claims. If the Securityholders’ Representative and ABE should so agree, a memorandum setting forth such agreement shall be prepared and signed by both parties and, if the claim was made in any Officer’s Certificate, such memorandum shall be furnished to the Escrow Agent. The Escrow Agent shall be entitled to rely on any such memorandum and shall distribute ABE Units from the Escrow Fund in accordance with the terms of the memorandum.

(b)           If no such agreement can be reached after good faith negotiation, either ABE or the Securityholders’ Representative may, by written notice to the other, demand arbitration of the matter unless the amount of the damage or loss is at issue in pending litigation with a third party, in which event arbitration shall not be commenced until such amount is ascertained or both parties agree to arbitration; and in either such event the matter shall be settled by arbitration conducted by three arbitrators. Within 15 days after such written notice is sent, ABE (on the one hand) and the Securityholders’ Representatives (on the other hand) shall each select one arbitrator, and the two arbitrators so selected shall select a third arbitrator. The decision of the arbitrators as to the validity and amount of any claim in such Officer’s Certificate or Representative Certificate, as applicable, shall be binding and conclusive upon the parties to this Agreement, and notwithstanding anything in Section 10.5, the Escrow Agent shall be entitled to act in accordance with such decision and make or withhold payments out of the Escrow Fund in accordance with such decision.

(c)           Judgment upon any award rendered by the arbitrators may be entered in any court having jurisdiction. Any such arbitration shall be held in Minneapolis, Minnesota under the commercial rules then in effect of the American Arbitration Association. The non-prevailing party to an arbitration shall pay its own expenses, the fees of each arbitrator, the administrative fee of the American Arbitration Association, and the expenses, including, without limitation, the reasonable attorneys’ fees and costs, incurred by the prevailing party to the arbitration.

Section 10.8           Securityholders’ Representative.

(a)           Glen Bode shall be constituted and appointed as the representative (the “Securityholders’ Representative”) for and on behalf of the Former IRF Unitholders to give and receive notices and communications, to authorize delivery to ABE of cash or other property from the Escrow Fund in satisfaction of claims by ABE, to object to such deliveries, to agree to, negotiate, enter into settlements and compromises of, and demand arbitration and comply with orders of courts and awards of arbitrators with respect to such claims, and to take all actions necessary or appropriate in the judgment of the Securityholders’ Representative for the accomplishment of the foregoing. Such agency may be changed by the holders of a majority in interest of the Escrow Fund from time to time upon not less than ten days’ prior written notice to ABE. No bond shall be required of the Securityholders’ Representative, and the Securityholders’ Representative shall receive no compensation for services. Notices or communications to or from the Securityholders’ Representative shall constitute notice to or from each of the Former IRF Unitholders.

(b)           The Securityholders’ Representatives shall not be liable for any act done or omitted hereunder as Securityholders’ Representative while acting in good faith, and any act done or omitted pursuant to the advice of counsel shall be conclusive evidence of such good faith. The Former IRF Unitholders shall severally and pro rata, in accordance with their respective Pro Rata Shares, indemnify the Securityholders’ Representative and hold him harmless against any loss, liability or expense incurred without gross negligence or bad faith on the part of the Securityholders’ Representative and arising out of or in connection with the acceptance or administration of his duties hereunder under this Agreement or the Escrow Agreement.

(c)           The Securityholders’ Representative shall have reasonable access to information about IRF and ABE and the reasonable assistance of IRF’s and ABE’s officers and employees for purposes of performing his duties and exercising his rights under this Article X, provided, that the Securityholders’ Representative shall treat confidentially and not disclose any nonpublic information from or about IRF or ABE to anyone (except on a need to know basis to individuals who agree to treat such information confidentially).

Section 10.9           Actions of the Securityholders’ Representative. A decision, act, consent or instruction of the Securityholders’ Representative shall constitute a decision of all of the Former IRF Unitholders and shall be final, binding and conclusive upon each such Former IRF Unitholder, and the Escrow Agent and ABE may rely upon any decision, act, consent or instruction of the Securityholders’ Representative as being the decision, act, consent or instruction of each and every such Former IRF

Unitholder. The Escrow Agent and ABE are hereby relieved from any liability to any person for any acts done by them in accordance with such decision, act, consent or instruction of the Securityholders’ Representative.

Section 10.10         Defense of Third-Party Claims. ABE shall determine and conduct the defense or settlement of any claim, demand, action, arbitration, investigation, inquiry or proceeding brought by a third party against ABE or such other ABE Indemnified Person (in each case, a “Third-Party Claim”) that is based on, arises out of or relates to any matter specified in Section 10.1, and the costs and expenses incurred by ABE in connection with such defense or settlement (including reasonable attorneys’ fees, other professionals’ and experts’ fees and court or arbitration costs) shall be included in the Damages for which ABE may seek indemnification pursuant to a claim made by any ABE Indemnified Person hereunder. The Securityholders’ Representative shall have the right to receive copies of all pleadings, notices and communications with respect to the Third-Party Claim to the extent that receipt of such documents by the Securityholders’ Representative does not affect any privilege relating to the ABE Indemnified Person and may participate in, but not determine or conduct, any defense of the Third-Party Claim or settlement negotiations with respect to the Third-Party Claim. No settlement of any such Third-Party Claim with any third party claimant shall be determinative of the existence of or amount of Damages relating to such matter, except with the consent of the Securityholders’ Representative, which consent shall not be unreasonably withheld, conditioned or delayed and which shall be deemed to have been given unless the Securityholders’ Representative shall have objected within ten days after a written request for such consent by ABE.

ARTICLE XI

MISCELLANEOUS

Section 11.1           Survival of Representations and Covenants. All representations, warranties, covenants and agreements of IRF contained in this Agreement shall survive the Closing and any investigation at any time made by or on behalf of ABE until the end of the Escrow Period. If ABE Units or other assets are retained in the Escrow Fund beyond expiration of the period specified in the Escrow Agreement, then (notwithstanding the expiration of such time period) the representation, warranty, covenant or agreement applicable to such claim shall survive until, but only for purposes of, the resolution of the claim to which such retained Escrow Shares or other assets relate. All representations, warranties, covenants and agreements of ABE contained in this Agreement shall survive the Closing and any investigation at any time made by or on behalf of IRF until the end of the Escrow Period. Notwithstanding the foregoing, all covenants and agreements set forth in this Agreement that are to be performed following the Closing Date shall survive the Closing and continue in full force and effect until such covenants and agreements are performed in accordance with the terms of this Agreement.

Section 11.2           Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, telecopied (which is confirmed) or two business days after being mailed by registered or certified mail (return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

(a)	if to ABE or Merger Sub:	with a copy to (that shall not constitute notice):

	Advanced BioEnergy, LLC	Faegre & Benson LLP
	137 North Eighth Street	2200 Wells Fargo Center
	Geneva, Nebraska 68361	90 South Seventh Street
	Attention: Chief Executive Officer	Minneapolis, Minnesota 55402-3901
	Facsimile No. (402) 759-3774	Attention: Peter J. Ekberg
Facsimile No: (612) 766-1600

(b)	if to IRF, to:	with a copy to (that shall not constitute notice):

	Indiana Renewable Fuels, LLC	Drewry Simmons Vornehm, LLP
	1007 West Third Street	8888 Keystone Crossing
	Rochester, Indiana 47975	Suite 1200
	Facsimile No. (574) 224-3843	Indianapolis, Indiana 46240
Attention: David L. Simmons
Facsimile No. (317) 580-4855

(c)	if to the Securityholders’ Representative, to:

Glen Bode
1007 West Third Street
Rochester, Indiana 47975
Facsimile No. (574) 224-3843

Section 11.3           Interpretation. When a reference is made in this Agreement to Sections, such reference shall be to a Section of this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words “include,” “includes” or “including” are used in this Agreement they shall be deemed to be followed by the words “without limitation.”  Whenever the words “to the knowledge of IRF” or “known to IRF” or similar phrases are used in this Agreement, they mean when used in reference to (i) an individual, to the actual knowledge, after reasonable inquiry, of such individual or (ii) a party that is not an individual, to the actual knowledge, after reasonable inquiry, of the directors, officers and employees of such party.

Section 11.4           Counterparts. This Agreement may be executed by facsimile signature and in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when two or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

Section 11.5           Entire Agreement; No Third Party Beneficiaries. This Agreement (including the documents and the instruments referred to herein), the Confidentiality Agreements and the Transaction Documents constitute the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, and are not intended to confer upon any person other than the parties hereto (including without limitation any IRF employees) any rights or remedies hereunder.

Section 11.6           Governing Law; Jurisdiction. This Agreement shall be governed and construed in accordance with the laws of the State of Minnesota without regard to any applicable conflicts of law. In any action between the parties arising out of or relating to this Agreement or any of the transactions contemplated by this Agreement: (a) each of the parties irrevocably and unconditionally consents and submits to the exclusive jurisdiction and venue of the state and federal courts located in the State of Minnesota; (b) if any such action is commenced in a state court, then, subject to applicable law, no party shall object to the removal of such action to any federal court located in Minnesota; (c) each of the parties irrevocably waives the right to trial by jury; and (d) each of the parties irrevocably consents to service of process by first class certified mail, return receipt requested, postage prepaid, to the address at which such party is to receive notice in accordance with Section 11.2.

Section 11.7           Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties; provided, however, that ABE shall be permitted to assign (i) the rights and obligations of Merger Sub hereunder to another wholly owned subsidiary of ABE, and (ii) its rights and obligations hereunder to any successor in interest to it in connection with a transaction involving a change-in-control of ABE. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

Section 11.8           Amendment. This Agreement may be amended by the parties hereto, at any time before or after approval of matters presented in connection with the Merger by the members of IRF, but after any such members approval, no amendment shall be made which by law requires the further approval of members without obtaining such further approval. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

Section 11.9           Extension; Waiver. At any time prior to the Effective Time, the parties hereto may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations or the other acts of the other parties hereto, (ii) waive any inaccuracies in the representations or warranties contained herein or in any document delivered pursuant hereto and (iii) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party.

Section 11.10         Specific Performance. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to injunctive relief to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

Section 11.11         Severability. If any provision of this Agreement is held to be illegal, invalid or unenforceable under any present or future law or regulation, and if the rights or obligations of any party hereto under this Agreement will not be materially and adversely affected thereby, (a) such provision will be fully severable, (b) this Agreement will be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof, (c) the remaining provisions of this Agreement will remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provision or by its severance from this Agreement and (d) in lieu of such illegal, invalid or unenforceable provision, there will be added automatically as a part of this Agreement a legal, valid and enforceable provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible.

[Signature Page Follows]

IN WITNESS WHEREOF, ABE, Merger Sub and IRF have caused this Agreement and Plan of Merger to be signed by their respective officers thereunto duly authorized, in each case as of the date first written above.

ADVANCED BIOENERGY, LLC
a Delaware limited liability company

By:	/s/ Revis L. Stephenson III
Revis L. Stephenson III
Chief Executive Officer

IRF ACQUISITION, LLC
an Indiana limited liability company
By: Advanced BioEnergy, LLC
Its: Member

By:	/s/ Revis L. Stephenson III
Revis L. Stephenson III
Chief Executive Officer

INDIANA RENEWABLE FUELS, LLC
an Indiana limited liability company

By:	/s/ Glen Bode
Name:	Glen Bode
Its:	President

Signature Page

EXHIBIT A

VOTING AGREEMENT

This Voting Agreement (this “Agreement”) is made and entered into as of May 10, 2006, by and between Advanced BioEnergy, LLC, a Delaware limited liability company (“ABE”), and the undersigned member (the “Unitholder”) of Indiana Renewable Fuels, LLC, an Indiana limited liability company (“IRF”).

RECITALS

A.            Concurrently with the execution of this Agreement, ABE, IRF and IRF Acquisition, LLC, an Indiana limited liability company and a wholly owned subsidiary of ABE (“Merger Sub”), have entered into an Agreement and Plan of Merger (the “Merger Agreement”), which provides for the merger (the “Merger”) of Merger Sub with and into IRF.

B.            As a condition and inducement to ABE’s willingness to enter into the Merger Agreement, ABE has requested that the Unitholder agree to certain matters regarding the retention and voting of the IRF Units (as defined below) in connection with the Merger.

C.            Capitalized terms used in this Agreement that are not otherwise defined shall have the meanings given to them in the Merger Agreement.

In consideration of the foregoing and the mutual promises, covenants and conditions contained herein, the parties hereby agree as follows:

ARTICLE I
AGREEMENT NOT TO TRANSFER

1.1           Transfer and Encumbrance. The Unitholder agrees not to sell, transfer, tender, assign, pledge, encumber, contribute to the capital of any entity, hypothecate, give or otherwise dispose of, or create or permit to exist any encumbrance of any nature whatsoever, in each case other than as otherwise contemplated by this Agreement and other than as a result of death (each, a “Transfer”), with respect to any membership unit of IRF owned or beneficially held by him, her or it (“IRF Units”) or New Units, as defined in Section 1.3 below, or to make any offer or agreement relating thereto, at any time prior to the earlier to occur of the Effective Time and the termination of this Agreement in accordance with its terms (the “Expiration Date”).

1.2           Voting, Proxies and Powers of Attorney. Except pursuant to the terms of this Agreement and any voting agreement that does not relate to the matters set forth in Section 2.1 below, Unitholder shall not, directly or indirectly, grant any proxy or power of attorney with respect to any of the IRF Units, deposit any of the IRF Units into a voting trust, or enter into a voting agreement with respect to any of the IRF Units.

1.3           Additional Purchases. The Unitholder agrees that any membership units of IRF that such Unitholder shall purchase or with respect to which such Unitholder shall otherwise acquire beneficial ownership after the execution of this Agreement and prior to the Expiration Date (“New Units”) shall be subject to the terms and conditions of this Agreement to the same extent as if they constituted IRF Units.

ARTICLE II
AGREEMENT TO VOTE SHARES AND GRANT PROXY

2.1           Agreement to Vote IRF Units. At every meeting of the members of IRF called with respect to any of the following, and on every action or approval by written consent of the members of IRF with respect to any of the following, the Unitholder agrees to vote the IRF Units and any New Units (i) in favor of adoption of the Merger Agreement and any matter that could reasonably be expected to facilitate the Merger, and (ii) against any Acquisition Transaction or any proposal made in opposition to, or in competition with, consummation of the Merger and the other transactions contemplated by the

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Merger Agreement. Except as permitted under Section 5.1(a) and 5.9 of the Merger Agreement, Unitholder further agrees not, directly or indirectly, to solicit, initiate, seek, encourage or support or take any other action designed to facilitate any Acquisition Transaction.

2.2           Grant of Proxy. Contemporaneously with the execution and delivery of this Agreement, the Unitholder is delivering to IRF a duly executed proxy in the form attached hereto as Annex A (the “Proxy”), such Proxy to cover only the IRF Units. The Unitholder hereby revokes any and all prior proxies or powers of attorney given by the Unitholder with respect to voting of the IRF Units on the matters referred to in Section 2.1 and agrees not to grant any subsequent proxies or powers of attorney with respect to the voting of the IRF Units on the matters referred to in Section 2.1 until after the Expiration Date.

ARTICLE III
REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE UNITHOLDER

The Unitholder represents, warrants and covenants to IRF as follows:

3.1           Ownership of Shares. The Unitholder (together with such Unitholder’s spouse, if applicable) is the sole beneficial and record owner and holder of the IRF Units, which at the date hereof and at all times up until the Expiration Date, will, except as set forth on Schedule 3.1 to this Agreement, be free and clear of any Encumbrances; and the Unitholder does not own, beneficially or of record, as of the date of this Agreement any membership interests of IRF other than the IRF Units.

3.2           Authority; Due Execution. The Unitholder has full power and authority (including, if applicable, full corporate power and authority) to make, enter into and carry out the terms of this Agreement. The Unitholder has duly executed and delivered this Agreement and (assuming the due authorization, execution and delivery of this Agreement by ABE) this Agreement constitutes a valid and binding obligation of the Unitholder.

3.3           No Solicitations. Prior to the Expiration Date, except as permitted under Sections 5.1(a) and 5.9 of the Merger Agreement, Unitholder will not, and will not permit any entity under the Unitholder’s control, to: (i) solicit proxies with respect to (a) any Acquisition Transaction or other proposal made in opposition to or competition with consummation of the Merger, (b) any merger, consolidation, sale of assets, reorganization or recapitalization with any party other than with ABE and its affiliates, or (c) any liquidation or winding up of IRF (each of the foregoing is hereinafter referred to as an “Opposing Proposal”); (ii) otherwise encourage or assist any party in taking or planning any action that would compete with, restrain or otherwise serve to interfere with or inhibit the timely consummation of the Merger in accordance with the terms of the Merger Agreement; (iii) initiate a member’s vote or action by consent of IRF members with respect to an Opposing Proposal; or (iv) become a member of a “group” (as such term is used in Section 13(d) of the Securities Exchange Act of 1934) with respect to any voting securities of IRF with respect to an Opposing Proposal.

ARTICLE IV
REPRESENTATIONS, WARRANTIES AND COVENANTS OF ABE

4.1           Authority; Due Execution. ABE has full corporate power and authority to make, enter into and carry out this Agreement. A duly authorized officer of ABE has duly executed and delivered this Agreement and (assuming the due authorization, execution and delivery of this Agreement by the Unitholder) this Agreement constitutes a valid and binding obligation of ABE.

4.2           No Conflict. Neither the execution of this Agreement by ABE nor the consummation of the transactions contemplated hereby will result in a breach or violation of the terms of any agreement by which ABE is bound or by any decree, judgment, order, law or regulation now in effect of any court or other governmental body applicable to ABE.

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ARTICLE V
TERMINATION

This Agreement, and all rights and obligations of the parties hereunder, shall terminate upon the earlier of (a) the Effective Time, (b) the termination of the Merger Agreement in accordance with its terms, (c) if the Merger Agreement is amended in a manner which, if the Merger Agreement had already been adopted by the IRF members would, by law, require the further approval of the IRF members, or (d) the agreement of ABE and Unitholder to terminate this Agreement. Nothing in this Article V shall relieve any party of liability for any breach of this Agreement. If this Agreement is terminated in accordance with the terms of this Article V, the Proxy delivered by Unitholder pursuant to Section 2.2 shall also terminate and be of no further force or effect.

ARTICLE VI
MISCELLANEOUS

6.1           Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, then the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

6.2           Binding Effect and Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but, except as otherwise specifically provided herein, neither this Agreement nor any of the rights, interests or obligations of the parties hereto may be assigned by either of the parties without prior written consent of the other.

6.3           Amendments and Modification. This Agreement may not be modified, amended, altered or supplemented except upon the execution and delivery of a written agreement executed by the parties hereto.

6.4           Specific Performance; Injunctive Relief. The parties hereto acknowledge that ABE will be irreparably harmed and that there will be no adequate remedy at law for a violation of any of the covenants or agreements of the Unitholder set forth herein. Therefore, it is agreed that, in addition to any other remedies that may be available to ABE upon any such violation, ABE shall have the right to enforce such covenants and agreements by specific performance, injunctive relief or by any other means available to ABE at law or in equity.

6.5           Governing Law. This Agreement shall be governed by, construed and enforced in accordance with, the internal laws of the State of Minnesota as such laws are applied to contracts entered into and to be performed entirely within Minnesota.

6.6           Entire Agreement. This Agreement contains the entire understanding of the parties in respect of the subject matter hereof, and supersedes all prior negotiations and understandings between the parties with respect to such subject matter.

6.7           Counterparts. This Agreement may be executed in several counterparts, each of which shall be an original, but all of which together shall constitute one and the same agreement.

6.8           Effect of Headings. The section headings herein are for convenience only and shall not affect the construction or interpretation of this Agreement.

[Signature Page Follows]

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IN WITNESS WHEREOF, the parties have caused this Agreement to be signed as of the date first written above.

ADVANCED BIOENERGY, LLC
a Delaware limited liability company

By:
Revis L. Stephenson III
Chief Executive Officer

UNITHOLDER:

By:
Name:

NUMBER OF IRF UNITS BENEFICIALLY OWNED BY UNITHOLDER:

ANNEX A

IRREVOCABLE PROXY
TO VOTE IRF UNITS OF INDIANA RENEWABLE FUELS, LLC

The undersigned member of Indiana Renewable Fuels, LLC, an Indiana limited liability company (“IRF”), hereby irrevocably appoints Advanced BioEnergy, LLC, a Delaware liability company (“ABE”), or any designee of ABE, as the sole and exclusive attorney and proxy of the undersigned, with full power of substitution and resubstitution, to vote and exercise all voting rights (to the full extent that the undersigned is entitled to do so) with respect to the membership units and rights of IRF that are owned of record by the undersigned, (collectively, the “IRF Units”) in accordance with the terms of this irrevocable proxy (“Irrevocable Proxy”). Upon the undersigned’s execution of this Irrevocable Proxy, any and all prior proxies given by the undersigned with respect to the voting of any of the IRF Units on the matters referred to in this Irrevocable Proxy are hereby revoked and the undersigned agrees not to grant any subsequent proxies with respect to such matters until after the Expiration Date (as defined below). Capitalized terms used herein but not defined herein shall have the meaning set forth in the Merger Agreement (as defined below).

This Irrevocable Proxy is irrevocable, is coupled with an interest, and is granted in consideration of ABE entering into that certain Agreement and Plan of Merger (the “Merger Agreement”), dated as of May 10, 2006, by and among ABE, IRF and IRF Acquisition, LLC, an Indiana limited liability company and a wholly owned subsidiary of ABE (“Merger Sub”), which Merger Agreement provides for the merger of Merger Sub with and into IRF (the “Merger”). The effectiveness of this Irrevocable Proxy shall terminate upon the earlier of (a) the Effective Time, (b) the termination of the Merger Agreement in accordance with its terms, (c) if the Merger Agreement is amended in a manner which, if the Merger Agreement had already been adopted by the IRF members would, by law, require the further approval of the IRF members, or (d) the agreement of ABE and Unitholder to terminate this Irrevocable Proxy (the date on which the effectiveness of this Irrevocable Proxy shall terminate in accordance with the foregoing, the “Expiration Date”).

The attorney and proxy named above, or any designee of ABE, as the sole and exclusive attorney and proxy of the undersigned, is hereby authorized and empowered by the undersigned, at any time prior to the Expiration Date, to act as the undersigned’s attorney and proxy to vote the IRF Units, and to exercise all voting rights of the undersigned with respect to the IRF Units (including, without limitation, the power to execute and deliver written consents), at every annual, special or adjourned meeting of the members of IRF and in every written consent in lieu of such meeting:

(a)           in favor of adoption of the Merger Agreement and any matter that could reasonably be expected to facilitate the Merger; and

(b)           against any Acquisition Transaction or any proposal made in opposition to, or in competition with, consummation of the Merger and the other transactions contemplated by the Merger Agreement.

The attorney and proxy named above, or any designee or ABE, as the sole and exclusive attorney and proxy of the undersigned, may not exercise this Irrevocable Proxy on any other matter except as provided above. The undersigned member may vote the IRF Units on all other matters.

All authority herein conferred shall survive the death or incapacity of the undersigned and any obligation of the undersigned hereunder shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.

[Signature Page Follows]

This Irrevocable Proxy is coupled with an interest as aforesaid and is irrevocable.

Date:                                  , 2006

UNITHOLDER:

By:
Name:

NUMBER OF IRF UNITS BENEFICIALLY OWNED BY UNITHOLDER:

EXHIBIT B

UNITHOLDER AGREEMENT

This UNITHOLDER AGREEMENT (this “Agreement”) is entered into as of *[                    ], 2006, between Advanced BioEnergy, LLC, a Delaware limited liability company (“ABE”), and the undersigned holder of membership units (“Unitholder”) of Indiana Renewable Fuels, LLC, an Indiana limited liability company (“IRF”).

RECITALS

A.            ABE, IRF and IRF Acquisition, LLC, an Indiana limited liability company and wholly owned subsidiary of ABE (“Merger Sub”), have entered into an Agreement and Plan of Merger (the “Merger Agreement”), which provides for the merger (the “Merger”) of Merger Sub with and into IRF.  Terms used herein and not defined herein have the meanings set forth in the Merger Agreement.

B.            Pursuant to the Merger Agreement, ABE will issue to Unitholder membership units of ABE (“ABE Units”) or pay to Unitholder cash (the “Merger Consideration”) subject to the terms of, and as set forth in, the Merger Agreement.

C.            It is a condition to the receipt of the Merger Consideration by Unitholder that Unitholder execute and deliver this Agreement.

D.            Unitholder desires to make certain representations, warranties, covenants and agreements in connection with the Merger.

AGREEMENT

NOW, THEREFORE, the parties, intending to be legally bound, hereby agree as follows:

1.             Acknowledgments by Unitholder. Unitholder acknowledges and understands that the representations, warranties and covenants by Unitholder set forth herein shall be relied upon by ABE, and its affiliates and counsel, and that substantial losses and damages may be incurred by such persons if Unitholder’s representations, warranties or covenants herein are breached or are incorrect or untrue. Unitholder has carefully read this Agreement and the Merger Agreement and has had an opportunity to discuss the requirements of this Agreement and the Merger Agreement with Unitholder’s professional advisors to the extent Unitholder has deemed necessary.

2.             Unitholder’s Representations.  Unitholder represents, warrants and covenants to ABE that:

(a)           Ownership of Membership Units of IRF.  Unitholder (together with such Unitholder’s spouse, if applicable) is the sole beneficial and record owner and holder of the membership units of IRF (“IRF Units”) set forth on the signature page hereof, which at the date hereof and at all times up until the Closing Date, will be free and clear of any liens, claims, options, charges, security interests, equities, options, warrants, rights to purchase (including, without limitation, restrictions on rights of disposition other than those imposed by applicable securities laws), third party rights of any nature or other encumbrance.

(b)           Authority; Due Execution.  Unitholder has full power and authority to make, enter into and carry out the terms of this Agreement.  Unitholder has duly executed and delivered this Agreement and (assuming the due authorization, execution and delivery of this Agreement by ABE) this Agreement shall constitute a valid and binding obligation of Unitholder, enforceable against Unitholder in accordance with its terms.

(c)           Information Concerning ABE.  Unitholder has had the opportunity to ask questions of, and obtain any additional information reasonably available to, ABE and IRF with respect to

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their respective plans, results of operations, financial conditions, businesses, properties, assets or business prospects, and Unitholder has received all such information as Unitholder deems necessary and appropriate to enable Unitholder to evaluate the risks and merits of the Merger and the ABE Units to be received in connection therewith.  Unitholder acknowledges that the ABE Units are not registered under the Securities Act of 1933, as amended (the “Securities Act”) or the Securities and Exchange Act of 1934, as amended.  Unitholder understands that no public market now exists for any of the securities issued by ABE and that ABE has made no assurances that a public market will ever exist for its securities.

(d)           Economic Risk.  Unitholder can look after Unitholder’s financial interests in connection with the Merger, has such knowledge and experience in financial or business matters as to be able to evaluate the merits and risks of the Merger, and is able to suffer a complete loss on Unitholder’s investment in the ABE Units.

(e)           Residency.  Unitholder is a bona fide resident of the state set forth under Unitholder’s signature and the ABE Units are to be delivered to the Unitholder in that state.

(f)            Accredited Investor Status.  Unitholder is an “accredited investor” within the meaning of Rule 501 under the Securities Act, coming within the category or categories marked on the signature page to this Agreement, unless otherwise marked.  For any category marked, the Unitholder has truthfully set forth the factual basis or reason the undersigned comes within that category. The Unitholder agrees to furnish any additional information that ABE deems necessary in order to verify the answers set forth below.

(g)           Entity Status.  If Unitholder is not an individual, (a) Unitholder was not organized for the specific purpose of acquiring the ABE Units.

(h)           Indemnification.  Unitholder agrees to indemnify and hold ABE harmless from any liability, loss or expense (including reasonable attorneys’ fees) if the Unitholder, alone or with others, defaults in any of the representations, warranties or covenants set forth in this Agreement.

3.             Restrictions on and Procedure for Sales.

(a)           Restrictions on Transfer of ABE Units.  Unitholder agrees that, notwithstanding the fact that the ABE Units issued in the Merger will be issued pursuant to an exemption from the registration requirements under the Securities Act pursuant to Section 4(2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder, Unitholder will not make any sale, transfer, or other disposition of such ABE Units received by Unitholder in the Merger unless: (i) such sale, transfer or other disposition is within the applicable limitations of and in compliance with Rule 144 (“Rule 144”) promulgated by the Securities and Exchange Commission under the Securities Act in the opinion of counsel reasonably acceptable to ABE, or (ii) some other exemption from registration under the Securities Act and any applicable state securities law is available with respect to any such proposed sale, transfer or other disposition of such ABE Units in the opinion of counsel reasonably acceptable to ABE, or (iii) such sale, transfer or other disposition of ABE Units has been registered under the Securities Act.  Unitholder has no present intention to sell or otherwise dispose of such ABE Units and is acquiring such ABE Units for investment and not with a view to resale or distribution.  Unitholder is familiar with the provisions of, and restrictions imposed by, Rule 144 and understands that any sale, transfer or disposition under Rule 144 is conditioned upon various requirements which may include the time and manner of sale, the holding period of the securities and requirements relating to ABE which are outside of Unitholder’s control and which ABE is under no obligation and may not be able to satisfy.  Unitholder further understands that ABE has no obligation to register or qualify the ABE Units for resale.

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(b)           Legend.  Unitholder understands that all certificates representing ABE Units deliverable to Unitholder pursuant to the Merger Agreement shall, until the occurrence of one of the events enumerated in Section 3(a) above, bear a legend substantially as follows:

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAWS AND MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED EXCEPT (i) PURSUANT TO REGISTRATION UNDER APPLICABLE FEDERAL AND STATE SECURITIES LAWS OR APPLICABLE EXEMPTIONS THEREFROM OR (ii) IF, IN THE OPINION OF COUNSEL REASONABLY ACCEPTABLE TO ADVANCED BIOENERGY, LLC, THE PROPOSED TRANSFER MAY BE EFFECTED IN COMPLIANCE WITH APPLICABLE FEDERAL AND STATE SECURITIES LAWS WITHOUT REGISTRATION.

THIS SECURITY MAY NOT BE SOLD, EXCHANGED OR OTHERWISE TRANSFERRED OR DISPOSED OF EXCEPT IN COMPLIANCE WITH THE TERMS AND PROVISIONS OF THE UNITHOLDER AGREEMENT DATED AS OF                    , 2006 BETWEEN ADVANCED BIOENERGY, LLC AND THE RECORD OWNER OF THIS SECURITY, AS IT MAY BE AMENDED, A COPY OF WHICH IS ON FILE AT THE PRINCIPAL EXECUTIVE OFFICES OF ADVANCED BIOENERGY, LLC.

(c)           Transferees Subject to Restrictions.  Any transferee of ABE Units from Unitholder shall be subject to the restrictions set forth in Section 3(a) above, and Unitholder shall condition such transfer on the transferee’s agreement in writing to be so bound.

4.             Limitations on Transfer.  In addition to any other limitation on transfer created by applicable securities laws or this Agreement, Unitholder shall not assign, encumber or dispose of any interest in ABE Units received by Unitholder except in compliance with applicable securities laws.  All transferees of ABE Units or any interest therein will receive and hold such ABE Units or interest subject to the provisions of this Agreement.  Any sale or transfer of the ABE Units shall be void unless the provisions of this Agreement are satisfied.

5.             Additional Agreements, Covenants and Representations Related to the Merger.

(a)           Unitholder agrees to not sell or otherwise transfer or dispose of the ABE Units (or any other ABE securities) held by the Unitholder during the 90-day period after the effective date of an ABE registration statement filed under the Securities Act, provided that all ABE officers and directors are bound by and have entered into similar agreements.  The obligations described in this Section 5(d) will not apply to a registration relating solely to employee benefit plans on Form S-l or Form S-8 or similar forms that may be promulgated in the future, or a registration relating solely to a transaction on Form S-4 or similar forms that may be promulgated in the future.  ABE may impose stop-transfer instructions with respect to the ABE Units (or any other ABE securities) subject to the foregoing restriction until the end of such 90-day period.  Unitholder agrees to execute a lock-up agreement with any underwriters in customary form consistent with the provisions of this Section.

6.             Miscellaneous.

(a)           This Agreement constitutes the entire agreement between the parties pertaining to the subject matter hereof.  No waiver of any of the provisions of this Agreement shall be deemed, or shall constitute, a waiver of any other provision, whether or not similar, nor shall any waiver constitute a continuing waiver.  No waiver shall be binding unless executed in writing by the party making the waiver.

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(b)           For the convenience of the parties hereto, this Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same document.

(c)           This Agreement shall be enforceable by, and shall inure to the benefit of and be binding upon, the parties hereto and their respective successors and assigns.  As used herein, the term “successors and assigns” shall mean, where the context so permits, heirs, executors, administrators, trustees and successor trustees, and personal and other representatives.

(d)           All notices, requests, consents and other communications required or permitted hereunder will be in writing and will be delivered, or sent by facsimile transmission, or mailed first-class postage prepaid, registered or certified mail, as follows:

if to Unitholder, to the address set forth on the signature page to this Agreement; and

if to ABE, to:

Advanced BioEnergy, LLC
137 North Eighth Street
Geneva, Nebraska  68361
Attn:  Chief Executive Officer
Fax:  (402) 759-3774

and such notices and other communications will for all purposes of this Agreement be treated as being effective or having been given if delivered personally, or, if sent by mail delivery service or facsimile, when received.  Any party may change its address for such communications by giving notice thereof to the other party in conformity with this Section 6(d).

(e)           This Agreement shall be governed and construed in accordance with the laws of the State of Minnesota without regard to any applicable conflicts of law.  In any action between the parties arising out of or relating to this Agreement or any of the transactions contemplated by this Agreement: (i) each of the parties irrevocably and unconditionally consents and submits to the exclusive jurisdiction and venue of the state and federal courts located in the State of Minnesota, (ii) if any such action is commenced in a state court, then, subject to applicable law, no party shall object to the removal of such action to any federal court located in Minnesota, (iii) each of the parties irrevocably waives the right to trial by jury, and (iv) each of the parties irrevocably consents to service of process by first-class certified mail, return receipt requested, postage prepaid, to the address at which such party is to receive notice in accordance with Section 6(d).

(f)            If one or more of the provisions of this Agreement are held to be contrary to the laws that govern this Agreement pursuant to Section 6(e) or the laws of any other competent jurisdiction, the parties hereto agree that the offending provision(s) shall be amended in such a way as may be necessary in order to maintain the contents of such clauses as closely as possible to the contents thereof originally intended by the parties.

(g)           Unitholder acknowledges that this Agreement is one of a number of substantially identical agreements being entered into between ABE and holders of IRF Units.  Unitholder agrees that any term of this Agreement may be amended upon the written consent of ABE and the holders of a majority of the then-outstanding ABE Units into which IRF Units were exchanged in connection with the Merger, and such amendment shall be binding on Unitholder and its permitted successors and assigns.

[Remainder of page intentionally left blank – signature page follows]

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Executed as of the date shown on the first page of this Agreement.

ADVANCED BIOENERGY, LLC
a Delaware limited liability company

By:
Revis L. Stephenson III
Chief Executive Officer

Signature Page

UNITHOLDER:	Number IRF Units beneficially owned by Unitholder:

Signature:	(if joint shareholder)
Name:
Address:
Signature:
Name:

Social Security Number / Tax ID No.:	Social Security Number:

Mark all that are applicable:

☐

Unitholder is an individual with a net worth, or a joint net worth together with his or her spouse, in excess of $1,000,000. (In calculating net worth, you may include equity in personal property and real estate, including your principal residence, cash, short-term investments, stock and securities. Equity in personal property and real estate should be based on the fair market value of such property minus debt secured by such property.)

☐

Unitholder is an individual that had an individual income in excess of $200,000 in each of the prior two years and reasonably expects an income in excess of $200,000 in the current year or an individual that had with his/her spouse joint income in excess of $300,000 in each of the prior two years and reasonably expects joint income in excess of $300,000 in the current year.

☐

Unitholder is an entity all of whose members are either (a) individuals with a net worth, or a joint net worth together with the individual’s spouse, in excess of $1,000,000, (b) individuals that had an individual income in excess of $200,000 in each of the prior two years and reasonably expect an income in excess of $200,000 in the current year or (c) individuals that had with the individual’s spouse joint income in excess of $300,000 in each of the prior two years and reasonably expect joint income in excess of $300,000 in the current year.

☐

Unitholder is a private business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940, an investment company registered under the Investment Company Act of 1940, a business development company as defined in Section 2(a)(48) of the Investment Company Act of 1940 or a Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958.

☐	Unitholder has total assets in excess of $5,000,000, was not formed for the specific purpose of acquiring the ABE Units and is one or more of the following (check one or more, as appropriate):

	☐	an organization described in Section 501(c)(3) of the Internal Revenue Code; or

	☐	a corporation;	☐	a Massachusetts or similar business trust; or

	☐	a partnership.

☐

Unitholder is a trust with total assets exceeding $5,000,000 that was not formed for the specific purpose of acquiring shares of ABE and whose purchase is directed by a person who has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of the investment in the ABE Units.

☐	Unitholder is not an accredited investor.

The area below should be complete by the spouse of the Unitholder (if any):

I,                       , spouse of the Unitholder, have read and hereby approve the foregoing Agreement.  I hereby agree to be bound irrevocably by the Agreement and further agree that any community property or similar interest that I may have in the ABE Units issued pursuant to the Merger shall hereby be similarly bound by the Agreement.  I hereby appoint my spouse as my attorney-in-fact with respect to any amendment or exercise of any rights under the Agreement.

Spouse of

If Unitholder is not an accredited investor, please complete the following:

I represent and warrant to ABE that (please check one of the three boxes below):

☐    I have requested the advice of, and hereby designate as my purchaser representative,                      (the “Purchaser Representative”), who will assist me in evaluating the merits and risks of the proposed acquisition of ABE Units.  I have received and read a copy of the letter from the Purchaser Representative disclosing the information required by Rule 501(h)(4) promulgated by the Securities and Exchange Commission under the Securities Act, and the Purchaser Representative and I together have such knowledge and experience in financial and business matters that we are capable of evaluating the merits and risks of the proposed acquisition of ABE Units.

☐    I will rely upon the advice of, and hereby designate as my purchaser representative,                            , who will assist me in evaluating the merits and risks of the proposed acquisition of ABE Units.

☐    I do not wish to receive the advice of a purchaser representative and believe that I have such knowledge and experience in financial and business matters to be capable of evaluating the merits and risks of the proposed acquisition of ABE Units

EXHIBIT C

ESCROW AGREEMENT

This ESCROW AGREEMENT (this “Agreement”) is entered into as of May *[    ], 2006, by and among Advanced BioEnergy, LLC, a Delaware limited liability company (“ABE”), Wells Fargo Bank, National Association, as Escrow Agent (“Escrow Agent”) and Glen Bode, as Securityholders’ Representative (“Securityholders’ Representative”) of the Former IRF Unitholders.

RECITALS

A.            ABE, Indiana Renewable Fuels, LLC, an Indiana limited liability company (“IRF”), and IRF Acquisition, LLC, an Indiana limited liability company and wholly owned subsidiary of ABE (“Merger Sub”), have entered into an Agreement and Plan of Merger (the “Merger Agreement”), which provides for the merger (the “Merger”) of Merger Sub with and into IRF.  Terms used herein and not defined herein have the meanings set forth in the Merger Agreement.

B.            Section 2.2 of the Merger Agreement provides that at the Effective Time, ABE will withhold *[75,000] of the ABE Units issuable to the Former IRF Unitholders (the “Escrow Amount”).  Section 10.3(a) of the Merger Agreement provides that, as soon as practicable after the Effective Time, a certificate representing the Escrow Amount shall be deposited with the Escrow Agent (such deposit to constitute the “Escrow Fund”).  The Escrow Amount shall be held in accordance with each Former IRF Unitholder’s Pro Rata Share.  The aggregate Escrow Amount of all Former IRF Unitholders is hereinafter collectively referred to as the “Initial Escrow Property” and, together with the Additional Escrow Units, the “Escrow Property.”

C.            The parties to this Agreement desire to establish the terms and conditions pursuant to which the Escrow Amounts will be deposited, held in, and disbursed from the Escrow Fund.

NOW, THEREFORE, the parties, intending to be legally bound, agree as follows:

1.             Escrow Fund.  The Escrow Agent agrees to: (a) accept delivery of the Escrow Amount; and (b) hold such Escrow Amount in escrow as part of the Escrow Fund, all subject to the terms and conditions of this Agreement and Article X of the Merger Agreement (which Article X is attached to this Agreement as Appendix I and incorporated by reference into this Agreement) (collectively, the “Escrow Provisions”).

2.             Deposit of Escrow Amounts: Release from Escrow.

(a)           Delivery of Escrow Amounts.  As soon as practicable after the Effective Time, the Escrow Amount will be deposited by ABE on behalf of the Former IRF Unitholders with the Escrow Agent.  Any ABE Units comprising a portion of the Escrow Amount (the “Escrow Units”) will be issued in the name of the Escrow Agent.  In the event that ABE issues additional ABE Units constituting additional escrow property (the “Additional Escrow Units”), such units shall be issued in the name of the Escrow Agent and delivered to the Escrow Agent in the same manner as the Escrow Units.

(b)           Former IRF Unitholders’ Accounts.  The Escrow Agent will maintain for each Former IRF Unitholder an accounting record (each Former IRF Unitholder’s “Account”) specifying the portion of the Escrow Amount held for the record of each Former IRF Unitholder pursuant to the Escrow Provisions. All Escrow Amounts received under Section 2(a) will be allocated to each Former IRF Unitholder’s Account in accordance with such Former IRF Unitholder’s Pro Rata Share in the Escrow Fund as set forth on Appendix II.

(c)           Dividends, Voting and Rights of Ownership.  Except for tax-free dividends paid in equity securities declared with respect to the Escrow Units (the “Additional Escrow Securities”) pursuant to Section 305(a) of the Internal Revenue Code of 1986, as amended (the “Code”), there will be distributed promptly to the Former IRF Unitholders any cash dividends or dividends payable in securities

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or other distributions of any kind made in respect of the Escrow Units.  Additional Escrow Units, if any, will be credited to each Former IRF Unitholder’s Account in accordance with each Former IRF Unitholder’s Pro Rata Share.  Each Former IRF Unitholder will have voting rights with respect to the Escrow Units deposited in the Escrow Fund with respect to such Former IRF Unitholder so long as such Escrow Units are held in the Escrow Fund.  While the Escrow Units remain in the Escrow Agent’s possession pursuant to this Agreement and the Merger Agreement, the Former IRF Unitholders will be able to exercise all other incidents of ownership of said Escrow Units that are not inconsistent with the terms and conditions of this Agreement and the Merger Agreement.  Any funds received under this section will not be invested by the Escrow Agent.

(d)           ABE Unit Dividends and Splits or Conversion.  In the event of any unit dividend, unit split or similar recapitalization with respect to the ABE Units that becomes effective while the Escrow Units are held in the Escrow Fund, or upon any optional conversion (at the election of the respective Former IRF Unitholders as to his number of Escrow Units then held in the Escrow Fund) or mandatory conversion of such units, the additional securities of ABE issued in respect of the Escrow Units shall be added to the Escrow Fund and shall be subject to the terms and conditions of this Agreement as if such units were initially delivered.  In the event of such a conversion, all references to Escrow Units as used herein shall be deemed to refer to the underlying equity interests of ABE issued upon such conversion.

(e)           Release.  The Escrow Property will be held by the Escrow Agent until required to be released to the Former IRF Unitholders pursuant to Section 10.4 of the Merger Agreement, unless previously delivered to ABE pursuant to Section 10.5 of the Merger Agreement.  Within five business days following the date that the applicable release condition is met, ABE and the Securityholders’ Representative will deliver written instructions to the Escrow Agent setting for the number of ABE Units to be delivered to each Former IRF Unitholder (the “Release Instructions”).  As soon as reasonably practicable after receipt of Release Instructions, the Escrow Agent will deliver to the Securityholders’ Representative the portion of the Escrow Property to be released.  Escrow Property will be delivered to the Securityholders’ Representative in the form of a unit certificate(s) issued in the name of each such Former IRF Unitholder.  The Escrow Property will be released to the respective Former IRF Unitholders by the Securityholders’ Representative in accordance with their respective Accounts.  Escrow Agent and ABE will take such action as may be necessary to cause such unit certificate(s) to be issued in the names of the appropriate Former IRF Unitholders.  Cash will be paid in lieu of fractional units in an amount equal to the product determined by multiplying such fraction by $10.00 as set forth in such Release Instructions.

(g)           No Encumbrance.  No Escrow Property or any beneficial interest in the Escrow Property may be pledged, sold, assigned or transferred, including by operation of law, by a Former IRF Unitholder or be taken or reached by any legal or equitable process in satisfaction of any debt or other liability of a Former IRF Unitholder, prior to the delivery to such Former IRF Unitholder of such Former IRF Unitholder’s portion of the Escrow Property by the Escrow Agent.

(h)           Power to Transfer Escrow Securities.  The Escrow Agent is granted the power to effect any transfer of the Escrow Units contemplated by the Escrow Provisions.  ABE will cooperate with the Escrow Agent in promptly (but in any event, for so long as ABE is the transfer agent for the ABE Units, no later than ten days after being instructed to do so by the Escrow Agent) issuing unit certificates to effect such transfers.

(h)           Tax Reporting.  The parties hereto agree that the Former IRF Unitholders shall be treated for all tax purposes as the owners of their Pro Rata Share of the Escrow Property as indicated on Appendix II hereto.  Within 30 days of the date hereof, the Securityholders’ Representative shall furnish to the Escrow Agent Internal Revenue Service (“IRS”) Forms W-9 or Forms W-8BEN for the

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Former IRF Unitholders.  The parties agree that any interest and other earnings attributable to the Escrow Property shall be treated for U.S. tax purposes as income of the Former IRF Unitholders in the respective proportions indicated on Appendix II hereto.  Should any issue arise regarding federal income tax reporting or withholding, the Escrow Agent shall act in accordance with the written instructions of the Securityholders’ Representative and ABE.

3.             Limitation of the Escrow Agent’s Liability.

(a)           The Escrow Agent will incur no liability with respect to any action taken or suffered by it in reliance upon any notice, direction, instruction, consent, statement or other document believed by it to be genuine and duly authorized, nor for any other action or inaction, except its own willful misconduct, bad faith or gross negligence.  Concurrent with the execution of this Escrow Agreement, ABE and Securityholders’ Representative, respectively, shall deliver to the Escrow Agent an authorized signers form in the form of Exhibit A-1 and Exhibit A-2 to this Escrow Agreement The Escrow Agent will not be responsible for the validity or sufficiency of the Escrow Provisions.  In all questions arising under the Escrow Provisions, the Escrow Agent may rely on the advice of counsel, and for anything done, omitted or suffered in good faith by the Escrow Agent based on such advice, the Escrow Agent will not be liable to anyone.  The Escrow Agent will not be required to take any action under the Escrow Provisions involving any expense unless the payment of such expense is made or provided for in a manner satisfactory to it.  In no event shall the Escrow Agent be liable, directly or indirectly, for any (i) damages or expenses arising out of the services provided hereunder, other than damages which result from the Escrow Agent’s gross negligence or willful misconduct, or (ii) special or consequential damages, even if the Escrow Agent has been advised of the possibility of such damages.

(b)           In the event conflicting demands are made or notices are served upon the Escrow Agent with respect to the Escrow Fund, the Escrow Agent will have the absolute right, at the Escrow Agent’s election, to do either or both of the following:  resign so a successor can be appointed pursuant to Section 5 or file a suit in interpleader and obtain an order from a court of competent jurisdiction requiring the parties to interplead and litigate in such court their several claims and rights among themselves.  In the event such interpleader suit is brought, the Escrow Agent will thereby be fully released and discharged from all further obligations imposed upon it under the Escrow Provisions, and ABE will pay the Escrow Agent (and ABE may be reimbursed by the Former IRF Unitholders pursuant to Section 4) all costs, expenses and reasonable attorney’s fees expended or incurred by the Escrow Agent pursuant to the exercise of the Escrow Agent’s rights under this Section 3 (such costs, fees and expenses will be treated as extraordinary fees and expenses for the purposes of Section 4).

(c)           ABE and the Former IRF Unitholders and their successors and assigns agree jointly and severally to indemnify and hold Escrow Agent harmless against any and all losses, claims, damages, liabilities, and expenses, including reasonable costs of investigation, counsel fees, including allocated costs of in-house counsel and disbursements that may be imposed on Escrow Agent or incurred by Escrow Agent in connection with the performance of its duties under this Agreement, including but not limited to any litigation arising from this Agreement or involving its subject matter.  The indemnification provided by this section shall survive the resignation or removal of the Escrow Agent and the termination of this Agreement.

(d)           Notwithstanding anything in this Section 3, no indemnity need be paid in the event of the Escrow Agent’s gross negligence, bad faith or willful misconduct.

4.             Expenses.

(a)           Escrow Agent.  For its services, the Escrow Agent shall be entitled to the fees set forth on Exhibit B.  Such fees shall be divided evenly between ABE and the Former IRF Unitholders.  Any acceptance fees, first year annual escrow agent administration fees or sub-account fees due at or

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before the closing shall be paid at the Effective Time.  Any additional fees and expenses, including without limitation any fees or expenses incurred by the Escrow Agent in connection with a dispute over the distribution of Escrow Property or the validity of a claim or claims by ABE, will be paid divided evenly between ABE and the Former IRF Unitholders.  The Former IRF Unitholders’ liability for the extraordinary fees and expenses of the Escrow Agent may be paid by ABE and recovered as a claim hereunder out of the Escrow Fund.  If ABE has paid the Former IRF Unitholders’ portion of such fees and expenses as permitted under this Section 4(a) then the Escrow Agent will, upon demand by ABE, transfer to ABE a portion of the Escrow Property, equal to such portion of fees and expenses.

(b)           Securityholders’ Representative.  The Securityholders’ Representative will not be entitled to receive any compensation from ABE or the Former IRF Unitholders in connection with this Agreement.  Except as set forth in the Merger Agreement, any loss, liability or expense incurred by the Securityholders’ Representative in connection with actions taken pursuant to the terms of the Escrow Provisions will be paid by the Former IRF Unitholders.

5.             Successor Escrow Agent.  In the event the Escrow Agent becomes unavailable or unwilling to continue in its capacity as such, the Escrow Agent may resign and be discharged from its duties or obligations hereunder by giving written notice to the parties to this Agreement, specifying not less than thirty days’ prior notice of the date when such resignation will take effect.  ABE will designate a successor Escrow Agent (with the consent of the Securityholders’ Representative, which will not be unreasonably withheld) prior to the expiration of such 30-day period by giving written notice to the Escrow Agent and the Securityholders’ Representative.  ABE may appoint a successor Escrow Agent with the consent of the Securityholders’ Representative, which will not be unreasonably withheld.  The Escrow Agent will promptly transfer the Escrow Property to such designated successor.  In the event no successor Escrow Agent is appointed as described in this Section 5, the Escrow Agent may apply to a court of competent jurisdiction for the appointment of a successor Escrow Agent.

6.             Limitation of Responsibility.  The Escrow Agent’s duties are limited to those set forth in the Escrow Provisions and the Escrow Agent may rely upon the written notices delivered to the Escrow Agent under the Escrow Provisions.  Except for Article X, the Escrow Agent shall neither be responsible for, nor chargeable with, knowledge of the terms and conditions of any other agreement, instrument or document other than this Agreement including, but not limited to the Merger Agreement; and, the Escrow Agent shall have no duty to know or inquire as to the performance or nonperformance of any provision of any such agreement, instrument or document.

7.             Incorporation by Reference of Article X.  The parties agree that the terms of Article X of the Merger Agreement shall be deemed to be incorporated by reference in this Agreement as if such Article had been set forth in its entirety herein.  The parties acknowledge that the administration of the Escrow Fund by the Escrow Agent will require reference to both the terms of this Agreement as well as the terms of such Article X.

8.             Notices.  All notices, requests, demands and other communications under this Agreement will be in writing and will be deemed to have been duly given (a) on the date of service if served personally on the party to whom notice is to be given, (b) on the day of transmission if sent via facsimile transmission to the facsimile number given below, and telephonic confirmation of receipt is obtained promptly after completion of transmission, (c) on the second business day after delivery to Federal Express or similar overnight courier or the Express Mail service maintained by the United States Postal Service or (d) on the seventh day after mailing, if mailed to the party to whom notice is to be given, by first-class mail, registered or certified, return-receipt requested, postage prepaid and properly addressed, to the party as follows:

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(i)	If to the Securityholders’ Representative:

	1007 West Third Street	with a copy to:
	Rochester, Indiana 47975	Drewry Simmons Vornehm, LLP
	Attn: Glen Bode	8888 Keystone Crossing, Suite 1200
	Telephone: (574) 224-3842	Indianapolis, Indiana 46240
	Fax: (574) 224-3843	Attn: David L. Simmons
Telephone: (317) 580-4848
Fax: (317) 580-4855

(ii)	If to ABE:

	Advanced BioEnergy, LLC	with a copy to:
	137 North Eighth Street	Faegre & Benson LLP
	Geneva, Nebraska 68361	2200 Wells Fargo Center
	Attention: Chief Executive Officer	90 South Seventh Street
	Telephone: (402) 759-3773	Minneapolis, Minnesota 55402-3901
	Fax: (402) 759-3774	Attention: Peter J. Ekberg
Telephone: (612) 766-7000
Fax: (612) 766-1600

(iii)	If to Escrow Agent:

Wells Fargo Bank, N.A.
Corporate Trust and Escrow Services
Sixth and Marquette
Minneapolis, MN 55479
Attention: Lynn Lean, N9303-110
Phone: (612) 667-2528
Fax: (612) 667-2160

If the day on which a notice or other communication is deemed given under this Section 9 is not a business day, then such notice or other communication shall instead be deemed given on the next business day.  “Business day” means any day other than a Saturday, Sunday or a day that is a statutory holiday under the laws of the State of Minnesota.

9.             General.

(a)           Choice of Law; Jurisdiction.  This Agreement shall be governed and construed in accordance with the laws of the State of Minnesota without regard to any applicable conflicts of law.  In any action between the parties arising out of or relating to this Agreement or any of the transactions contemplated by this Agreement: (a) each of the parties irrevocably and unconditionally consents and submits to the exclusive jurisdiction and venue of the state and federal courts located in the State of Minnesota; (b) if any such action is commenced in a state court, then, subject to applicable law, no party shall object to the removal of such action to any federal court located in Minnesota; (c) each of the parties irrevocably waives the right to trial by jury; and (d) each of the parties irrevocably consents to service of process by first class certified mail, return receipt requested, postage prepaid, to the address at which such party is to receive notice in accordance with this Agreement.

(b)           Binding upon Successors and Assigns.  Subject to, and unless otherwise provided in, this Agreement, each and all of the covenants, terms, provisions, and agreements contained in this Agreement shall be binding upon, and inure to the benefit of, the permitted successors, executors, heirs, representatives, administrators and assigns of the parties to this Agreement.

(c)           Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be an original as against any party whose signature appears on such counterpart and all of which together shall constitute one and the same instrument.  This Agreement shall become binding

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when one or more counterparts of this Agreement, individually or taken together, shall bear the signatures of all of the parties reflected in this Agreement as signatories.

(d)           Entire Agreement.  Except as set forth in the Merger Agreement, this Agreement, the documents referenced in this Agreement and the exhibits to such documents, constitute the entire understanding and agreement of the parties to this Agreement with respect to the subject matter of this Agreement and of such documents and exhibits and supersede all prior and contemporaneous agreements or understandings, inducements or conditions, express or implied, written or oral, between the parties with respect to this Agreement.  The express terms of this Agreement control and supersede any course of performance or usage of the trade inconsistent with any of the terms of this Agreement.

(e)           Waivers.  No waiver by any party to this Agreement of any condition or of any breach of any provision of this Agreement will be effective unless in writing.  No waiver by any party of any such condition or breach, in any one instance, will be deemed to be a further or continuing waiver of any such condition or breach or a waiver of any other condition or breach of any other provision contained in this Agreement.

(f)            Amendment.  This Agreement may be amended with the written consent of ABE, the Escrow Agent and the Securityholders’ Representative, provided, however, that if the Escrow Agent does not agree to an amendment agreed upon by ABE and the Securityholders’ Representative, a successor Escrow Agent will be appointed in accordance with Section 5.

(g)           Reports from Escrow Agent.  If such monthly reports are prepared by the Escrow Agent in the ordinary course or performing the Escrow Agent’s duties hereunder, the Escrow Agent shall furnish to ABE and the Securityholders’ Representative monthly reports listing each transaction made by the Escrow Agent during such month with respect to this Escrow Agreement.

[Remainder of page left intentionally blank, signature page follows]

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The parties have caused this Agreement to be executed and delivered by their duly authorized officers as of the date and year first written above.

ADVANCED BIOENERGY, LLC
a Delaware limited liability company

By:
Revis L. Stephenson III
Chief Executive Officer

INDIANA RENEWABLE FUELS, LLC
an Indiana limited liability company

By:
Name:
Its:

SECURITTYHOLDERS’ REPRESENTATIVE:
for and on behalf of the Former IRF Unitholders

By:
Glen Bode

FIRST NATIONAL SAVINGS BANK
an Indiana banking corporation

By:
Name:
Its:

Signature Page

APPENDIX I

Article X of Merger Agreement

ARTICLE X

ESCROW AND INDEMNIFICATION

Section 10.1           Indemnification of the ABE Indemnified Persons.

(a)           If the Merger is consummated, each Former IRF Unitholder shall severally (based on each such holder’s Pro Rata Share), and not jointly, indemnify and hold harmless ABE and its officers, directors, agents, representatives, members and employees, and each person, if any, who controls or may control ABE within the meaning of the Securities Act or the Exchange Act (each hereinafter referred to individually as an “ABE Indemnified Person” and collectively as “ABE Indemnified Persons”) from and against any and all losses, costs, claims, damages, liabilities and expenses, (including reasonable attorneys’ fees, other professionals’ and experts’ fees, costs of investigation and court costs (collectively, “Damages”), directly or indirectly arising out of or resulting from:

(i)            any failure of any representation or warranty made by IRF in this Agreement or the IRF Disclosure Schedule to be true and correct as of the date of this Agreement and as of the Closing Date (as though such representation or warranty were made as of the Closing Date rather than the date of this Agreement, except in the case of any individual representation and warranty which by its terms speaks only as of a specific date or dates);

(ii)           any failure of any certification, representation or warranty made by IRF pursuant to Section 8.2 to be true and correct as of the date such certificate is delivered to ABE;

(iii)          any breach of any of the covenants or agreements made by IRF in this Agreement;

(iv)          any Indemnifiable IRF Transaction Expenses; or

(v)           any inaccuracies in the Spreadsheet or the IRF Capitalization Certificate.

(b)           In determining the amount of any Damages in respect of the failure of any representation or warranty to be true and correct for purposes of this Article X only, any materiality standard or materiality qualification (including a Material Adverse Effect standard or qualification) contained in such representation or warranty shall be disregarded.

Section 10.2           Indemnification of the Member Indemnified Persons.  If the Merger is consummated, ABE shall indemnify and hold harmless the Former IRF Unitholders from and against any Damages, directly or indirectly arising out of or resulting from:

(a)           any failure of any representation or warranty made by ABE or Merger Sub in this Agreement to be true and correct as of the date of this Agreement and as of the Closing Date (as though such representation or warranty were made as of the Closing Date rather than the date of this Agreement, except in the case of any individual representation and warranty which by its terms speaks only as of a specific date or dates);

(b)           any failure of any certification, representation or warranty made by ABE or Merger Sub pursuant to Section 8.3 to be true and correct as of the date such certificate is delivered to IRF; or

(c)           any breach of any of the covenants or agreements made by ABE or Merger Sub in this Agreement.

Section 10.3           Escrow Fund; Limitations on Liability.

(a)           As soon as practicable after the Effective Time, ABE Units constituting the Escrow Amount shall be deposited by ABE with Wells Fargo Bank, National Association (or such other institution selected by ABE with the reasonable consent of IRF) as escrow agent (the “Escrow Agent”).  The deposit of the Escrow Amount with the Escrow Agent constitutes the Escrow Fund (the “Escrow Fund”), which shall be governed by the terms set forth in this Article X and in the Escrow Agreement.

(b)           The Escrow Fund shall be the sole and exclusive recourse of the ABE Indemnified Parties against the Former IRF Unitholders for Damages pursuant to Section 10.1; provided, however, that this limitation shall not apply to any claim for Damages (i) involving fraud, criminal conduct or intentional misconduct; or (ii) made pursuant to Sections 10.1(a)(iv)-(vi).  Notwithstanding the foregoing, nothing in this Agreement shall limit: (i) the liability of IRF for any breach of any representation, warranty or covenant in this Agreement if the Closing does not occur; (ii) the liability of any party in connection with any breach of such party of one of the other agreements referred to herein; (iii) the liability of any officer, director, member or employee of IRF for such person’s or entity’s fraud or intentional misrepresentation; or (iv) the rights of ABE at law or in equity to seek non-cash remedies, including specific performance, if such rights would otherwise be available to ABE.

(c)           Notwithstanding the foregoing, none of the Former IRF Unitholders shall have any liability under Section 10.1 and ABE may not receive any ABE Units from the Escrow Fund unless and until an Officer’s Certificate or Certificates (as defined below) for an aggregate amount of ABE’s Damages in excess of $20,000 (the “Threshold Amount”) has been delivered to the Securityholders’ Representatives and to the Escrow Agent; provided, however, that after an Officer’s Certificate or Certificates for an aggregate of Damages in excess of the Threshold Amount has been delivered, ABE shall be entitled to receive the full amount of Damages identified in such Officer’s Certificate or Certificates; and provided further, however, that the Threshold Amount contemplated by this Section 10.3 shall not be applicable to claims made against the Escrow Fund pursuant to Section 10.1(a)(iv)-(vi) above, which claims shall be subject to indemnification and reimbursement on a first dollar basis.

(d)           In no event shall the total recovery of the Former IRF Unitholders for Damages pursuant to Section 10.2 exceed the Purchase Price (which shall be calculated as the sum of (i) all cash paid by ABE to the Former IRF Unitholders pursuant to Article II plus (ii) the product of the number of ABE Units issued to the Former IRF Unitholders multiplied by $10.00); provided, however, that this limitation shall not apply to any claim for Damages involving fraud, criminal conduct or intentional misconduct.  Notwithstanding the foregoing, ABE shall not have any liability under Section 10.2 unless and until a Representative Certificate or Certificates (as defined below) setting forth claims for Damages in an aggregate amount in excess of the Threshold Amount has been delivered to ABE; provided, however, that after a Representative Certificate or Certificates for an aggregate in excess of the Threshold Amount have been delivered to ABE, the Former IRF Unitholders shall be entitled to receive the full amount of Damages identified in such Representative Certificate or Certificates.

(e)           Each ABE Unit shall be valued at $10.00 for purposes of any claims relating to the Escrow Fund.

Section 10.4           Escrow Period.  The Escrow Fund shall terminate on successful completion of the following:  (a) IRF’s or ABE’s successful completion of the equity financings raising either (i) $35,000,000 to fund construction of the Indiana Plant or (ii) adequate capital to fund construction of the Indiana Plant, (b) execution of a written agreement by ABE in form and substance reasonably satisfactory to IRF providing for the purchase and delivery of methane to the Indiana Plant from the landfill site located near the Indiana Plant in Fulton County, Indiana, and (c) receipt by ABE of reasonably satisfactory written documentation establishing reliable and commercially reasonable terms on which rail transportation will be provided to the Indiana Plant (the “Escrow Period”), provided, however, that the Escrow Agent shall retain that portion of the Escrow Fund, which, in the reasonable judgment of ABE, subject to the objection of the Securityholders’ Representative and the subsequent resolution of the matter in the manner provided in Section 10.7, are necessary to satisfy any unsatisfied claims specified in any Officer’s Certificate theretofore delivered to the Escrow Agent and the Securityholders’ Representative prior to termination of the Escrow Period with respect to Damages arising or litigation pending prior to expiration of the Escrow Period, shall remain in the Escrow Fund until such claims have been finally resolved.

Section 10.5           Claims for Damages.

(a)           Upon receipt by the Escrow Agent on or before the last day of the Escrow Period of a certificate signed by any appropriately authorized officer of ABE (an “Officer’s Certificate”):

(i)            Stating the aggregate amount of ABE’s Damages or an estimate thereof, in each case to the extent known or determinable at such time; and

(ii)           Specifying in reasonable detail the individual items of such Damages included in the amount so stated, the date each such item was paid or properly accrued or arose, and the nature of the misrepresentation, breach or claim to which such item is related;

the Escrow Agent shall, subject to the provisions of Sections 10.2(c), Section 10.6 and Section and 10.7 hereof and of the Escrow Agreement, deliver to ABE out of the Escrow Fund, as promptly as practicable, ABE Units having a value equal to such Damages all in accordance with the Escrow Agreement and Section 10.5.  Amounts paid or distributed from the Escrow Fund shall be allocated among the Former IRF Unitholders in accordance with their Pro Rata Share.

(b)           Upon receipt by ABE on or before the last day of the Escrow Period of a certificate signed by the Securityholders’ Representative (the “Representative Certificate”):

(i)            Stating the aggregate amount of Damages incurred by the Indemnified Securityholder Parties or an estimate thereof, in each case to the extent know or determinable at such time; and

(ii)           Specifying in reasonable detail the individual items of such Damages included in the amount so stated, the date each such item was paid or arose, and the nature of the misrepresentation, breach of claim to which such item is related;

ABE shall, subject to the provisions of Section 10.2(d) and Section 10.7, deliver to the Securityholders’ Representative, within 30 days after the delivery of such Representative Certificate, ABE Units in the amount of such Damages, and Securityholders’ Representative shall pay such amounts to the Former IRF Unitholders in accordance with their Pro Rate Share; provided; that ABE shall not deliver such amount to the Securityholders’ Representative if ABE shall object in a written statement to the claim made in the Representative Certificate, and such statement shall have been delivered to the Securityholders’ Representative prior to the expiration of such 30 day period.

Section 10.6           Objections to Claims.  At the time of delivery of any Officer’s Certificate to the Escrow Agent, a duplicate copy of such Officer’s Certificate shall be delivered to the Securityholders’ Representative and for a period of thirty 30 days after such delivery, the Escrow Agent shall not deliver any portion of the Escrow Fund pursuant to Section 10.5 unless the Escrow Agent shall have received written authorization from the Securityholders’ Representative to make such delivery.  After the expiration of such 30 day period, the Escrow Agent shall make delivery of any remaining ABE Units from the Escrow Fund in accordance with Section 10.5, provided, that no such delivery may be made if the Securityholders’ Representative shall object in a written statement to the claim made in the Officer’s Certificate, and such statement shall have been delivered to the Escrow Agent and to ABE prior to the expiration of such 30 day period.

Section 10.7           Resolution of Conflicts.

(a)           If the Securityholders’ Representatives shall object in writing to any claim or claims by ABE made in any Officer’s Certificate, then ABE shall have 30 days to respond in a written statement to the objection of the Securityholders’ Representatives.  If ABE shall object in writing to any claim or claims on behalf of the Securityholder Indemnified Parties made in any Representative Certificate, then the Securityholders’ Representative shall have 30 days to respond in a written statement to the objection of ABE.  If after such applicable 30 day period there remains a dispute as to any claims, the Securityholders’ Representative and ABE shall attempt in good faith for 30 days to agree upon the rights of the respective parties with respect to each of such claims.  If the Securityholders’ Representative and ABE should so agree, a memorandum setting forth such agreement shall be prepared and signed by both parties and, if the claim was made in any Officer’s Certificate, such memorandum shall be furnished to the Escrow Agent.  The Escrow Agent shall be entitled to rely on any such memorandum and shall distribute ABE Units from the Escrow Fund in accordance with the terms of the memorandum.

(b)           If no such agreement can be reached after good faith negotiation, either ABE or the Securityholders’ Representative may, by written notice to the other, demand arbitration of the matter unless the amount of the damage or loss is at issue in pending litigation with a third party, in which event arbitration shall not be commenced until such amount is ascertained or both parties agree to arbitration; and in either such event the matter shall be settled by arbitration conducted by three arbitrators.  Within 15 days after such written notice is sent, ABE (on the one hand) and the Securityholders’ Representatives (on the other hand) shall each select one arbitrator, and the two arbitrators so selected shall select a third arbitrator.  The decision of the arbitrators as to the validity and amount of any claim in such Officer’s Certificate or Representative Certificate, as applicable, shall be binding and conclusive upon the parties to this Agreement, and notwithstanding anything in Section 10.5, the Escrow Agent shall be entitled to act in accordance with such decision and make or withhold payments out of the Escrow Fund in accordance with such decision.

(c)           Judgment upon any award rendered by the arbitrators may be entered in any court having jurisdiction.  Any such arbitration shall be held in Minneapolis, Minnesota under the commercial rules then in effect of the American Arbitration Association. The non-prevailing party to an arbitration shall pay its own expenses, the fees of each arbitrator, the administrative fee of the American Arbitration Association, and the expenses, including, without limitation, the reasonable attorneys’ fees and costs, incurred by the prevailing party to the arbitration.

Section 10.8           Securityholders’ Representative.

(a)           Glen Bode shall be constituted and appointed as the representative (the “Securityholders’ Representative”) for and on behalf of the Former IRF Unitholders to give and receive notices and communications, to authorize delivery to ABE of cash or other property from the Escrow Fund in satisfaction of claims by ABE, to object to such deliveries, to agree to, negotiate, enter into settlements and compromises of, and demand arbitration and comply with orders of courts and awards of arbitrators with respect to such claims, and to take all actions necessary or appropriate in the judgment of the Securityholders’ Representative for the accomplishment of the foregoing.  Such agency may be changed by the holders of a majority in interest of the Escrow Fund from time to time upon not less than ten days’ prior written notice to ABE.  No bond shall be required of the Securityholders’ Representative, and the Securityholders’ Representative shall receive no compensation for services.  Notices or communications to or from the Securityholders’ Representative shall constitute notice to or from each of the Former IRF Unitholders.

(b)           The Securityholders’ Representatives shall not be liable for any act done or omitted hereunder as Securityholders’ Representative while acting in good faith, and any act done or omitted pursuant to the advice of counsel shall be conclusive evidence of such good faith.  The Former IRF Unitholders shall severally and pro rata, in accordance with their respective Pro Rata Shares, indemnify the Securityholders’ Representative and hold him harmless against any loss, liability or expense incurred without gross negligence or bad faith on the part of the Securityholders’ Representative and arising out of or in connection with the acceptance or administration of his duties hereunder under this Agreement or the Escrow Agreement.

(c)           The Securityholders’ Representative shall have reasonable access to information about IRF and ABE and the reasonable assistance of IRF’s and ABE’s officers and employees for purposes of performing his duties and exercising his rights under this Article X, provided, that the Securityholders’ Representative shall treat confidentially and not disclose any nonpublic information from or about IRF or ABE to anyone (except on a need to know basis to individuals who agree to treat such information confidentially).

Section 10.9           Actions of the Securityholders’ Representative.  A decision, act, consent or instruction of the Securityholders’ Representative shall constitute a decision of all of the Former IRF Unitholders and shall be final, binding and conclusive upon each such Former IRF Unitholder, and the Escrow Agent and ABE may rely upon any decision, act, consent or instruction of the Securityholders’ Representative as being the decision, act, consent or instruction of each and every such Former IRF Unitholder.  The Escrow Agent and ABE are hereby relieved from any liability to any person for any acts done by them in accordance with such decision, act, consent or instruction of the Securityholders’ Representative.

Section 10.10         Defense of Third-Party Claims.  ABE shall determine and conduct the defense or settlement of any claim, demand, action, arbitration, investigation, inquiry or proceeding brought by a third party against ABE or such other ABE Indemnified Person (in each case, a “Third-Party Claim”) that is based on, arises out of or relates to any matter specified in Section 10.1, and the costs and expenses incurred by ABE in connection with such defense or settlement (including reasonable attorneys’ fees, other professionals’ and experts’ fees and court or arbitration costs) shall be included in the Damages for which ABE may seek indemnification pursuant to a claim made by any ABE Indemnified Person hereunder.  The Securityholders’ Representative shall have the right to receive copies of all pleadings, notices and communications with respect to the Third-Party Claim to the extent that receipt of such documents by the Securityholders’ Representative does not affect any privilege relating to the ABE Indemnified Person and may participate in, but not determine or conduct, any defense of the Third-Party Claim or settlement negotiations with respect to the Third-Party Claim.  No settlement of any such Third-Party Claim with any third party claimant shall be determinative of the existence of or amount of

Damages relating to such matter, except with the consent of the Securityholders’ Representative, which consent shall not be unreasonably withheld, conditioned or delayed and which shall be deemed to have been given unless the Securityholders’ Representative shall have objected within ten days after a written request for such consent by ABE.

APPENDIX II

Former IRF Unitholders’ Interest in Escrow Fund

Unitholder Name	Escrow Amount	Percentage Interest
Heartland Alliance, LLC	2,041	2.7%
Richard E. and Suzanne Belcher	2,992	4.0%
Timothy P. and Kathleen Blomeke	2,778	3.7%
BODE-E, LLC	2,885	3.8%
Scott L. and JoAnn F. Brolsma	1,239	1.7%
Indeck Energy Services, Inc.	2,137	2.8%
Richard and Susanna Chesak	2,778	3.7%
Monte N. and Paula A. Clindaniel	1,905	2.5%
Col-Rip, LLC	2,137	2.8%
Sandra K. Culp Trust	681	0.9%
Beverly A. Ganshorn	2,671	3.6%
Gregory L. and Annette K. Groninger	2,885	3.8%
Max R. Hattery and Marilyn Sue Hattery	1,282	1.7%
Leon W. Horn	1,282	1.7%
Jerry J. Knauff	2,778	3.7%
B.A.K.A.B. Enterprises, LLC	2,778	3.7%
McKillip Seeds, Inc.	1,068	1.4%
William J. Morris	2,671	3.6%
John P. and/or Barbara A. Norton	681	0.9%
JPC Energy, LLC	2,671	3.6%
Stephen J. Rans and Lois E. Rans	2,885	3.8%
Thomas A. Ravencroft Declaration of Trust	2,885	3.8%
Thomas L. Rose	1,068	1.4%
Rose Family Partnership	1,068	1.4%
Jon D. and Sandra I. Schaeffer	929	1.2%
Matthew H. Sederstrom	1,709	2.3%
David L. Simmons	2,137	2.8%
Thomas Simons	2,564	3.4%
Don D. Thompson	2,137	2.8%
JPC Energy, LLC	2,671	3.6%
Fulton County Railroad, LLC	2,564	3.4%
Thomas G. Wilson	—	0.0%

II-1

Unitholder Name	Escrow Amount	Percentage Interest
Ralph E. Winters	2,137	2.8%
Earl R. and Phyllis E. Wisely	2,991	4.0%
Mark B. Wisely	2,137	2.8%
Ben and/or Ruth Ann Yantis	2,778	3.7%

II-2

EXHIBIT A-1

CERTIFICATE AS TO AUTHORIZED SIGNATURES

Account Name:

Account Number:

The specimen signatures shown below are the specimen signatures of the individuals who have been designated as Authorized Representatives of Advanced BioEnergy, LLC and are authorized to initiate and approve transactions of all types for the above-mentioned account on behalf of Advanced BioEnergy, LLC

Name / Title

Specimen Signature

Revis L. Stephenson III
Chief Executive Officer	Signature

Don Gales
Chief Financial Officer	Signature

A-1

EXHIBIT A-2

CERTIFICATE AS TO AUTHORIZED SIGNATURES

Account Name:

Account Number:

The specimen signatures shown below is the specimen signature of the individuals who has been designated as the Securityholders’ Representative and is authorized to initiate and approve transactions of all types for the above-mentioned account as the Securityholders’ Representative

Name / Title

Specimen Signature

Name: Glen Bode
Signature

A-2

EXHIBIT B

Acceptance Fee:	$1,500.00

The Acceptance Fee, a one time fee, includes review of all related documents and accepting the appointment of Escrow Agent on behalf of Wells Fargo Bank, N.A.  The fee also includes setting up the required account(s) and accounting records, document filing, and coordinating the receipt of funds/assets for deposit to the Escrow Account.  The Acceptance Fee is due upon execution of the Escrow Agreement.

Annual Escrow Agent Administration Fee:	$1,500.00

The Annual Escrow Agent Administration Fee includes providing routine and standard services of an Escrow Agent.  The fee includes administering the escrow account, performing investment transactions, processing cash transactions (including wires and check processing), disbursing funds in accordance with the Escrow Agreement (note pricing below), and providing trust account statements to applicable parties.  The Annual Escrow Agent Administration Fee covers a twelve month period, is due annually in advance of each year any of the escrow accounts are open, and is not pro-rated. The first Annual Escrow Agent Administration Fee is due upon execution of the Escrow Agreement.

Wells Fargo’s bid is based on the following assumptions:

•	Number of escrow accounts:	One (1);
•	Additional Sub-accounts/assets	$500.00 for up to 20;
•	Assets to be deposited:	One (1) Certificate;
•	Term:	Unknown;
•	Disbursement fees:	Included, delivery of Certificate(s) to Securityholders’ Representative;
•	Checks:	Included;
•	Tax reporting:	Included.

Out-of Pocket Expenses:	At Cost

All out-of-pocket expenses will be billed in addition to the above, including for example, fees for overnight mail delivery, fees incurred for work performed by accounting firms or outside legal counsel, fees incurred during litigation etc.

Extraordinary Expenses:	At Cost

Additional services performed not covered by the abovementioned, including claims processing, will be billed commensurate with the services performed, the time required and the level of difficulty involved.

B-1

EXHIBIT D

NON-COMPETITION AGREEMENT

This NON-COMPETITION AGREEMENT (this “Agreement”) is entered into as of *[                 ], 2006, between Advanced BioEnergy, LLC, a Delaware limited liability company (“ABE”), and the undersigned holder of membership units (“Unitholder”) of Indiana Renewable Fuels, LLC, an Indiana limited liability company (“IRF”).

RECITALS

A.            ABE, IRF and IRF Acquisition, LLC, an Indiana limited liability company and wholly owned subsidiary of ABE (“Merger Sub”), have entered into an Agreement and Plan of Merger (the “Merger Agreement”), which provides for the merger (the “Merger”) of Merger Sub with and into IRF.  Terms used herein and not defined herein have the meanings set forth in the Merger Agreement.

B.            Pursuant to the Merger Agreement, ABE will issue to Unitholder membership units of ABE (“ABE Units”) or pay to Unitholder cash (the “Merger Consideration”) subject to the terms of, and as set forth in, the Merger Agreement.

C.            It is a condition to the receipt of the Merger Consideration by Unitholder that Unitholder execute and deliver this Agreement.

D.            Unitholder desires to make certain representations, warranties, covenants and agreements in connection with the Merger.

E.             Unitholder has reviewed the Merger Agreement.

AGREEMENT

NOW, THEREFORE, the parties, intending to be legally bound, hereby agree as follows:

1.             Non-competition and Non-solicitation Covenants.

(a)           Agreement Not to Compete.  During the period commencing with the date hereof and continuing until the one year anniversary of the completion of construction of the Indiana Plant, as determined in the sole discretion of the ABE board of directors (the “Term”), Unitholder will not, directly or indirectly, engage in any business, within 60 miles of the Indiana Plant (or its proposed location), for the construction, design, development, manufacture, production, sale, service, financing of, or distribution of ethanol, including without limitation as a proprietor, principal, agent, partner, officer, director, stockholder, member, employee, member of any association, consultant or otherwise, except as set forth on Exhibit A attached hereto.

(b)           Agreement Not to Hire. During the Term, Unitholder will not, directly or indirectly, hire, engage or solicit any person who is then an employee or contractor of ABE or its affiliates or who was an employee or contractor of ABE or its affiliates at any time during the Term, in any manner or capacity, including without limitation as a proprietor, principal, agent, partner, officer, director, stockholder, member, employee, member of any association, consultant or otherwise.

(c)           Agreement Not to Solicit. During the Term, Unitholder will not, directly or indirectly, solicit, request, advise or induce any current or potential customer, supplier or other business contact of ABE or its affiliates to cancel, curtail or otherwise adversely change its relationship with ABE or its affiliates, in any manner or capacity, including without limitation as a proprietor, principal, agent, partner, officer, director, stockholder, member, employee, member of any association, consultant or otherwise.

1

(d)           Blue Pencil Doctrine.  If the duration of, the scope of or any business activity covered by any provision of this Section 1 is in excess of what is determined to be valid and enforceable under applicable law, such provision will be construed to cover only that duration, scope or activity that is determined to be valid and enforceable.  Unitholder hereby acknowledges that this Section 1 will be given the construction which renders its provisions valid and enforceable to the maximum extent, not exceeding its express terms, possible under applicable law.

2.             Additional Agreements, Covenants and Representations Related to the Merger.

(a)           Unitholder (together with such Unitholder’s spouse, if applicable) is the sole beneficial and record owner and holder of the membership units of IRF set forth on the signature page hereof, which at the date hereof and at all times up until the Closing Date, will be free and clear of any liens, claims, options, charges, security interests, equities, options, warrants, rights to purchase (including, without limitation, restrictions on rights of disposition other than those imposed by applicable securities laws), third party rights of any nature or other encumbrance.

(b)           Unitholder approves and agrees to be bound by all provisions of the Merger Agreement applicable to it.

(c)           Unitholder agrees, acknowledges and consents to the termination of the Operating Agreement of Indiana Renewable Fuels, LLC, to which it is a party.

(d)           Unitholder agrees to at all times keep confidential and not divulge, furnish or make accessible to anyone (other than attorneys, accountants and financial advisors of ABE and IRF) any information regarding or relating to the signing of the Merger Agreement or the Closing until the public announcement of the Merger pursuant to the terms of the Merger Agreement and at that time shall only disclose information that is provided in the public announcement of the Merger.

(e)           Unitholder consents and agrees to the appointment of Glen Bode as Securityholders’ Representative pursuant to the Merger Agreement and to the indemnification obligations provided for in the Merger Agreement.

(f)            Unitholder agrees to indemnify and hold ABE harmless from any liability, loss or expense (including reasonable attorneys’ fees) if the Unitholder, alone or with others, defaults in any of the representations, warranties or covenants set forth in this Agreement.

3.             Release.

(a)           Unitholder, on behalf of Unitholder and its family members, affiliates, heirs, administrators, estates, employee benefit plans and their fiduciaries, predecessors, officers, directors, stockholders, agents, executors, personal representatives, successors and assigns, does hereby irrevocably release and forever discharge each of IRF, ABE, the Surviving Corporation and Merger Sub and each of their respective affiliates, heirs, administrators, estates, executors, personal representatives, successors and assigns (collectively, the “Released Parties”) from any and all actions, causes of action, claims, demands, debts, damages, costs, losses, penalties, attorneys’ fees, obligations, judgments, expenses, compensation, rights and liabilities of any nature whatsoever, in law or equity, whether known or unknown, contingent or otherwise (“Claims”), that Unitholder now has, may have ever had in the past or may have in the future against any of the Released Parties by reason of any act, omission, transaction, occurrence, conduct, circumstance, condition, harm, matter, cause or thing that has occurred or existed at any time from the beginning of time up to and including the date hereof, including, without limitation, any and all Claims that in any way arise from or out of, are based upon or relate to (i) Unitholder’s ownership or purported ownership of IRF Units, including any and all Claims that Unitholder may have against any of the Released Parties with respect thereto whether pursuant to any agreement or otherwise, (ii) any agreement between Unitholder and IRF or (iii) the negotiation or execution of the Merger

2

Agreement or any related agreement or the consummation of any of the transactions contemplated thereby; provided, however, that nothing contained in this Section 6 shall limit Unitholder’s rights as expressly provided in the terms of the Merger Agreement or any related agreement.

(b)           Unitholder further agrees that this release shall be effective on the date hereof and at the Effective Time.

(c)           Unitholder hereby waives each provision of any agreement to which Unitholder is a party that is or, with or without notice or lapse of time or both, would be inconsistent with or violated by (i) this Non-Competition Agreement, and/or (ii) the execution or delivery of the Merger Agreement or any related agreement or the consummation of the Merger or any of the other transactions contemplated by the Merger Agreement or any related agreement.  Unitholder hereby waives (or reaffirms a prior waiver with respect to, as the case may be) any pre-emptive rights or rights of first offer or similar rights that Unitholder may have under law, agreement or otherwise with respect to issuances by IRF of any securities, whether before or after the date hereof.

(d)           Unitholder agrees that, on or prior to the Effective Time, it will take all action reasonably requested by ABE to cause to be terminated, as of the Effective Time, any agreements whereby Unitholder purchased or acquired any rights in any IRF securities, including the agreements listed on Exhibit B attached hereto (if applicable to Unitholder).

4.             Miscellaneous.

(a)           This Agreement constitutes the entire agreement between the parties pertaining to the subject matter hereof other than the Merger Agreement and the Transaction Documents.  No waiver of any of the provisions of this Agreement shall be deemed, or shall constitute, a waiver of any other provision, whether or not similar, nor shall any waiver constitute a continuing waiver.  No waiver shall be binding unless executed in writing by the party making the waiver.

(b)           For the convenience of the parties hereto, this Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same document.

(c)           This Agreement shall be enforceable by, and shall inure to the benefit of and be binding upon, the parties hereto and their respective successors and assigns.  As used herein, the term “successors and assigns” shall mean, where the context so permits, heirs, executors, administrators, trustees and successor trustees, and personal and other representatives.

(d)           All notices, requests, consents and other communications required or permitted hereunder will be in writing and will be delivered, or sent by facsimile transmission, or mailed first-class postage prepaid, registered or certified mail, as follows:

if to Unitholder, to the address set forth on the signature page to this Agreement; and

if to ABE, to:

Advanced BioEnergy, LLC
137 North Eighth Street
Geneva, Nebraska  68361
Attn:  Chief Executive Officer
Fax:  (402) 759-3774

and such notices and other communications will for all purposes of this Agreement be treated as being effective or having been given if delivered personally, or, if sent by mail delivery service or facsimile, when received.  Any party may change its address for such communications by giving notice thereof to the other party in conformity with this Section.

3

(e)           This Agreement shall be governed and construed in accordance with the laws of the State of Minnesota without regard to any applicable conflicts of law.  In any action between the parties arising out of or relating to this Agreement or any of the transactions contemplated by this Agreement: (i) each of the parties irrevocably and unconditionally consents and submits to the exclusive jurisdiction and venue of the state and federal courts located in the State of Minnesota, (ii) if any such action is commenced in a state court, then, subject to applicable law, no party shall object to the removal of such action to any federal court located in Minnesota, (iii) each of the parties irrevocably waives the right to trial by jury, and (iv) each of the parties irrevocably consents to service of process by first-class certified mail, return receipt requested, postage prepaid, to the address at which such party is to receive notice in accordance with Section 7(d).

(f)            If one or more of the provisions of this Agreement are held to be contrary to the laws that govern this Agreement or the laws of any other competent jurisdiction, the parties hereto agree that the offending provision(s) shall be amended in such a way as may be necessary in order to maintain the contents of such clauses as closely as possible to the contents thereof originally intended by the parties.

(g)           Unitholder hereby acknowledges that the provisions of this Agreement are reasonable and necessary to protect the legitimate interests of ABE and that any violation of this Agreement by Unitholder will cause substantial and irreparable harm to ABE to such an extent that monetary damages alone would be an inadequate remedy therefor.  Unitholder represents and warrants that Unitholder is not subject to any other agreements prohibiting the performance of Unitholder’s obligations under this Agreement, including any non-competition agreement, except as set forth on Exhibit A.

Unitholder acknowledges and understands that the representations, warranties and covenants by Unitholder set forth herein shall be relied upon by ABE, and its affiliates and counsel, and that substantial losses and damages may be incurred by such persons if Unitholder’s representations, warranties or covenants herein are breached or are incorrect or untrue. Unitholder has carefully read this Agreement and the Merger Agreement and has had an opportunity to discuss the requirements of this Agreement and the Merger Agreement with Unitholder’s professional advisors to the extent Unitholder has deemed necessary.

(h)           Unitholder acknowledges that this Agreement is one of a number of substantially identical agreements being entered into between ABE and holders of IRF Units.  Unitholder agrees that any term of this Agreement may be amended upon the written consent of ABE and the holders of a majority of the then-outstanding ABE Units into which IRF Units were exchanged in connection with the Merger, and such amendment shall be binding on Unitholder and its permitted successors and assigns.

[Remainder of page intentionally left blank – signature page follows]

4

Executed as of the date shown on the first page of this Agreement.

ADVANCED BIOENERGY, LLC
a Delaware limited liability company

By:
Revis L. Stephenson III
Chief Executive Officer

UNITHOLDER:	Number IRF Units beneficially owned by Unitholder:

Signature:	(if joint shareholder)
Name:
Address:
Signature:
Name:

Signature Page

EXHIBIT E

David L. Simmons

dsimmons@drewrysimmons.com

*[         ], 2006

Advanced BioEnergy, LLC

137 North Eighth Street

Geneva, NE  68361

Re:	Agreement and Plan of Merger by and among Advanced BioEnergy, LLC, IRF Acquisition, LLC and Indiana Renewable Fuels, LLC

Ladies and Gentlemen:

We have acted as legal counsel to Indiana Renewable Fuels, LLC, an Indiana limited liability company (the “Company”), in connection with the execution and delivery of a certain Agreement and Plan of Merger by and among Advanced BioEnergy, LLC, IRF Acquisition, LLC and Indiana Renewable Fuels, LLC dated as of May 10, 2006 (the “Agreement”), providing for the merger of the Company into IRF Acquisition, LLC. All terms not otherwise defined herein shall have the meanings set forth in the Agreement.  This opinion is delivered to you in compliance with Section 8.2(g) of the Agreement.

In rendering this opinion, we have examined, among other things, the following agreements, instruments and documents (of even date herewith, unless otherwise indicated):

1.                                       The Agreement;

2.                                       The Voting Agreement;

3.                                       The Unitholders’ Agreement;

4.                                       The Escrow Agreement;

5.                                       The Non-Competition Agreement;

6.                                       The Board Observation Agreement;

7.                                       The Surviving Company Operating Agreement;

8.                                       The Articles of Organization, Operating Agreement and Corporate Resolutions of the Company;

9.                                       A Good Standing Certificate of the Company issued on May *[    ], 2006 by the Secretary of State of Indiana; and

10.                                 Such matters of law as we have considered necessary or appropriate for the expression of the opinion set forth herein.

A. ASSUMPTIONS

In connection with the opinions set forth below, we have made the following assumptions:

1.             We have relied solely upon the representations and warranties of the Company made in the Agreement as to questions of fact material to opinions expressed below. We have made no examination or investigation to verify the accuracy or completeness of any financial, accounting, statistical or other factual information and express no opinion with respect thereto.

2.             We have relied, without independent investigation, upon the Certificate of the Secretary of State of Indiana with respect to our opinions expressed below relating to the valid existence and good standing of the Company.

3.             We have assumed without investigation in rendering the opinion set forth below, (a) the genuineness of all signatures; (b) the authenticity of all documents submitted to us as copies; (c) the power or capacity of each of the parties to the Agreement (other than the Company) to enter into and perform their respective obligations thereunder.

B. OPINIONS

Based upon the foregoing Assumptions and the Qualifications set forth at the end of this opinion, we are of the opinion that:

1.             The Company is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Indiana.  The Company has the corporate power to own, lease and operate its properties and carry on its business as now being conducted.

2.             IRF has all requisite corporate power and authority to enter into the Agreement and all exhibits thereto (with the Merger Agreement, the “Transaction Documents”) to which it is a party and to consummate the transactions contemplated thereby.

3.             The execution and delivery of the Transaction Documents and the consummation of the transactions contemplated thereby have been duly authorized by all necessary corporate action of the Company. The Transaction Documents have been duly and validly executed and delivered, and assuming the due authorization, execution and delivery by the other parties thereto, will

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constitute valid and binding obligations of the Company, enforceable by the Company and against the Company in accordance with their respective terms.

4.             There are 726 membership units of the Company issued and outstanding, all of which have been duly authorized and validly issued and are fully paid and nonassessable.  These membership units constitute all of the equity interests in the Company. All outstanding membership units of the Company were issued in compliance with applicable federal and state securities laws.  There are no obligations, contingent or otherwise, of the Company to repurchase, redeem or otherwise acquire any of its membership units or make any investment (in the form of a loan, capital contribution or otherwise) in any other entity.

5.             No consent, approval, order or authorization of, or registration, declaration or filing with, any governmental entity is required by or with respect to the Company in connection with the execution and delivery of the Transaction Documents or the consummation by the Company or IRF Acquisition, LLC of the transactions contemplated thereby, except for (i) the filing of the Certificate of Merger with the Indiana Secretary of State, (ii) such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable federal and state securities laws, and (iii) such other consents, authorizations, filings, approvals and registrations that are listed on Section 3.3(c) of the Company’s disclosure schedule attached to the Merger Agreement (the “Disclosure Schedule”).

6.             The execution and delivery by the Company of the Transaction Documents do not, and the consummation of the transactions contemplated by the Transaction Documents will not, (i) conflict with, or result in any violation or breach of, any provision of the Articles of Organization or Operating Agreement of the Company, (ii) except as set forth in the Disclosure Schedule, result in any violation or breach of, or constitute (with or without notice or lapse of time, or both) a default (or give rise to a right of termination, cancellation or acceleration of any obligation or loss of any benefit) under any of the terms, conditions or provisions of any material contract to which the Company is a party or by which it or any of its properties or assets may be bound, (iii) conflict with or violate any foreign, federal, state, local or municipal laws, statutes, ordinances, regulations and rules, and all orders, writs, injunctions, awards, judgments and decrees applicable to the assets, properties and business of the Company, except, with respect to clause (iii), as would not have a material adverse effect on the Company, or (iv) give rise to any dissenters’ or appraisal rights under any federal, state or local laws, statutes, rules or regulations or the Company’s Operating Agreement.

7.             Except as set forth in the Disclosure Schedule, to our knowledge, there is no private or governmental action, suit, proceeding, claim, arbitration or investigation pending before any agency, court or tribunal, foreign or domestic, or, to our knowledge, threatened against the Company or any of its properties, or any of its employees, officers or directors (in their capacities as such).

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C. QUALIFICATIONS.

Our opinion regarding the enforceability of the Agreement and the documents contemplated thereby are subject to the qualifications that:

1.             Enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer, and other similar laws, now or hereafter in effect, and the remedies of specific performance and injunctive relief and other forms of equitable relief are subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

2.             This opinion letter is limited to the matters stated herein and no opinion is implied or may be inferred beyond the matters expressly stated.

3.             This opinion is being furnished to you for your own use, and no other use or distribution of this opinion may be made, nor may it be published or communicated to any person or entity, without our prior written consent in each instance.

4.             Our attorneys are admitted to the practice of law in the State of Indiana, and we render no opinion with respect to the law or requirements of any other state governing the transaction contemplated by the Agreement or the effect of any of such laws in the matters with respect to which opinions are given herein.

Sincerely,

DREWRY SIMMONS VORNEHM, LLP

David L. Simmons

c:  Glen Bode

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EXHIBIT F

OBSERVATION RIGHTS AGREEMENT

This Observation Rights Agreement (this “Agreement”) is dated *[           ], 2006, by and between Advanced BioEnergy, LLC, a Delaware limited liability company (the “Company”), and *[                                  ] (the “Observer”).

Recitals

A.            The Observer was previously a member of Indiana Renewable Fuels, LLC, an Indiana limited liability company (“IRF”).

B.            Pursuant to that certain Agreement and Plan of Merger by and among the Company, IRF Acquisition, LLC and IRF dated May 11, 2006, IRF Acquisition, LLC, a wholly owned subsidiary of the Company, merged into IRF, with IRF surviving.

C.            The Company wishes to permit the Observer to attend meetings of its Board of Directors.

Agreement

In consideration of the foregoing recitals and the mutual agreements contained herein, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereby agree as follows:

1.             Observation Rights.  The Company will provide notice to and allow the Observer to attend all regularly scheduled meetings of the Company’s Board of Directors in a nonvoting capacity.

2.             Termination.  The provisions of this Agreement will terminate when the Company or any of its subsidiaries completes construction of a 100 million gallon per year ethanol plant located near Rochester, Indiana, as determined in the sole discretion of the Company.

3.             Waivers, Amendments and Approvals.  Any term or provision of this Agreement requiring performance by or binding upon the Company or the Observer may be amended, and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only by a writing signed by the Company and the Observer.  Notwithstanding the foregoing, any party to this Agreement may waive any of its rights hereunder without the consent of the other party.

4.             Confidentiality.  The Observer may not disclose or use any information made known by virtue of notes, minutes or other materials provided by the Company or others at or in anticipation of or in connection with a meeting of the Company’s Board of Directors or provided in connection with attendance at a meeting of the Board of Directors, and the Observer will be subject to such other reasonable limitations and guidelines as may be adopted by the Company’s Board of Directors.  Notwithstanding the foregoing, the Company reserves the right to withhold information and to exclude the Observer from any meeting or portion thereof if the Company believes, as determined in good faith by its Board of Directors, that delivery of such information or attendance at such meeting by the Observer would adversely affect the attorney-client privilege between the Company and its counsel or could in any way be detrimental to the Company.

5.             Notices.  All notices, requests, consents and other communications required or permitted hereunder will be in writing and will be delivered, or sent by facsimile transmission, or mailed first-class postage prepaid, registered or certified mail, as follows:

if to the Observer, to:

*[

                                           ]

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if to the Company, to:

Advanced BioEnergy, LLC
137 North Eighth Street
Geneva, Nebraska  68361
Attn:  Chief Executive Officer
Fax:  (402) 759-3774

and such notices and other communications will for all purposes of this Agreement be treated as being effective or having been given if delivered personally, or, if sent by mail delivery service or facsimile, when received.  Any party may change its address for such communications by giving notice thereof to the other party in conformity with this Section 5.

6.             Entire Agreement.  This Agreement constitutes the entire understanding and agreement of the parties with respect to the subject matter hereof and thereof and supersedes all prior and contemporaneous agreements or understandings, inducements or conditions, express or implied, written or oral, between the parties with respect hereto and thereto.  The express terms hereof control and supersede any course of performance or usage of the trade inconsistent with any of the terms hereof.

7.             Governing Law; Choice of Forum.  This Agreement will be governed by, and construed in accordance with, the laws of the State of Minnesota.  The parties hereby irrevocably consent to the exclusive jurisdiction of the state and federal courts located in Hennepin County, Minnesota, in any actions arising out of or relating to this Agreement, and waive any other venue to which any party might be entitled by domicile or otherwise.

8.             Counterparts.  This Agreement may be executed by facsimile signature and in two or more counterparts, each of which will be deemed to be an original, but all of which taken together will constitute one and the same agreement.

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IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

ADVANCED BIOENERGY, LLC
a Delaware limited liability company

By:
Revis L. Stephenson III
Chief Executive Officer

OBSERVER:

Name:

Signature Page

EXHIBIT G

OPERATING AGREEMENT

OF

IRF ACQUISITION, LLC

This Operating Agreement (this “Agreement”) of IRF Acquisition, LLC is entered into by Advanced BioEnergy, LLC, a Delaware limited liability company, as the sole member (the “Member”), this *[        ] day of May 2006.

The Member, by execution of this Agreement, hereby forms a limited liability company pursuant to and in accordance with the Indiana Business Flexibility Act (Indiana Code Title 23, Article 18), as amended from time to time (the “Act”), and, intending that this Agreement constitute the operating and member control agreement of such company, hereby agrees as follows:

1.             Name.  The name of the limited liability company formed hereby is IRF Acquisition, LLC (the “Company”).

2.             Organization.  Revis L. Stephenson III, as the organizer, will execute, deliver and file the Articles of Organization with the Secretary of State of the State of Indiana.  The Member will execute, deliver and file any other certificates (and any amendments and/or restatements thereof) necessary for the Company to qualify to do business in any jurisdiction in which the Company may wish to conduct business.

3.             Purpose.  The Company is formed for the object and purpose of engaging in any lawful act or activity for which limited liability companies may be formed under the Act.

4.             Powers.  In furtherance of its purposes, but subject to all of the provisions of this Agreement, the Company shall have all of the powers specifically granted by the Act and all other powers necessary or convenient to its business and purposes.

5.             Principal Business Office.  The principal business office of the Company will be located at such location as may hereafter be determined by the Member.

6.             Registered Agent and Office.  The Company’s registered agent in Indiana will be CT Corporation System, and the address of the registered office will be 251 East Ohio Street, Suite 1100, Indianapolis, Indiana 46204.  The Member may designate a different registered agent and office at any time.

7.             Member.  The name and the mailing address of the Member is Advanced BioEnergy, LLC, 137 North Eighth Street, Geneva, Nebraska 68361.

8.             Limited Liability.  Except as otherwise provided by the Act, the debts, obligations and liabilities of the Company, whether arising in contract, tort or otherwise, shall be solely the debts, obligations and liabilities of the Company, and the Member shall not be obligated personally for any such debt, obligation or liability of the Company solely by reason of being a member of the Company.

9.             Capital Contributions.  The Member is deemed admitted as the Member of the Company upon its execution and delivery of this Agreement.  The Member has contributed $100, in cash, and no other property, to the Company.

10.           Additional Contributions.  The Member is not required to make any additional capital contribution to the Company.  However, the Member may make additional capital contributions to the Company.

11.           Allocation of Profits and Losses.  The Company’s profits and losses will be allocated to the Member.

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12.           Distributions.  Distributions will be made to the Member at the times and in the aggregate amounts determined by the Member.  Notwithstanding any provision to the contrary contained in this Agreement, the Company will not make a distribution to the Member on account of its interest in the Company if such distribution would violate the Act or other applicable law.

13.           Management.

a.             In accordance with the Act, management of the Company will be vested in the Member.  The Member will have the power to do any and all acts necessary, convenient or incidental to or for the furtherance of the purposes described herein, including all powers, statutory or otherwise, possessed by members of a limited liability company under the laws of the State of Indiana.  Only the Member will have the authority to bind the Company.

b.             The Board of Directors (the “Board”) will advise the Member on the conduct of the Company’s business, but all decisions or recommendations made by the Board are subject to the Member’s review and consent.

(i)            The Board will initially consist of nine directors, and the Member may increase or decrease that number at any time after construction of a 100 million gallon per year ethanol plant located in Indiana is completed, as determined in the Member’s sole discretion.

(ii)           All directors will be elected by the Member.  At least seven of the initial directors will be former members of Indiana Renewable Fuels, LLC, an Indiana limited liability company, which may not be changed (x) unless at least seven former members of Indiana Renewable Fuels no longer wish to serve on the Board or (y) until after construction of a 100 million gallon per year ethanol plant located in Indiana is completed, as determined in the Member’s sole discretion.

(iii)          Meetings of the Board will be held at such times and places as will from time to time be determined by the directors or the Member.  Meetings of the Board may be called by any two or more directors or the Member.

(iv)          If the date, time and place of a meeting of the Board have been announced at a previous meeting, no notice is required.  In all other cases, two days’ written notice of meetings, stating the date, time and place thereof, will be given to each director.  Any director may waive notice of any meeting.  A waiver of notice by a director is effective whether given before, at or after the meeting and whether given orally, in writing or by attendance.  The attendance of a director at any meeting will constitute a waiver of notice of such meeting, unless such director objects at the beginning of the meeting to the transaction of business on the grounds that the meeting is not properly called or convened and does not participate thereafter in the meeting.

(v)           The directors may participate in any meeting of the Board by means of telephone conference or similar means of communication by which all persons participating in the meeting can simultaneously hear one another.

(vi)          Not less than 50% of the directors authorized to vote on a matter as provided by this Agreement will constitute a quorum for the transaction of business at any Board meeting.  Each director will have one vote at Board meetings.  The Board will take action by the vote of a majority of the number of directors constituting a quorum as provided by this Agreement.

(vii)         Any action permitted to be taken by the Board may also be taken by a written action signed by a majority of the directors authorized to vote on the matter as provided by this Agreement.

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14.           Delegation of Authority.  The Member has the authority to delegate to any person all or any of its powers pursuant to this Agreement.  Any delegation pursuant to this Section 14 may be revoked at any time by the Member.

15.           Other Business.  The Member may engage in or possess an interest in other business ventures (unconnected with the Company) of every kind and description, independently or with others.  The Company will not have any rights in or to such independent ventures or the income or profits therefrom by virtue of this Agreement.

16.           Assignments.  The Member may assign in whole or in part its limited liability company interest by written consent.  If the Member transfers all or any part of its interest in the Company pursuant to this Section, the transferee will be admitted to the Company upon its execution of an instrument signifying its agreement to be bound by the terms and conditions of this Agreement.  If the Member transfers all of its interest in the Company pursuant to this Section, such admission will be deemed effective immediately prior to the transfer, and, immediately following such admission, the transferor Member will cease to be a member of the Company.

17.           Admission of Additional Members.  One or more additional members of the Company may be admitted to the Company with the written consent of the Member.

18.           Dissolution.

a.             The Company will dissolve upon the first to occur of the following: (i) the written consent of the Member, (ii) the entry of a decree of judicial dissolution under the Act, (iii) if the membership of the last or sole member terminates and the legal representative of that last or sole member does not agree in writing to continue the business of the Company and cause the Company to admit at least one member within 90 days after the termination, (iv) a merger in which the Company is not the surviving organization, or (v) when terminated by the Indiana Secretary of State under the Act.

b.             In the event of dissolution, the Company will be wound up in accordance with the Act.

19.           Separability of Provisions.  Each provision of this Agreement will be considered separable and if for any reason any provision or provisions herein are determined to be invalid, unenforceable or illegal under any existing or future law, such invalidity, unenforceability or illegality will not impair the operation of or affect those portions of this Agreement that are valid, enforceable and legal.

20.           Entire Agreement.  This Agreement constitutes the entire agreement of the Member with respect to the subject matter hereof.

21.           Governing Law.  This Agreement will be governed by, and construed under, the laws of the State of Indiana (without regard to conflict of laws principles), all rights and remedies being governed by said laws.

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IN WITNESS WHEREOF, the undersigned, intending to be legally bound hereby, has duly executed this Agreement as of the date first above stated.

ADVANCED BIOENERGY, LLC

By:
Name:
Its:

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